UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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FedEx Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of 2018
Annual Meeting
of Stockholders

Monday, September 24, 2018
8:00 a.m. local time

FedEx Express World Headquarters
Auditorium
3670 Hacks Cross Road, Building G
Memphis, Tennessee 38125

Our solutions connect people and possibilities.

At FedEx, we believe that a connected world is a better world, and that belief guides everything we do.

With networks that span billions of people across six continents, delivering is our business. It’s also our responsibility to deliver the resources that improve the lives of those we serve.

When we help businesses of all sizes access new markets, they grow and create jobs that boost standards of living in our communities. Investments in safer and more sustainable transportation improve our own footprint and make our communities more livable. A more connected world sparks innovation when shared ideas, goods and technologies interact to transform how we live and work.

We believe a connected world is a prosperous and sustainable world. And we aim to multiply opportunities.

Learn more about FedEx

2018 Annual Report* http://investors.fedex.com/ financial-information/ annual-reports/default.aspx	2018 Global Citizenship Report* http://csr.fedex.com

*	The information on the Annual Report and Global Citizenship Report web pages is not incorporated by reference into, and does not form part of, this proxy statement.

Notice of Annual Meeting of Stockholders

Logistics

Date and Time
Monday, September 24, 2018, at 8:00 a.m. local time
Location
The Auditorium FedEx Express World Headquarters, 3670 Hacks Cross Road, Building G, Memphis, Tennessee 38125
Who Can Vote
Stockholders of record at the close of business on July 30, 2018, may vote at the meeting or any postponements or adjournments of the meeting.

How to Cast Your Vote

If you are a registered stockholder, you can vote by any of the following methods:

Online
www.investorvote.com/FEDX through 9/23/2018
By phone
1-800-652-VOTE (8683) through 9/23/2018
Proxy card
Completing, signing and returning your proxy card
In person
With a ticket obtained upon advance registration and valid photo identification

If you are a beneficial owner, please follow the instructions provided by your bank or broker to vote your shares. In order to vote at the meeting, you must obtain a legal proxy from your bank or broker and bring it with you to hand in with your signed ballot.

Items of Business
Voting Proposal	Board Recommenadation
Proposal 1 Elect the twelve nominees named in the proxy statement as FedEx directors	FOR each director nominee
Proposal 2 Hold an advisory vote to approve named executive officer compensation	FOR
Proposal 3 Ratify the appointment of Ernst & Young LLP as FedEx’s independent registered public accounting firm for fiscal year 2019	FOR
Proposals 4-6 Act upon three stockholder proposals, if properly presented at the meeting	AGAINST

Stockholders also will consider any other matters that may properly come before the meeting.

Members of FedEx’s management team will be present at the meeting to respond to appropriate questions from stockholders.

Annual Meeting Admission

If you plan to attend the annual meeting in person, you must register by 11:59 p.m. Eastern time on Thursday, September 20, 2018. See page 89 of the proxy statement for information on how to register in advance to attend the meeting.

If you attend the annual meeting in person, you will need to present your admission ticket, which you will receive in advance, and a valid government-issued photo identification.

Please Vote Your Shares

Your vote is very important. Please vote your shares whether or not you plan to attend the meeting.

We look forward to your attendance at the annual meeting either in person or by proxy.

By order of the Board of Directors,

MARK R. ALLEN
Executive Vice President,
General Counsel and Secretary

August 13, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 24, 2018: The following materials are available on the Investor Relations page of the FedEx website at http://investors.fedex.com:

►	The Notice of Annual Meeting of Stockholders to be held September 24, 2018;
►	FedEx’s 2018 Proxy Statement; and
►	FedEx’s Annual Report to Stockholders for the fiscal year ended May 31, 2018.

A Notice Regarding the Internet Availability of Proxy Materials or the proxy statement, form of proxy and accompanying materials are first being sent to stockholders on or about August 13, 2018.

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Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find further information in this proxy statement.

PROPOSAL 1

Election of Directors

Your Board of Directors recommends that you vote “FOR” the election of each of the twelve nominees
See page 7

			Committees
Nominee and position	Age	Director since	AC	CC	ITOC	NGC	Other public directorships
FREDERICK W. SMITH Chairman and Chief Executive Officer of FedEx Corporation	74	1971
JOHN A. EDWARDSON Independent Former Chairman and Chief Executive Officer of CDW Corporation	69	2003					Chubb Limited, Rockwell Collins, Inc.
MARVIN R. ELLISON Independent President and Chief Executive Officer of Lowe’s Companies, Inc.	53	2014					Lowe’s Companies, Inc.
SUSAN PATRICIA GRIFFITH Independent President and Chief Executive Officer of The Progressive Corporation	53	2018					The Progressive Corporation
JOHN C. (“CHRIS”) INGLIS Independent Professor at the U.S. Naval Academy	63	2015			*		Huntington Bancshares Inc., KEYW Corp.
KIMBERLY A. JABAL Independent Chief Financial Officer of Weebly	49	2013					SVB Financial Group
SHIRLEY ANN JACKSON Independent President of Rensselaer Polytechnic Institute	72	1999					International Business Machines Corporation, Medtronic, Inc., Public Service Enterprise Group Incorporated
R. BRAD MARTIN Independent Chairman of RBM Venture Company	66	2011					Chesapeake Energy Corporation (Chairman)
JOSHUA COOPER RAMO Independent Vice Chairman, Co-Chief Executive Officer, Kissinger Associates, Inc.	49	2011					Starbucks Corporation
SUSAN C. SCHWAB Independent Professor at the University of Maryland School of Public Policy	63	2009					The Boeing Company, Caterpillar Inc., Marriott International, Inc.
DAVID P. STEINER Lead Independent Director Former Chief Executive Officer of Waste Management, Inc.	58	2009					Vulcan Materials Company
PAUL S. WALSH Independent Chairman of Compass Group PLC	63	1996					Avanti Communications Group plc (Chairman), Compass Group PLC (Chairman), RM2 International S.A., TPG Pace Holdings Corp.
*	If elected, Mr. Inglis will replace James L. Barksdale, who is retiring as a director immediately before this year’s annual meeting, as Chairman of ITOC.	AC: Audit Committee	C Chair
		CC: Compensation Committee	M Member
ITOC: Information Technology Oversight Committee
NGC: Nominating & Governance Committee

2	2018 PROXY STATEMENT

PROXY STATEMENT SUMMARY – DIRECTOR NOMINEE HIGHLIGHTS

Director Nominee Highlights

Diversity of Tenure, Age, Gender and Background

INDEPENDENT DIRECTOR NOMINEE TENURE*
9 years AVERAGE INDEPENDENT DIRECTOR NOMINEE TENURE

4 NEWER DIRECTORS (5 YEARS OR LESS)	4 MEDIUM–TENURED DIRECTORS (6 TO 9 YEARS)	4 EXPERIENCED DIRECTORS (10 YEARS OR MORE)
AGE*
61 years AVERAGE AGE

2 DIRECTORS 45 TO 50 YEARS	3 DIRECTORS 51 TO 60 YEARS	5 DIRECTORS 61 TO 70 YEARS	2 DIRECTORS OVER 70 YEARS
BOARD REFRESHMENT
In the past 5 years:
4 NEW DIRECTORS HAVE JOINED OUR BOARD	4 DIRECTORS HAVE RETIRED FROM OUR BOARD**
DIVERSITY

33% FEMALE	17% ETHNICALLY DIVERSE

Director Experience, Qualifications, Attributes and Skills

The Board believes that it is desirable that the following experience, qualifications, attributes and skills be possessed by one or more of FedEx’s Board members because of their particular relevance to the company’s business and structure, and these were all considered by the Board in connection with this year’s director nomination process:

TRANSPORTATION	6 DIRECTORS
INTERNATIONAL	7 DIRECTORS
FINANCIAL	6 DIRECTORS
MARKETING	4 DIRECTORS
TECHNOLOGICAL	5 DIRECTORS
ENERGY	4 DIRECTORS
GOVERNMENT	5 DIRECTORS
LEADERSHIP	12 DIRECTORS

*	As of August 13, 2018.
**	Including James L. Barksdale, who is retiring as a director immediately before this year’s annual meeting.

Corporate Governance Highlights

You can find detailed information about our corporate governance policies and practices in the Corporate Governance Matters section of this proxy statement. You can also access our corporate governance documents in the Governance & Citizenship section of the Investor Relations page of our website at http://investors.fedex.com.

Corporate Governance Facts

Proxy Access Majority Voting for Directors Annual Election of All Directors Diverse Board Annual Board and Committee Self-Evaluations	Lead Independent Director Independent Directors Meet Regularly Without Management Present Annual Independent Director Evaluation of Chairman and CEO	Code of Business Conduct and Ethics Applicable to Directors Nominating & Governance Committee Composed of Independent Directors Stock Ownership Goal for Directors and Senior Officers
Separate Chairman & CEO

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PROXY STATEMENT SUMMARY – PROPOSAL 2

PROPOSAL 2

Advisory Vote to Approve Named Executive Officer Compensation

Your Board of Directors recommends that you vote “FOR” this proposal
See page 31

Executive Compensation Highlights

Our executive compensation program is designed not only to retain and attract highly qualified and effective executives, but also to motivate them to substantially contribute to FedEx’s future success for the long-term benefit of shareowners and reward them for doing so. We believe there should be a strong relationship between pay and corporate performance, and our executive compensation program reflects this belief.

In the 2017 advisory vote, 95.9% of the voted shares supported the compensation of our named executive officers.

Elements of Compensation

The elements of target total direct compensation for fiscal 2018 are presented below.

Element and Fiscal 2018 Average NEO Target Pay Mix*	Description and Metrics
Base Salary	Fixed cash income to retain and attract highly marketable executives in a competitive market for executive talent.
Performance-Based AIC

Annual cash incentive program designed to motivate our executives to achieve annual financial goals and other business objectives and reward them accordingly. Total amount paid is based on:

►Achievement of adjusted consolidated operating income objective and individual performance goals

Restricted Stock**

Annual equity incentive awards designed to further align the interests of our executives with those of our shareowners by facilitating significant ownership of FedEx stock by the officers. The number of options and shares of restricted stock awarded is primarily based on:

►An officer’s position and level of responsibility

Stock Options
Performance-Based LTI

Long-term cash incentive program designed to motivate management to build long-term shareowner value and reward them accordingly. Total amount paid is based on:

►Achievement of aggregate EPS goals for the preceding three-fiscal-year period

*	See page 36 for individual fiscal 2018 target total direct compensation components.

**	This average excludes our Chairman and CEO because restricted stock was not a component of his fiscal 2018 compensation. As a result, the percentages included in this table do not sum to 100%.

4	2018 PROXY STATEMENT

PROXY STATEMENT SUMMARY – PROPOSAL 3

PROPOSAL 3

Ratify the Appointment of Ernst & Young LLP as FedEx’s Independent Registered Public Accounting Firm

Your Board of Directors recommends that you vote “FOR” this proposal
See page 71

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm and has specific policies in place to ensure its independence. The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”) to serve as FedEx’s independent registered public accounting firm for fiscal 2019. Ernst & Young has been our independent registered public accounting firm since 2002.

Fees paid to Ernst & Young for fiscal 2018 and 2017 are detailed on page 74.

Representatives of Ernst & Young will be present at the meeting, will be given the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

PROPOSALS 4 – 6

Three Stockholder Proposals, if properly presented

Your Board of Directors recommends that you vote “AGAINST” each of these proposals
See pages 78 – 85

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2018 Proxy Statement

6	2018 PROXY STATEMENT

Corporate Governance Matters

PROPOSAL 1

Election of Directors

All of FedEx’s directors are elected at each annual meeting of stockholders and hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. The Board of Directors currently consists of thirteen members. Consistent with FedEx’s policy that a director retire immediately before the annual meeting during the calendar year in which he or she turns age 75, James L. Barksdale is retiring as a director immediately before this year’s annual meeting and the Board did not nominate him for reelection (for additional information, please see “— Board Processes and Policies — Director Mandatory Retirement”). The Board proposes that each of the other current directors be reelected to the Board. Susan Patricia Griffith was initially elected as a director by the Board in March 2018. Frederick W. Smith, FedEx’s Chairman and Chief Executive Officer, and the members of the Nominating & Governance Committee recommended Ms. Griffith as a nominee.

Effective upon the retirement of Mr. Barksdale, the size of the Board will be decreased to twelve members. Each of the nominees elected at this annual meeting will hold office until the annual meeting of stockholders to be held in 2019 and until his or her successor is duly elected and qualified.

Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders may vote your shares for the substitute nominee.

Under FedEx’s majority-voting standard, each of the twelve director nominees must receive more votes cast “for” than “against” his or her election in order to be elected to the Board. For more information, please see “— Process for Selecting Directors — Nomination Process — Majority-Voting Standard for Director Elections.”

Your Board of Directors recommends that you vote “FOR” the election of each of the twelve nominees.

Process for Selecting Directors

The Board is responsible for recommending director candidates for election by the stockholders and for electing directors to fill vacancies or newly created directorships. The Board has delegated the screening and evaluation process for director candidates to the Nominating & Governance Committee, which identifies, evaluates and recruits highly qualified director candidates and recommends them to the Board.

Experience, Qualifications, Attributes and Skills

The Nominating & Governance Committee seeks director nominees with the skills and experience needed to properly oversee the interests of the company. The Committee carefully evaluates each candidate to ensure that he or she possesses the experience, qualifications, attributes and skills that the Committee has found are necessary for an effective board member. These crucial qualities include, among others:

►The highest level of personal and professional ethics, integrity and values; ►Practical wisdom and mature judgment;	►An inquiring and independent mind; ►Expertise that is useful to FedEx and complementary to the background and experience of other Board members; and	►Willingness to represent the best interests of all stockholders and objectively appraise management performance.

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CORPORATE GOVERNANCE MATTERS – PROCESS FOR SELECTING DIRECTORS

In addition to the qualifications that each director nominee must have, the Board believes that one or more of FedEx’s Board members should possess the experience and expertise listed below because of their particular relevance to the company’s business and structure. These were all considered by the Board in connection with this year’s director nomination process.

TRANSPORTATION INDUSTRY EXPERIENCE	FINANCIAL EXPERTISE	TECHNOLOGICAL EXPERTISE	GOVERNMENT EXPERIENCE
INTERNATIONAL EXPERIENCE	MARKETING EXPERTISE	ENERGY EXPERTISE	LEADERSHIP EXPERIENCE

Diversity: The Board is committed to diversity and inclusion and is always looking for highly qualified candidates, including women (Ms. Griffith, Ms. Jabal, Dr. Jackson and Ambassador Schwab) and minorities (Dr. Jackson and Mr. Ellison), who meet our criteria. The Board seeks, and believes it has found in this group of nominees, a diverse blend of experience and perspectives, institutional knowledge and personal chemistry, and directors who will provide sound and prudent guidance with respect to all of FedEx’s operations and interests.

Nomination Process

NOMINATION OF DIRECTOR CANDIDATES

The Nominating & Governance Committee identifies, evaluates and recruits director candidates, considers the advisability of any additional or replacement director, and recommends director nominees to the Board as follows:

The Committee considers potential candidates for director that may be proposed by current directors, management, professional search firms, stockholders or other persons. The Committee has also engaged a third-party executive search firm to assist in identifying potential director candidates. The Committee considers and evaluates a director candidate recommended by a stockholder in the same manner as a nominee recommended by a Board member, management, search firm or other sources.

If the Nominating & Governance Committee determines that an additional or replacement director is necessary or advisable, the Nominating & Governance Committee may take such measures that it considers appropriate in connection with its evaluation of a potential director candidate, including interviewing the candidate, engaging an outside firm to gather additional information and making inquiries of persons with knowledge of the candidate’s qualifications and character.

In its evaluation of potential director candidates, including the members of the Board of Directors eligible for reelection, the Nominating & Governance Committee considers the current size, composition and needs of the Board of Directors and each of its committees.

FOUR NEW, INDEPENDENT, HIGHLY QUALIFIED DIRECTORS HAVE JOINED THE FEDEX BOARD IN THE PAST FIVE YEARS.

PROXY ACCESS

In March 2016, the Board of Directors amended our bylaws to implement proxy access. Prior to the Board’s adoption of the proxy access bylaw, we consulted with many of our largest institutional stockholders in order to understand their views and policies regarding proxy access, including the specific provisions they considered important. We spoke with, or otherwise received feedback from, representatives of stockholders owning nearly half of our then-outstanding shares. We also spoke with a representative of the proponent of the proxy access stockholder proposal that was approved at our 2015 annual meeting of stockholders.

8	2018 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS – PROCESS FOR SELECTING DIRECTORS

Substantially all of these stockholders indicated their support for a proxy access bylaw with terms consistent with those now included in our Bylaws, which are as follows:

a 3% ownership threshold and 3-year holding period requirement	a cap on the number of director nominees at 2 or 20% of the board, whichever is greater	a stockholder group aggregation limit of 20

Based on this feedback from our stockholders, and the Board’s assessment of the relative merits of the various proxy access formulations, our Board of Directors approved amendments to our Bylaws to implement proxy access consistent with the terms set forth above, which it determined to be in the best interests of our stockholders. Our Bylaws are available in the Governance & Citizenship section of the Investor Relations page of our website at http://investors.fedex.com.

STOCKHOLDER NOMINATIONS

The Nominating & Governance Committee will consider director nominees proposed by stockholders. To recommend a prospective director candidate for the Nominating & Governance Committee’s consideration, stockholders may submit the candidate’s name, qualifications, including whether the candidate satisfies the requirements set forth in our Corporate Governance Guidelines and discussed in “— Process for Selecting Directors — Experience, Qualifications, Attributes and Skills,” and other relevant biographical information in writing to: FedEx Corporation Nominating & Governance Committee, c/o Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120. FedEx’s Bylaws require stockholders to give advance notice of stockholder proposals, including nominations of director candidates. For more information, please see “Stockholder Proposals and Director Nominations for 2019 Annual Meeting.”

MAJORITY-VOTING STANDARD FOR DIRECTOR ELECTIONS

FedEx’s Bylaws require that we use a majority-voting standard in uncontested director elections and contain a resignation requirement for directors who fail to receive the required majority vote. The Bylaws also prohibit the Board from changing back to a plurality-voting standard without the approval of our stockholders. Under the majority-voting standard, a director nominee must receive more votes cast “for” than “against” his or her election in order to be elected to the Board. In accordance with the majority-voting standard and resignation requirement, each director who is standing for reelection at the annual meeting has tendered an irrevocable resignation from the Board of Directors that will take effect if (i) the director does not receive more votes cast “for” than “against” his or her election at the annual meeting, and (ii) the Board accepts the resignation. FedEx’s Bylaws require the Board of Directors, within 90 days after certification of the election results, to accept the director’s resignation unless there is a compelling reason not to do so and to promptly disclose its decision (including, if applicable, the reasons for rejecting the resignation) in a filing with the Securities and Exchange Commission (“SEC”).

Process for Training and Evaluating Directors

New Director Orientation

FedEx has a New Director Orientation Program that enables new members of the Board to quickly become active, knowledgeable and effective Board members. The program includes, among other things, individual meetings with key members of the Board and executive management, facility tours, and attendance at committee meetings of each Board committee of which the new director is not a member. The process is tailored to take into account the individual needs of each new director.

The Nominating & Governance Committee is responsible for overseeing the New Director Orientation Program. The Executive Vice President, General Counsel and Secretary is responsible for administering the program and reporting to the Nominating & Governance Committee the status of the orientation process with respect to each new director. The orientation process is designed to provide new directors with comprehensive information about the company’s business, financial performance and compensation practices, as well as the policies, procedures and responsibilities of the Board and its committees.

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CORPORATE GOVERNANCE MATTERS – PROCESS FOR TRAINING AND EVALUATING DIRECTORS

Continuing Director Education

FedEx provides continuing director education through individual speakers who make relevant presentations in connection with in-person Board meetings, which generally occur four times per year. The company receives feedback from the directors on potential topics that would be useful for these presentations. In addition to facilitating these customized in-house programs, FedEx monitors pertinent developments in director education and recommends certain relevant outside programs for Board Committee chairpersons to attend. The Nominating & Governance Committee reviews the company’s director education process on an annual basis to ensure the continuing education provided remains relevant and helpful.

Board and Committee Evaluations

The Nominating & Governance Committee oversees an annual performance evaluation of each committee of the Board and the Board of Directors as a whole. There is also a process for individual director evaluations.

The Nominating & Governance Committee reviews and discusses the evaluation results for each committee and the Board of Directors as a whole. Each committee discusses its annual evaluation results and the chairperson reports the results to the Board of Directors and identifies any opportunities to improve the effectiveness of the committee. The chairperson of the Nominating & Governance Committee also reports to the Board of Directors the results of the full Board and, as appropriate, any individual director evaluations.

As part of the evaluation process, our directors consider the Board’s processes to ensure, among other things, that its leadership structure remains effective, that Board and committee meetings are conducted in a manner that promotes candid and constructive dialogue and that sufficient time has been allocated for such meetings.

Nominees for Election to the Board

Below you will find each nominee’s biography along with other pertinent information, including a selection of each Board nominee’s skills and qualifications. Following the biographies, we have included a chart that exhibits the collective experience, qualifications, attributes and skills of our Board nominees.

FREDERICK W. SMITH
AGE	DIRECTOR SINCE	COMMITTEES	OTHER PUBLIC COMPANY DIRECTORSHIPS
74	1971	NONE	NONE

Mr. Smith is the company’s founder and has been Chairman and Chief Executive Officer of FedEx since 1998 and Chairman of FedEx Express since 1975. Mr. Smith was President of FedEx from 1998 through January 2017. He was Chairman, President and Chief Executive Officer of FedEx Express from 1983 to 1998, Chief Executive Officer of FedEx Express from 1977 to 1998, and President of FedEx Express from 1971 to 1975.

SKILLS AND QUALIFICATIONS

TRANSPORTATION INDUSTRY		ENERGY	INTERNATIONAL
Founder of our company and the pioneer of the express transportation industry.		Co-chairman of the Energy Security Leadership Council.	Leads our multinational company and has served on the board of the Council on Foreign Relations and as chairman of the U.S.-China Business Council and the French-American Business Council.

10	2018 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS – NOMINEES FOR ELECTION TO THE BOARD

JOHN A. EDWARDSON INDEPENDENT
AGE	DIRECTOR SINCE	COMMITTEES	OTHER PUBLIC COMPANY DIRECTORSHIPS
69	2003	AUDIT (CHAIRMAN)	CHUBB LIMITED AND
ROCKWELL COLLINS, INC.

Mr. Edwardson is the former Chairman and Chief Executive Officer of CDW Corporation, a provider of technology products and services, serving as Chief Executive Officer from 2001 to September 2011 and as Chairman from 2001 to December 2012. He was Chairman and Chief Executive Officer of Burns International Services Corporation, a provider of security services, from 1999 to 2000. He was President and Chief Operating Officer of UAL Corporation (the parent company of United Air Lines, Inc.), an airline, from 1995 to 1998. He is a former director of CDW Corporation.

SKILLS AND QUALIFICATIONS

FINANCIAL		TECHNOLOGICAL	TRANSPORTATION INDUSTRY/INTERNATIONAL
Former CFO of two public companies.		Former CEO of a technology products and services provider.	Former President and COO of a major airline.

MARVIN R. ELLISON INDEPENDENT
AGE	DIRECTOR SINCE	COMMITTEES	OTHER PUBLIC COMPANY DIRECTORSHIPS
53	2014	COMPENSATION	LOWE’S COMPANIES, INC.
INFORMATION TECHNOLOGY OVERSIGHT
NOMINATING & GOVERNANCE

Mr. Ellison serves as President and Chief Executive Officer and a director of Lowe’s Companies, Inc., a home improvement retailer, positions he has held since July 2018. Mr. Ellison served as Chairman of J. C. Penney Company, Inc., an apparel and home furnishings retailer, from August 2016 until May 2018, and Chief Executive Officer from August 2015 through May 2018. He served as President and CEO-Designee of J. C. Penney from November 2014 through July 2015. From August 2008 through October 2014, Mr. Ellison served as Executive Vice President – U.S. Stores of The Home Depot, Inc., a home improvement specialty retailer. From June 2002 to August 2008, he served in a variety of operational roles at The Home Depot, including as President – Northern Division and as Senior Vice President – Global Logistics. Prior to joining The Home Depot, Mr. Ellison spent 15 years at Target Corporation in a variety of operational roles. He is a former director of J. C. Penney Company, Inc. and H&R Block, Inc.

SKILLS AND QUALIFICATIONS

MARKETING		LEADERSHIP	TRANSPORTATION INDUSTRY
Gained marketing expertise through his executive experience at The Home Depot and J. C. Penney.		Significant executive leadership experience gained from executive positions held at The Home Depot and J. C. Penney.

Served in a variety of logistics roles during his career, including as Senior Vice President – Global Logistics at The Home Depot. Also has significant e-commerce experience due to his executive positions held at J. C. Penney and The Home Depot.

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CORPORATE GOVERNANCE MATTERS – NOMINEES FOR ELECTION TO THE BOARD

SUSAN PATRICIA GRIFFITH INDEPENDENT
AGE	DIRECTOR SINCE	COMMITTEES	OTHER PUBLIC COMPANY DIRECTORSHIPS
53	2018	INFORMATION TECHNOLOGY OVERSIGHT	THE PROGRESSIVE CORPORATION
NOMINATING & GOVERNANCE

Ms. Griffith currently serves as President and Chief Executive Officer of The Progressive Corporation, a leading property and casualty insurance company, positions she has held since July 2016. Prior to being named President and Chief Executive Officer, Ms. Griffith served as Personal Lines Chief Operating Officer from April 2015 through June 2016 and Vice President from May 2015 through June 2016. She joined Progressive as a claims representative in 1988 and has served in many key leadership positions during her tenure. Ms. Griffith held several managerial positions in the Claims division before being named Chief Human Resources Officer in 2002. In 2008, she returned to the Claims division as the group president, and prior to being named Personal Lines Chief Operating Officer, she was President of Customer Operations from April 2014 to March 2015. Ms. Griffith was named one of FORTUNE magazine’s “Most Powerful Women in Business” in 2016 and 2017. She is a former director of The Children’s Place, Inc.

SKILLS AND QUALIFICATIONS

MARKETING		LEADERSHIP	TECHNOLOGICAL
Extensive executive and managerial experience in an industry that emphasizes distinctive advertising and marketing campaigns.		Has held a series of executive leadership positions at The Progressive Corporation, including her role as President and CEO.	Executive and managerial experience at a company that relies heavily on its ability to adapt to change, innovate, develop, and implement new applications and other technologies.

12	2018 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS – NOMINEES FOR ELECTION TO THE BOARD

JOHN C. (“CHRIS”) INGLIS INDEPENDENT
AGE	DIRECTOR SINCE	COMMITTEES		OTHER PUBLIC COMPANY DIRECTORSHIPS
63	2015	COMPENSATION		HUNTINGTON BANCSHARES INC.
		INFORMATION TECHNOLOGY OVERSIGHT		AND KEYW CORP.
NOMINATING & GOVERNANCE

Mr. Inglis is currently a Visiting Professor of Cyber Studies at the U.S. Naval Academy. He previously served for 28 years at the National Security Agency as a computer scientist and operational manager, retiring in 2014 as the Agency’s Deputy Director and senior civilian leader. In this role, he acted as the NSA’s chief operating officer responsible for guiding and directing strategies, operations and policy. Prior to joining the NSA, Mr. Inglis had nine years of active duty service as an officer and pilot in the U.S. Air Force, followed by twenty-one years with the Air National Guard, from which he retired as a Brigadier General.

SKILLS AND QUALIFICATIONS

TRANSPORTATION INDUSTRY		INTERNATIONAL	TECHNOLOGICAL	GOVERNMENT/LEADERSHIP
Commanded USAF C-130 tactical airlift units at the Squadron and Group level, holds the rating of USAF Command Pilot and has more than 20 years of experience piloting USAF C-141 and C-130 aircraft.

Has extensive experience conducting intelligence liaison as a senior representative of the U.S. government, including three years as the U.S. Special Liaison to the United Kingdom at U.S. Embassy London.

Serves on technical advisory boards across the private and public sectors, which includes service on numerous U.S. Department of Defense Science Board Studies. Holds graduate degrees in engineering and computer science from Columbia, Johns Hopkins, and George Washington Universities.

Served for 17 years as a senior executive in the U.S. Department of Defense, including seven and one-half years as the Deputy Director and Chief Operating Officer of the NSA. He currently serves as a member of the Strategic Advisory Groups for U.S. Strategic Command and the Director of National Intelligence.

KIMBERLY A. JABAL INDEPENDENT
AGE	DIRECTOR SINCE	COMMITTEES	OTHER PUBLIC COMPANY DIRECTORSHIPS
49	2013	AUDIT	SVB FINANCIAL GROUP
		INFORMATION TECHNOLOGY OVERSIGHT

Ms. Jabal currently is the Chief Financial Officer of Weebly, a small business software company recently acquired by Square, Inc. Prior to joining Weebly in November 2015, she served as Chief Financial Officer of Kong Technologies, Inc. (formerly Path, Inc.) and as Vice President of Finance at Lytro, Inc., both early-stage technology companies. She served in various capacities at Google from 2003 to 2011, including as director of engineering finance, director of investor relations and director of online sales finance. Prior to Google, Ms. Jabal spent two years at Goldman Sachs in technology investment banking and eight years with Accenture working in information technology.

SKILLS AND QUALIFICATIONS

FINANCIAL		TECHNOLOGICAL
CFO of a small business software company and former CFO of a privately-held social networking company.

Has extensive information technology experience, having spent eight years serving in various capacities with Google and eight years with Accenture designing and building technical infrastructure for major information technology systems implementations at global companies.

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CORPORATE GOVERNANCE MATTERS – NOMINEES FOR ELECTION TO THE BOARD

SHIRLEY ANN JACKSON INDEPENDENT
AGE	DIRECTOR SINCE	COMMITTEES	OTHER PUBLIC COMPANY DIRECTORSHIPS
72	1999	AUDIT	INTERNATIONAL BUSINESS MACHINES CORPORATION,
		COMPENSATION	MEDTRONIC, INC. AND
		NOMINATING & GOVERNANCE	PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Dr. Jackson is President of Rensselaer Polytechnic Institute (RPI), a technological research university, a position she has held since 1999. She was Chairman of the U.S. Nuclear Regulatory Commission (NRC) from 1995 to 1999 and Commissioner of the NRC from 1995 to 1999. Dr. Jackson was a member of the President’s Council of Advisors on Science and Technology (PCAST) from 2009 until 2014, Co-Chair of the President’s Intelligence Advisory Board from November 2014 to January 2017, a member of the International Security Advisory Board to the U.S. Secretary of State from July 2011 to January 2017, a member of the Secretary of Energy Advisory Board from 2013 to 2017, a member of the Board of Directors of the Council on Foreign Relations from 2008 to 2018, and Chairman of the International Nuclear Regulators Association from 1997 to 1999. Dr. Jackson was Vice-Chair of the Board of Regents of the Smithsonian Institution from 2014 to 2017 and a member of the Board of Regents from 2005 to 2017. She also is a life trustee of M.I.T. (member of the M.I.T. Corporation). Dr. Jackson is a National Medal of Science recipient. She was previously a director of Marathon Oil Corporation, NYSE Euronext and U.S. Steel Corporation.

SKILLS AND QUALIFICATIONS

FINANCIAL		TECHNOLOGICAL	INTERNATIONAL	ENERGY/GOVERNMENT
Has numerous years of public company audit committee experience, including as a chair. Dr. Jackson is also a former director of NYSE Euronext and former chair of the Board of NYSE Regulation.

Earned undergraduate and doctorate degrees in physics from the Massachusetts Institute of Technology and is the president of a world-renowned technological research university (RPI). Dr. Jackson is also a member of the Board of IBM and a former member of PCAST.

As Chairman and Commissioner of the U.S. Nuclear Regulatory Commission, traveled extensively on behalf of the U.S. government, including negotiating on nuclear safety matters with foreign government officials. Extensive involvement with the World Economic Forum (WEF), including as Co-Chair of the WEF Global Future Council on International Security.

Former Chairman and Commissioner of the U.S. Nuclear Regulatory Commission, former Co-Chair of the President’s Intelligence Advisory Board, a former member of the International Security Advisory Board to the U.S. Secretary of State, a former member of the Secretary of Energy Advisory Board and a former director of Marathon Oil Corporation.

14	2018 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS – NOMINEES FOR ELECTION TO THE BOARD

R. BRAD MARTIN INDEPENDENT
AGE	DIRECTOR SINCE	COMMITTEES	OTHER PUBLIC COMPANY DIRECTORSHIPS
66	2011	AUDIT	CHESAPEAKE ENERGY CORPORATION
		NOMINATING & GOVERNANCE	(CHAIRMAN)

Mr. Martin is Chairman of the Board of Chesapeake Energy Corporation, a producer of oil, natural gas, and natural gas liquids, a position he has held since October 2015. In addition, Mr. Martin has served as Chairman of RBM Ventures, a private investment company, since 2007. Mr. Martin was Chairman and Chief Executive Officer of Saks Incorporated from 1989 to 2006 and remained Chairman until his retirement in 2007. He is the former Interim President of the University of Memphis, a position he held from July 2013 until May 2014. He was previously a director of First Horizon National Corporation, Caesars Entertainment Corporation, Dillards, Inc., Gaylord Entertainment Company, lululemon athletica inc. and Ruby Tuesday, Inc.

SKILLS AND QUALIFICATIONS

FINANCIAL		MARKETING	ENERGY	GOVERNMENT
Earned an MBA from Vanderbilt University and has public company audit committee experience.		Gained valuable retail marketing experience and successfully applied his marketing expertise as the former CEO of Saks, a leading department store retailer.	Member of the boards of Chesapeake Energy Corporation, where he currently serves as Chairman, and Pilot Travel Centers LLC.	Former Tennessee state representative.

JOSHUA COOPER RAMO INDEPENDENT
AGE	DIRECTOR SINCE	COMMITTEES	OTHER PUBLIC COMPANY DIRECTORSHIPS
49	2011	AUDIT	STARBUCKS CORPORATION
		INFORMATION TECHNOLOGY OVERSIGHT

Mr. Ramo is Vice Chairman, Co-Chief Executive Officer, Kissinger Associates, Inc., a strategic advisory firm (he has been Vice Chairman since 2011 and Co-Chief Executive Officer since July 1, 2015). He served as Managing Director of Kissinger Associates from 2006 to 2011. Prior to joining Kissinger Associates, he was Managing Partner of JL Thornton & Co., LLC, a consulting firm. Before that, he worked as a journalist and served as Senior Editor, Foreign Editor and then Assistant Managing Editor of TIME Magazine from 1995 to 2003.

SKILLS AND QUALIFICATIONS

LEADERSHIP		INTERNATIONAL
Vice Chairman, Co-Chief Executive Officer, Kissinger Associates.

Has been a term member of the Council on Foreign Relations, Asia 21 Leaders Program, World Economic Forum’s Young Global Leaders and Global Leaders of Tomorrow. He co-founded the U.S.-China Young Leaders Forum in conjunction with the National Committee on U.S.-China Relations.

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CORPORATE GOVERNANCE MATTERS – NOMINEES FOR ELECTION TO THE BOARD

SUSAN C. SCHWAB INDEPENDENT
AGE	DIRECTOR SINCE	COMMITTEES		OTHER PUBLIC COMPANY DIRECTORSHIPS
63	2009	COMPENSATION		THE BOEING COMPANY,
		INFORMATION TECHNOLOGY OVERSIGHT		CATERPILLAR INC. AND
MARRIOTT INTERNATIONAL, INC.

Ambassador Schwab is a Professor at the University of Maryland School of Public Policy, a position she has held since January 2009. She has also served as a strategic advisor to Mayer Brown LLP, a law firm, since March 2010. She served as U.S. Trade Representative from 2006 to January 2009 and as Deputy U.S. Trade Representative from 2005 to 2006. She was Vice Chancellor of the University System of Maryland and President and Chief Executive Officer of the University System of Maryland Foundation from 2004 to 2005. She was Dean of the University of Maryland School of Public Policy from 1995 to 2003. She was Director of Corporate Business Development of Motorola, Inc., an electronics manufacturer, from 1993 to 1995. She was Assistant Secretary of Commerce for the U.S. and Foreign Commercial Service from 1989 to 1993.

SKILLS AND QUALIFICATIONS

INTERNATIONAL/GOVERNMENT			LEADERSHIP
Former U.S. Trade Representative and former Director–General of the U.S. and Foreign Commercial Service (Assistant Secretary of Commerce), the export promotion arm of the U.S. government.

Former U.S. Trade Representative, former Director–General of the U.S. and Foreign Commercial Service (Assistant Secretary of Commerce), former President and Chief Executive Officer of the University System of Maryland Foundation and former Dean of the University of Maryland School of Public Policy.

DAVID P. STEINER LEAD INDEPENDENT DIRECTOR
AGE	DIRECTOR SINCE	COMMITTEES	OTHER PUBLIC COMPANY DIRECTORSHIPS
58	2009	NOMINATING & GOVERNANCE (CHAIRMAN)	VULCAN MATERIALS COMPANY

Mr. Steiner is the former Chief Executive Officer of Waste Management, Inc., a provider of integrated waste management services, serving as Chief Executive Officer from 2004 through October 2016. He was President of Waste Management, Inc. from 2010 through July 2016, Executive Vice President and Chief Financial Officer from 2003 to 2004, Senior Vice President, General Counsel and Corporate Secretary from 2001 to 2003, and Vice President and Deputy General Counsel from 2000 to 2001. He was a partner at Phelps Dunbar L.L.P., a law firm, from 1990 to 2000. Mr. Steiner was previously a director of TE Connectivity Ltd. and Waste Management, Inc.

SKILLS AND QUALIFICATIONS

TRANSPORTATION		FINANCIAL	ENERGY
Former CEO of Waste Management, which transports waste materials.		Has an accounting degree from Louisiana State University and was CFO of Waste Management before becoming its CEO.	Former CEO of Waste Management, which has taken an industry leadership role in converting waste to renewable energy.

16	2018 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS – NOMINEES FOR ELECTION TO THE BOARD

PAUL S. WALSH INDEPENDENT
AGE	DIRECTOR SINCE	COMMITTEES	OTHER PUBLIC COMPANY DIRECTORSHIPS
63	1996	COMPENSATION (CHAIRMAN)	AVANTI COMMUNICATIONS GROUP PLC (CHAIRMAN),
COMPASS GROUP PLC (CHAIRMAN),
RM2 INTERNATIONAL S.A. AND
TPG PACE HOLDINGS CORP.

Mr. Walsh is Chairman of the Board of Compass Group PLC, a food service and support services company, a position he has held since February 2014. He also is Chairman of the Board of Avanti Communications Group plc, a leading satellite operator providing high-speed internet and data services, a position he has held since November 2013. Mr. Walsh serves as an advisor for L.E.K. Consulting, a global strategy consulting firm, and TPG Capital LLP, a private investment firm. Mr. Walsh served as Chief Executive Officer of Diageo plc, a beverage company, from 2000 to June 2013 and then served as an advisor to the company from July 2013 through 2014. Mr. Walsh also is a director of Chime Communications Limited, where he serves as Chairman of the Board, and RM2 International S.A. He has been a member of the U.K. Prime Minister’s Business Advisory Group since July 2015 and has been a Business Ambassador on the U.K. government’s Business Ambassador Network since his appointment in August 2012. Mr. Walsh was Chairman, President and Chief Executive Officer of The Pillsbury Company, a wholly owned subsidiary of Diageo plc, from 1996 to 2000, and Chief Executive Officer of The Pillsbury Company from 1992 to 1996. He was previously a director of Centrica plc, Diageo plc, HSBC Holdings plc, Ontex Group NV, Pace Holdings Corp. and Unilever PLC.

SKILLS AND QUALIFICATIONS

INTERNATIONAL		FINANCIAL	MARKETING	GOVERNMENT
Former CEO of a U.K.–based, large multinational corporation.		Has held executive finance positions, including CFO of a major division, at a U.K.–based public company.	Led a company that owes much of its growth and success to highly effective marketing of its brands.	Has held executive positions at companies where government interface is crucial.

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CORPORATE GOVERNANCE MATTERS – NOMINEES FOR ELECTION TO THE BOARD

SUMMARY OF DIRECTOR EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS

TRANSPORTATION INDUSTRY EXPERIENCE is a positive attribute as it greatly increases a director’s understanding of our business operations and its management.
INTERNATIONAL EXPERIENCE is beneficial given our continued capitalization on increasing globalization and the resulting expansion of customer access to goods, services and information.
FINANCIAL EXPERTISE is important given our use of financial targets as measures of success and the importance of accurate financial reporting and robust internal auditing.
MARKETING EXPERTISE is valuable because we emphasize promoting and protecting the FedEx brand, one of our most important assets.
TECHNOLOGICAL EXPERTISE is beneficial because attracting and retaining customers and competing effectively depend in part upon the sophistication and reliability of our technology.
ENERGY EXPERTISE is important as we are committed to protecting the environment and have initiatives underway to reduce our energy use and minimize our environmental impact.
GOVERNMENT EXPERIENCE is useful in our highly regulated industry as we work constructively with governments around the world.
LEADERSHIP EXPERIENCE is critical because we want directors with the experience and confidence to capably advise our executive management team on a wide range of issues.

Audit Committee Financial Expert

The Board of Directors has determined that at least one member of the Audit Committee, John A. Edwardson, is an audit committee financial expert as that term is defined in SEC rules.

Director Independence

The Board of Directors has determined that each member of the Audit, Compensation and Nominating & Governance Committees and, with the exception of Frederick W. Smith, each of the Board’s current members (James L. Barksdale, John A. Edwardson, Marvin R. Ellison, Susan Patricia Griffith, John C. (“Chris”) Inglis, Kimberly A. Jabal, Shirley Ann Jackson, R. Brad Martin, Joshua Cooper Ramo, Susan C. Schwab, David P. Steiner and Paul S. Walsh) is independent and meets the applicable independence requirements of the New York Stock Exchange (including the additional requirements for Audit Committee and Compensation Committee members) and the Board’s more stringent standards for determining director independence. Mr. Smith is FedEx’s Chairman of the Board and Chief Executive Officer.

Under the Board’s standards of director independence, which are included in FedEx’s Corporate Governance Guidelines, a director will be considered independent only if the Board affirmatively determines that the director has no direct or indirect material relationship with FedEx, other than as a director. The standards set forth certain categories or types of transactions, relationships or arrangements with FedEx, as follows, each of which (i) is deemed not to be a material relationship with FedEx, and thus (ii) will not, by itself, prevent a director from being considered independent:

►

Prior Employment of Director. The director was employed by FedEx or was personally working on FedEx’s audit as an employee or partner of FedEx’s independent auditor, and over five years have passed since such employment, partner or auditing relationship ended.

18	2018 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS – NOMINEES FOR ELECTION TO THE BOARD

►

Prior Employment of Immediate Family Member. An immediate family member was an officer of FedEx or was personally working on FedEx’s audit as an employee or partner of FedEx’s independent auditor, and over five years have passed since such employment, partner or auditing relationship ended.

►

Current Employment of Immediate Family Member. An immediate family member is employed by FedEx in a non-officer position, or by FedEx’s independent auditor not as a partner and not personally working on FedEx’s audit.

►

Interlocking Directorships. An executive officer of FedEx served on the board of directors of a company that employed the director or employed an immediate family member as an executive officer, and over five years have passed since either such relationship ended.

►

Transactions and Business Relationships. The director or an immediate family member is a partner, greater than 10% shareholder, director or officer of a company that makes or has made payments to, or receives or has received payments (other than contributions, if the company is a tax-exempt organization) from, FedEx for property or services, and the amount of such payments has not within any of such other company’s three most recently completed fiscal years exceeded one percent (or $1 million, whichever is greater) of such other company’s consolidated gross revenues for such year.

►

Indebtedness. The director or an immediate family member is a partner, greater than 10% shareholder, director or officer of a company that is indebted to FedEx or to which FedEx is indebted, and the aggregate amount of such debt is less than one percent (or $1 million, whichever is greater) of the total consolidated assets of the indebted company.

►

Charitable Contributions. The director is a trustee, fiduciary, director or officer of a tax-exempt organization to which FedEx contributes, and the contributions to such organization by FedEx have not within any of such organization’s three most recently completed fiscal years exceeded one percent (or $250,000, whichever is greater) of such organization’s consolidated gross revenues for such year.

In determining each director’s independence, the Board broadly considered all relevant facts and circumstances, including the following immaterial transactions, relationships and arrangements:

►	Mr. Barksdale served as an officer of FedEx, but he left the company well over five years ago (his employment at FedEx ended in 1992).
►

An entity with which Mr. Smith is affiliated made a passive investment (holding a less-than-5% equity interest) in a privately held entity with which Mr. Barksdale was affiliated until the entity was sold in February 2018 to a third party.

►	Mr. Barksdale has made an investment (holding a less-than-10% equity interest) in a privately held entity that is headed by Mr. Smith’s daughter and of which Mr. Smith is a director and 10% owner.
►

Messrs. Ellison and Martin and Alan B. Graf, Jr., FedEx’s Executive Vice President and Chief Financial Officer, serve on the Board of Trustees of the University of Memphis, a non-profit entity to which FedEx makes payments and charitable contributions. The payments and charitable contributions made by FedEx to the University of Memphis in its 2017 fiscal year represented less than one percent of the University’s consolidated gross revenues for the year, and the payments made by FedEx to the University in its 2016 and 2015 fiscal years represented one percent or slightly more than one percent of the University’s consolidated gross revenues for each year. The Board determined that Messrs. Ellison and Martin are still independent directors under the Board’s independence standards as neither of them have a direct or indirect material relationship with either FedEx or the University of Memphis, other than as a director or trustee, and neither of them derive any financial or other personal benefit from these transactions.

►

In the ordinary course of business, FedEx makes purchases from Lowe’s Companies, Inc., an entity for which Mr. Ellison has served as President and Chief Executive Officer and as a director since July 2018. The amount of the payments made by FedEx to Lowe’s within any of its three most recently completed fiscal years has not exceeded one percent (or $1 million, whichever is greater) of its consolidated gross revenues for such year.

►

FedEx has an ordinary course business relationship with The Progressive Corporation, an entity for which Ms. Griffith serves as President and Chief Executive Officer and as a director. The amount of the payments made by FedEx to Progressive within any of its three most recently completed fiscal years has not exceeded one percent (or $1 million, whichever is greater) of its consolidated gross revenues for such year.

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CORPORATE GOVERNANCE MATTERS – NOMINEES FOR ELECTION TO THE BOARD

►

Mr. Martin and Rajesh Subramaniam, FedEx’s Executive Vice President, Chief Marketing and Communications Officer, served together as members of the Board of Directors of First Horizon National Corporation until Mr. Martin retired from the First Horizon Board in December 2017.

►	Mr. Martin and Robert B. Carter, FedEx’s Executive Vice President, FedEx Information Services and Chief Information Officer, serve as members of the board of managers of Pilot Travel Centers LLC.
►

In the ordinary course of business, FedEx makes purchases of aircraft and related services and equipment from The Boeing Company, for which Ambassador Schwab serves as a director. The payments made by FedEx to Boeing in its three most recently completed fiscal years represented less than one percent, slightly more than one percent and one percent of Boeing’s consolidated gross revenues for each year, respectively. Ambassador Schwab recuses herself when the Board discusses or votes on Boeing-related matters. The Board determined that Ambassador Schwab is still an independent director under the Board’s independence standards as she does not have a direct or indirect material relationship with either FedEx or Boeing, other than as a director, and does not derive any financial benefit from these ordinary course transactions.

Related Person Transactions

In accordance with the company’s Policy on Review and Preapproval of Related Person Transactions, which is described in more detail below in “— Board Processes and Policies — Policy on Review and Preapproval of Related Person Transactions,” the Board of Directors, upon the recommendation of the Nominating & Governance Committee, preapproved the following related person transaction:

►

In fiscal 2017, following the Board’s approval, FedEx entered into a two-year agreement with LiveSafe, Inc., a leading mobile safety communications platform delivering actionable crowd-sourced safety and security intelligence, preventing incidents, and connecting people to the help they need. Mr. Smith is a former member of the board of directors of LiveSafe, and an affiliated entity of Mr. Smith invested $5.25 million in LiveSafe’s Series B financing. Mr. Smith’s son is an employee and partial owner of LiveSafe. Under the terms of the agreement, FedEx paid LiveSafe $300,000 per year, in addition to an initial set-up fee of approximately $20,000. In July 2018, following the Board’s approval, FedEx and LiveSafe agreed to amend and extend the agreement through July 2021. Pursuant to the amendment, the number of licensed FedEx users of the LiveSafe application will increase and FedEx will pay total license fees of approximately $4.4 million over the three-year term of the new agreement.

In addition, the Nominating & Governance Committee has reviewed the following existing related person transactions and determined that they remain in the best interests of FedEx and our stockholders:

►

In November 1999, FedEx entered into a multi-year, $205 million naming rights agreement with Washington Football, Inc. Under this agreement, FedEx has certain marketing rights, including the right to name the stadium where the NFL Washington Redskins professional football team plays “FedExField.” In August 2003, Mr. Smith acquired an approximate 10% ownership interest in the Washington Redskins and joined its Leadership Council, or board of directors.

►

FedEx’s policy on personal use of corporate aircraft requires officers to pay FedEx two times the cost of fuel, plus applicable passenger ticket taxes and fees, for personal trips. Pursuant to this requirement, Mr. Smith and David J. Bronczek, FedEx’s President and Chief Operating Officer, paid FedEx $402,479 and $242,324, respectively, during fiscal 2018 in connection with certain personal use of corporate aircraft.

►

During fiscal 2018, Mr. Smith’s son was employed by FedEx Express as Senior Vice President of Global Trade and Specialty Services (during June 2017) and, beginning July 1, 2017, is employed by FedEx Trade Networks as its President and CEO. The compensation of Mr. Smith’s son for fiscal 2018 (including all incentive compensation amounts and the Black-Scholes value of any stock option award) was approximately $1,360,000.

►

Mr. Smith’s daughter is employed by FedEx Corporation as a global public policy advisor in Washington, D.C.; Mr. Bronczek’s brother-in-law is employed by FedEx Services as a sales executive; Mr. Subramaniam’s brother is employed by FedEx Services as a manager of information technology; the son-in-law of Mark R. Allen, FedEx's Executive Vice President, General Counsel and Secretary, is employed by FedEx Express as a managing director in the legal department beginning in May 2018 and was previously a senior counsel from June 2017 through April 2018; and Henry J. Maier is the President and Chief Executive Officer of FedEx Ground – his son is employed by FedEx Services as a manager of marketing. The total annual compensation of each of Mr. Smith’s daughter, Mr. Bronczek’s brother-in-law, Mr. Subramaniam’s brother, Mr. Allen’s son-in-law and Mr. Maier’s son for fiscal 2018 (including any incentive compensation) did not exceed $225,000.

20	2018 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS – THE BOARD’S ROLE AND RESPONSIBILITIES

The Board’s Role and Responsibilities

FedEx Corporate Governance

Our Board of Directors and management team are committed to achieving and maintaining high standards of corporate governance, as well as a culture of and reputation for the highest levels of ethics, integrity and reliability. We periodically review our governance policies and practices against evolving standards and make changes as appropriate. We also value the perspectives of our stockholders and other stakeholders, including our employees and the communities in which we operate, and take steps to implement their points of view where warranted.

In considering possible modifications of our corporate governance policies and practices, our Board and management focus on those changes that are appropriate for our company and our industry, rather than adopting a one-size-fits-all approach. Our focus is on the best long-term interests of our company, our stockholders and our other stakeholders.

The following sections summarize our corporate governance policies and practices, including our Board leadership structure and the responsibilities and activities of our Board and its committees. Our corporate governance documents, including our Corporate Governance Guidelines, our Board committee charters and our Code of Business Conduct and Ethics, are available in the Governance & Citizenship section of the Investor Relations page of our website at http://investors.fedex.com.

Board Risk Oversight

The Board of Directors’ role in risk oversight at FedEx is consistent with the company’s leadership structure, with management having day-to-day responsibility for assessing and managing the company’s risk exposure and the Board and its committees providing oversight in connection with those efforts, with particular focus on ensuring that FedEx’s risk management practices are adequate and regularly reviewing the most significant risks facing the company. The Board performs its risk oversight role by using several different levels of review. Each Board meeting begins with a strategic overview by the Chairman of the Board and Chief Executive Officer that describes the most significant issues, including risks, affecting the company, and also includes business updates from the President and Chief Operating Officer and each reporting segment CEO. In addition, at least annually, the Board reviews in detail the business and operations of each of the company’s reporting segments, including the primary risks associated with that segment. The Board also reviews the risks associated with the company’s financial forecasts and annual business plan.

Additionally, risks are identified and managed in connection with the company’s robust enterprise risk management (“ERM”) process. Our ERM process provides the enterprise with a common framework and terminology to ensure consistency in identification, reporting and management of key risks. The ERM process is embedded in our strategic financial planning process, which ensures explicit consideration of risks that affect the underlying assumptions of strategic plans and provides a platform to facilitate integration of risk information in business decision-making.

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CORPORATE GOVERNANCE MATTERS – THE BOARD’S ROLE AND RESPONSIBILITIES

The Board has delegated to each of its committees responsibility for the oversight of specific risks that fall within the committee’s areas of responsibility.

THE AUDIT COMMITTEE reviews and discusses with management the company’s major financial and other risk exposures and the steps management has taken to monitor and control such exposures and the implementation and effectiveness of the company’s compliance and ethics programs, including the Code of Business Conduct and Ethics and the employee hotline program. In addition, the Audit Committee is responsible for reviewing and discussing with management the guidelines and policies that govern the processes by which the company assesses and manages its exposure to all risk, including our ERM process. The ERM process culminates in an annual presentation to the Audit Committee on the key enterprise risks facing FedEx.

THE INFORMATION TECHNOLOGY OVERSIGHT COMMITTEE reviews and discusses with management the company’s cybersecurity risks and the technologies, policies, processes and practices for managing and mitigating such risks, and it reviews and discusses with management the quality and effectiveness of the company’s information technology systems and processes, including the extent to which those systems and processes protect the company from technology-related risks.

THE COMPENSATION COMMITTEE reviews and discusses with management the relationship between the company’s compensation policies and practices and the company’s risk management, including the extent to which those policies and practices create or decrease risks for the company.

THE NOMINATING & GOVERNANCE COMMITTEE reviews and discusses with management, in light of the company’s risk exposure, the composition, structure, processes and practices of the Board and the Board committees.

Board Oversight of Sustainability and Corporate Social Responsibility Matters

FedEx is well recognized as a leader, not only in the transportation industry and for technological innovation, but also in global corporate social responsibility (”CSR”). We understand that a sustainable global business is tied to our global citizenship, and we are committed to connecting the world responsibly and resourcefully.

The FedEx Enterprise Sustainability Council is responsible for setting and implementing our company-wide sustainability strategy and is chaired by our Chief Sustainability Officer. The Chief Sustainability Officer also oversees the company-wide implementation of our environmental management system and reviews performance on an annual basis. The Chief Sustainability Officer gives periodic presentations to the full Board on our sustainability programs.

FedEx is committed to actively supporting the communities we serve worldwide through the strategic investment of our people, resources and network. We provide financial contributions, in-kind charitable shipping services and volunteer efforts by our team members to help a variety of non-profit organizations achieve their goals and make a measurable impact on the world.

FedEx publishes a global CSR report describing how we think about our responsibilities in the area of global CSR that includes important goals and metrics demonstrating our commitment to fulfilling these responsibilities. Our 2018 Global Citizenship Report is available at http://csr.fedex.com.

22	2018 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS – THE BOARD’S ROLE AND RESPONSIBILITIES

Stockholder Engagement

We believe that thoughtful stockholder engagement is important, and we have a long history of such engagement. We have an active shareowner engagement program in which we meet regularly with our largest shareowners to discuss our business strategy, operations, sustainability and social responsibility programs, and corporate governance, as well as other topics of interest to them. Our stockholder engagement efforts allow us to better understand our stockholders’ priorities, perspectives and concerns, and enable the company to effectively address issues that matter most to our stockholders.

We also give our stockholders means by which they can communicate with our Board. As set forth in our Corporate Governance Guidelines, one of the responsibilities of our Lead Independent Director is to communicate with stockholders, as appropriate, if so requested. Moreover, as discussed in more detail in “— Board Processes and Policies — Communications with Directors,” our stockholders also have the ability to communicate directly with any director (including our Lead Independent Director), any Board committee or the full Board.

Executive Management Succession Planning

The Board of Directors has in place an effective planning process to select successors to the Chairman of the Board and Chief Executive Officer and other members of executive management. The Nominating & Governance Committee, in consultation with the Chairman of the Board and Chief Executive Officer, annually reports to the Board on executive management succession planning. The entire Board works with the Nominating & Governance Committee and the Chairman of the Board and Chief Executive Officer to evaluate potential successors to the CEO and other members of executive management. Through this process, the Board receives information that includes qualitative evaluations of potential successors to the CEO and other executives. Each Board member has complete and open access to any member of management. We believe this enhances the Board’s oversight of succession planning. The Chairman of the Board and Chief Executive Officer periodically provides to the Board his recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals. Additionally, the Board periodically reviews and revises as necessary the company’s emergency executive management succession plan, which details the actions to be taken by specific individuals in the event a member of executive management suddenly dies or becomes incapacitated.

Board Structure

Board Leadership Structure

FedEx’s strong and independent Board of Directors effectively oversees our management and provides vigorous oversight of FedEx’s business and affairs in support of our mission of producing superior financial returns for our shareowners by providing high value-added logistics, transportation and related business services through focused operating companies.

The leadership structure of our Board of Directors includes:

A combined Chairman of the Board and Chief Executive Officer.

Independent, active and effective directors of equal importance and rights, who all have the same opportunities and responsibilities in providing vigorous oversight of the effectiveness of management policies.

A Lead Independent Director. The Chairperson of the Nominating & Governance Committee, who is elected annually by a majority of the independent Board members, serves as the Lead Independent Director.

The Board believes that FedEx has been and continues to be well served by having the company’s founder, Frederick W. Smith, serve as both Chairman of the Board and Chief Executive Officer. The current Board leadership model, when combined with the composition of the Board, the strong leadership of our independent directors, Board committees and Lead Independent Director, and the highly effective corporate governance structures and processes already in place, strikes an appropriate balance between consistent leadership and independent oversight of FedEx’s business and affairs.

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CORPORATE GOVERNANCE MATTERS – BOARD STRUCTURE

The Board believes that FedEx’s Bylaws and Corporate Governance Guidelines help ensure that strong and independent directors will continue to play the central oversight role necessary to maintain FedEx’s commitment to the highest quality corporate governance. Under our Bylaws and Corporate Governance Guidelines, the Board maintains the following long-standing practices, in addition to those described above:

DIRECTORS STAND FOR ELECTION ANNUALLY BY MAJORITY VOTE.	Under our Bylaws, all members of our Board of Directors are elected annually. In addition, our Bylaws require that we use a majority-voting standard in uncontested director elections in which a director nominee must receive more votes cast “for” than “against” in order to be elected.
OUR NON-MANAGEMENT DIRECTORS HOLD REGULAR EXECUTIVE SESSIONS.	Our non-management Board members meet at regularly scheduled executive sessions without management present in conjunction with each in-person Board meeting. The Lead Independent Director conducts and presides at these meetings. At least once a year, such meetings include only the independent members of the Board. In addition, the Lead Independent Director may call such meetings of the non-management Board members as he or she deems necessary or appropriate, may be designated to preside at any Board or stockholder meeting and presides at all Board meetings at which the Chairman of the Board and Chief Executive Officer is not present.
BOARD MEMBERS MAY SUBMIT AGENDA ITEMS AND INFORMATION REQUESTS.	Each Board member may place items on the agenda for Board meetings, raise subjects that are not on the agenda for that meeting or request information that has not otherwise been provided to the Board. Additionally, the Lead Independent Director reviews and approves all Board meeting schedules and agendas and consults with the Chairman of the Board and Chief Executive Officer regarding other information sent to the Board in connection with Board meetings or other Board action.
OUR BOARD MEMBERS INTERACT WITH MANAGEMENT.	Consistent with our philosophy of empowering each member of our Board of Directors, each Board member has complete and open access to any member of management and to the chairman of each Board committee for the purpose of discussing any matter related to the work of such committee. The Lead Independent Director also serves as a liaison, but not a buffer, between the Chairman of the Board and Chief Executive Officer and independent Board members.
OUR DIRECTORS ARE ENCOURAGED TO INTERACT WITH STOCKHOLDERS.	If any of our major stockholders asks to speak with any Board member on a matter related to FedEx, we encourage that director to make himself or herself available and will facilitate such interaction. Additionally, the Lead Independent Director is available to communicate with stockholders, as appropriate, if requested by such stockholders.
OUR DIRECTORS CAN REQUEST SPECIAL BOARD MEETINGS.	Special meetings of the Board can be called by the Chairman of the Board and Chief Executive Officer or at the request of two or more directors.
THE BOARD OR ANY BOARD COMMITTEE CAN RETAIN INDEPENDENT ADVISORS.	The Board and each Board committee have the authority to retain independent legal, financial and other advisors as they deem appropriate.

24	2018 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS – BOARD STRUCTURE

Board Committees

The Board of Directors has a standing Audit Committee, Compensation Committee, Information Technology Oversight Committee and Nominating & Governance Committee. Each committee’s written charter, as adopted by the Board of Directors, is available on the Investor Relations page of our website at http://investors.fedex.com in the Governance & Citizenship section under “Committee Charters.” Committee memberships are currently as follows:

AUDIT COMMITTEE
COMMITTEE MEMBERS John A. Edwardson* (Chairman) Kimberly A. Jabal Shirley Ann Jackson R. Brad Martin Joshua Cooper Ramo FY18 MEETINGS HELD: 9 COMMITTEE REPORT: page 72 * Audit Committee Financial Expert

COMMITTEE FUNCTIONS:

►oversees the independent registered public accounting firm’s qualifications, independence and performance;
►assists the Board of Directors in its oversight of (i) the integrity of FedEx’s financial statements; (ii) the effectiveness of FedEx’s disclosure controls and procedures and internal control over financial reporting; and (iii) the performance of the internal auditors;
►preapproves all audit and allowable non-audit services to be provided by FedEx’s independent registered public accounting firm;
►reviews and discusses with management and the Board of Directors (i) the guidelines and policies that govern the processes by which the company assesses and manages its exposure to risk and (ii) the company’s major financial and other risk exposures and the steps management has taken to monitor and control such exposures; and
►oversees FedEx’s compliance with legal and regulatory requirements and the implementation and effectiveness of FedEx’s corporate integrity and compliance programs.

COMPENSATION COMMITTEE
COMMITTEE MEMBERS Paul S. Walsh (Chairman) Marvin R. Ellison John C. (“Chris”) Inglis Shirley Ann Jackson Susan C. Schwab FY18 MEETINGS HELD: 5 COMMITTEE REPORT: page 32

COMMITTEE FUNCTIONS:

►evaluates, together with the independent members of the Board, the performance of FedEx’s Chairman of the Board and Chief Executive Officer and recommends his compensation for approval by the independent directors;
►helps discharge the Board’s responsibilities relating to the compensation of executive management;
►reviews and discusses with management the Compensation Discussion and Analysis and produces a report recommending whether the Compensation Discussion and Analysis should be included in the proxy statement; and
►oversees the administration of FedEx’s equity compensation plans and reviews the costs and structure of key employee benefit and fringe-benefit plans and programs.

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CORPORATE GOVERNANCE MATTERS – BOARD STRUCTURE

INFORMATION TECHNOLOGY OVERSIGHT COMMITTEE
COMMITTEE MEMBERS James L. Barksdale (Chairman) Marvin R. Ellison Susan Patricia Griffith John C. (“Chris”) Inglis Kimberly A. Jabal Joshua Cooper Ramo Susan C. Schwab FY18 MEETINGS HELD: 6

COMMITTEE FUNCTIONS:

►reviews major information technology (“IT”) related projects and technology architecture decisions;
►assesses whether FedEx’s IT programs effectively support FedEx’s business objectives and strategies;
►assists FedEx’s Board of Directors in oversight of cybersecurity risks and FedEx management’s efforts to monitor and mitigate those risks; and
►advises FedEx’s senior IT management team and the Board of Directors on IT-related matters.

NOMINATING & GOVERNANCE COMMITTEE
COMMITTEE MEMBERS David P. Steiner (Chairman) James L. Barksdale Marvin R. Ellison Susan Patricia Griffith John C. (“Chris”) Inglis Shirley Ann Jackson R. Brad Martin FY18 MEETINGS HELD: 5

COMMITTEE FUNCTIONS:

►identifies individuals qualified to become Board members;
►recommends to the Board director nominees to be proposed for election at the annual meeting of stockholders;
►recommends to the Board directors for appointment to Board committees; and
►assists the Board in developing and implementing effective corporate governance programs.

In addition, as discussed above under “— The Board’s Role and Responsibilities — Board Risk Oversight,” each Board committee has responsibility for the oversight of specific risks that fall within the committee’s areas of responsibility. Also, the Audit Committee is responsible for reviewing and discussing with management the guidelines and policies that govern the processes by which the company assesses and manages its exposure to all risk, including our ERM process.

In response to a stockholder demand letter, one special committee of the Board has been formed, comprised of Messrs. Edwardson and Steiner and Ms. Jabal. The special committee did not have any formal meetings during fiscal 2018.

26	2018 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS – BOARD STRUCTURE

As discussed above, Mr. Barksdale is retiring as a director immediately before this year’s annual meeting. The Board of Directors has approved maintaining the committee memberships so that, immediately following the annual meeting, if all of the director nominees are elected, they will remain on the same committees. Mr. Inglis will replace Mr. Barksdale as Chairman of the Information Technology Oversight Committee. As a result, committee memberships will be as follows:

AUDIT COMMITTEE John A. Edwardson (Chairman) Kimberly A. Jabal Shirley Ann Jackson R. Brad Martin Joshua Cooper Ramo	COMPENSATION COMMITTEE Paul S. Walsh (Chairman) Marvin R. Ellison John C. (“Chris”) Inglis Shirley Ann Jackson Susan C. Schwab	INFORMATION TECHNOLOGY OVERSIGHT COMMITTEE John C. (“Chris”) Inglis (Chairman) Marvin R. Ellison Susan Patricia Griffith Kimberly A. Jabal Joshua Cooper Ramo Susan C. Schwab	NOMINATING & GOVERNANCE COMMITTEE David P. Steiner (Chairman) Marvin R. Ellison Susan Patricia Griffith John C. (“Chris”) Inglis Shirley Ann Jackson R. Brad Martin

Board Meetings and Meeting Attendance

During fiscal 2018, the Board of Directors held six regular meetings. The average attendance of all directors at Board and committee meetings was 99.5%. Each director attended at least 95% of the aggregate meetings of the Board and any committees on which he or she served that were held during the periods that he or she served as a director.

Attendance at Annual Meeting of Stockholders

FedEx expects all Board members to attend annual meetings of stockholders. Each then-current member of the Board of Directors attended the 2017 annual meeting of stockholders.

Board Processes and Policies

Director Mandatory Retirement

FedEx’s Corporate Governance Guidelines provide that a Board member must retire immediately before the annual meeting of FedEx’s stockholders during the calendar year in which he or she attains age 75. Under this policy, no Board member may be nominated to a new term if he or she would be age 75 or older at the end of the calendar year in which the election is held.

Pursuant to this policy, Mr. Barksdale is retiring as a director immediately before this year’s annual meeting and the Board did not nominate him for reelection.

Policy on Poison Pills

The Board of Directors has adopted a policy requiring stockholder approval for any future “poison pill” prior to or within twelve months after adoption of the poison pill. (A poison pill is a device used to deter a hostile takeover. Note that FedEx does not currently have, nor have we ever had, a poison pill.) The policy on poison pills is included in FedEx’s Bylaws and Corporate Governance Guidelines.

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CORPORATE GOVERNANCE MATTERS – BOARD PROCESSES AND POLICIES

Policy on Review and Preapproval of Related Person Transactions

The Board of Directors has adopted a Policy on Review and Preapproval of Related Person Transactions, which is included in FedEx’s Corporate Governance Guidelines. The policy requires that all proposed related person transactions (as defined in the policy) and all proposed material changes to existing related person transactions be reviewed and preapproved by the Nominating & Governance Committee. To the extent the related person (as defined in the policy) is a director or immediate family member of a director, the transaction or change must also be reviewed and preapproved by the full Board. The policy provides that a related person transaction or a material change to an existing related person transaction may not be preapproved if it would:

►	interfere with the objectivity and independence of any related person’s judgment or conduct in carrying out his or her duties and responsibilities to FedEx;
►	not be fair as to FedEx; or
►	otherwise be opposed to the best interests of FedEx and its stockholders.

The policy requires the Nominating & Governance Committee to annually (i) review each existing related person transaction that has a remaining term of at least one year or remaining payments of at least $120,000, and (ii) determine, based upon all material facts and circumstances and taking into consideration our contractual obligations, whether it is in the best interests of FedEx and our stockholders to continue, modify or terminate the transaction or relationship.

Communications with Directors

Stockholders and other interested parties may communicate directly with any member (including the Lead Independent Director) or committee of the Board of Directors by writing to: FedEx Corporation Board of Directors, c/o Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120. Please specify to whom your letter should be directed. The Corporate Secretary of FedEx will review all such correspondence and regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in his opinion, deals with the functions of the Board or its committees or that he otherwise determines requires the attention of any member, group or committee of the Board of Directors. Board members may at any time review a log of all correspondence received by FedEx that is addressed to Board members and request copies of any such correspondence.

Stock Ownership Goal for Directors and Senior Officers

In order to encourage significant stock ownership by our directors and senior officers, and to further align their interests with the interests of FedEx’s stockholders, the Board of Directors has established a goal that (a) each non-management director serving as of March 13, 2017 own FedEx shares valued at (i) three times his or her annual retainer fee within four years after joining the Board and (ii) five times his or her annual retainer fee by December 31, 2020, (b) each non-management director who joins the Board after March 13, 2017 own FedEx shares valued at five times his or her annual retainer fee within five years after joining the Board, and (c) within five years after being appointed to his or her position, each member of senior management own FedEx shares valued at the following multiple of his or her annual base salary:

Senior Management Position	Ownership Goal
Chairman of the Board and Chief Executive Officer	6x annual base salary
President and Chief Operating Officer	5x annual base salary
Other FedEx Executive Officers, including the Chief Executive Officers of FedEx Express, FedEx Ground and FedEx Freight	3x annual base salary
Executive Vice Presidents of FedEx Express, FedEx Ground, FedEx Freight and FedEx Services	2x annual base salary
Certain Other Senior Officers	1x annual base salary

28	2018 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS – BOARD PROCESSES AND POLICIES

For purposes of meeting this goal, unvested restricted stock is counted, but unexercised stock options are not. The Board also recommends that each director and senior officer retain shares acquired upon stock option exercises until his or her goal is met. The stock ownership goal is included in FedEx’s Corporate Governance Guidelines. As of July 30, 2018, each director who was a Board member as of March 13, 2017 and each executive officer owned sufficient shares to comply with this goal.

Directors’ Compensation

Outside Directors’ Compensation

During fiscal 2018, non-management (outside) directors were paid an annual retainer of $130,000. Chairpersons of the Compensation, Nominating & Governance and Information Technology Oversight Committees were paid an additional annual fee of $15,000. The Audit Committee chairperson was paid an additional annual fee of $25,000. In addition, each outside director who was elected at FedEx’s 2017 annual meeting received a stock option for 3,015 shares of FedEx common stock.

Any outside director who was elected to the Board after the 2017 annual meeting received the applicable pro rata portion of the annual retainer and stock option grant in connection with his or her election.

In response to a stockholder demand letter, a special committee has been formed. Members of the special committee (Messrs. Edwardson and Steiner and Ms. Jabal) are paid $2,000 for each in-person meeting attended and $1,500 for each telephonic meeting attended.

Frederick W. Smith, the only director who is also a FedEx employee, receives no additional compensation for serving as a director.

The Compensation Committee annually reviews director compensation, including, among other things, comparing FedEx’s director compensation practices with those of other companies with annual revenues between $25 billion and $100 billion (this year’s comparison group included 103 companies, which are listed on Appendix A hereto, and was based on proxy statement data provided by a third-party compensation data provider). Before making a recommendation regarding director compensation to the Board, the Compensation Committee considers that the directors’ independence may be compromised if compensation exceeds appropriate levels or if FedEx enters into other arrangements beneficial to the directors.

Retirement Plan for Outside Directors

In July 1997, the Board of Directors of FedEx Express (FedEx’s predecessor) voted to freeze the Retirement Plan for Outside Directors (that is, no further benefits would be earned under this plan). Concurrent with the freeze, the Board amended the plan to accelerate the vesting of the benefits for each outside director who was not yet vested under the plan. This plan is unfunded and any benefits under the plan are general, unsecured obligations of FedEx. Once all benefits are paid from the plan, it will be terminated.

The plan benefit payable to the one individual who served on the Board during fiscal 2018 and has not yet received any plan benefits will be paid as a single lump-sum distribution. The lump-sum distribution is payable on or before the fifteenth business day of the month immediately following the later of the date of the director’s retirement and the date he attains age 60. In the event of the outside director’s death, his surviving spouse shall be entitled to receive the lump-sum payment. The following table sets forth, for the one director entitled to receive future benefits under the plan who served on the Board during fiscal 2018, the amount payable to him assuming a hypothetical retirement date of June 1, 2018.

Name	Lump Sum Payment Amount ($)
P.S. Walsh	69,298	(1)
(1)	Discounted from the age 60 normal retirement date provided for in the plan.

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CORPORATE GOVERNANCE MATTERS – DIRECTORS’ COMPENSATION

Fiscal 2018 Director Compensation

The following table sets forth information regarding the compensation of FedEx’s non-employee (outside) directors for the fiscal year ended May 31, 2018:

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
J.L. Barksdale	145,000	163,557	0	308,557
J.A. Edwardson	155,000	163,557	0	318,557
M.R. Ellison	130,000	163,557	0	293,557
S.P. Griffith	70,200	86,703	0	156,903
J.C. Inglis	130,000	163,557	0	293,557
K.A. Jabal	130,000	163,557	0	293,557
S.A. Jackson	130,000	163,557	0	293,557
R.B. Martin	130,000	163,557	0	293,557
J.C. Ramo	130,000	163,557	0	293,557
S.C. Schwab	130,000	163,557	0	293,557
D.P. Steiner	145,000	163,557	0	308,557
P.S. Walsh	145,000	163,557	0	308,557
(1)	Includes retainer payments and committee chairperson fees (as applicable).
(2)

On September 25, 2017, each outside director elected at the 2017 annual meeting received a stock option for 3,015 shares of common stock. Ms. Griffith received a stock option for 1,343 shares upon her election to the Board on March 12, 2018. The grant date fair value of each such option was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 and is set forth in this column. Assumptions used in the calculation of these amounts are included in note 10 to our audited consolidated financial statements for the fiscal year ended May 31, 2018, included in our Annual Report on Form 10-K for fiscal 2018. Stock options granted to the outside directors generally vest fully one year after the grant date.

(3)	The following table sets forth the aggregate number of outstanding stock options held by each current outside director listed in the above table as of May 31, 2018:

Name	Options Outstanding
J.L. Barksdale	42,970
J.A. Edwardson	42,970
M.R. Ellison	13,363
S.P. Griffith	1,343
J.C. Inglis	5,995
K.A. Jabal	3,015
S.A. Jackson	3,015
R.B. Martin	27,530
J.C. Ramo	23,170
S.C. Schwab	42,970
D.P. Steiner	21,560
P.S. Walsh	38,570

30	2018 PROXY STATEMENT

Executive Compensation

PROPOSAL 2

Advisory Vote to Approve
Named Executive Officer Compensation

We are asking stockholders to approve, on a non-binding basis, the following advisory resolution at the annual meeting:

“RESOLVED, that the compensation paid to FedEx’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative discussion, is hereby APPROVED.”

This annual advisory vote is not intended to address any specific element of executive compensation, but instead is intended to address the overall compensation of the named executive officers as disclosed in this proxy statement.

Our executive compensation program is designed not only to retain and attract highly qualified and effective executives, but also to motivate them to substantially contribute to FedEx’s future success for the long-term benefit of stockholders and reward them for doing so. Accordingly, our Board of Directors and Compensation Committee believe that there should be a strong relationship between pay and corporate performance (both financial results and stock price), and our executive compensation program reflects this belief. As more fully discussed in the Compensation Discussion and Analysis beginning on page 32:

►

Annual and long-term incentive payments and stock options represent a significant portion of our executive compensation program. This variable compensation is “at risk” and directly dependent upon the achievement of corporate financial-performance goals or stock price appreciation. In fiscal 2018, 91% of the Chairman and Chief Executive Officer’s target total direct compensation consisted of variable, at-risk components. With respect to the other named executive officers, 61% to 64% of their fiscal 2018 target total direct compensation consisted of variable, at-risk components.

►

Annual bonus payments for fiscal 2018 were tied to meeting aggressive business plan goals for adjusted consolidated operating income. Because the target objective for adjusted consolidated operating income for fiscal 2018 was not achieved, the named executive officers received below-target annual bonus payouts. As described further in the Compensation Discussion and Analysis, the adjusted consolidated operating income target objective under the fiscal 2018 annual incentive compensation (”AIC”) program, as adopted in June 2017, was the same as the corresponding fiscal 2018 business plan objective. In May 2018, the Board, upon the recommendation of the Compensation Committee, approved lowering the AIC plan target objective below the corresponding business plan objective for adjusted consolidated operating income, which minimized the effect of the NotPetya cyberattack for all plan participants.

►

Long-term incentive payouts are tied to meeting aggregate earnings-per-share goals over a three-fiscal-year period. Based upon above-target adjusted earnings-per-share performance over the last three fiscal years, there were maximum long-term incentive payouts for fiscal 2018.

►

The exercise price of stock options granted under our equity incentive plans is equal to the fair market value of our common stock on the date of grant, so the options will yield value to the executive only if the stock price appreciates.

►

Our stock ownership goal effectively promotes meaningful and significant stock ownership by our executive officers and further aligns their interests with those of our stockholders. As of July 30, 2018, each of our executive officers exceeded the stock ownership goal.

We urge you to read the Compensation Discussion and Analysis, as well as the Summary Compensation Table and related compensation tables and narrative appearing on pages 32 through 69, which provides detailed information on our compensation philosophy, policies and practices and the compensation of our named executive officers.

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EXECUTIVE COMPENSATION – PROPOSAL 2

Effect of the Proposal

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is not binding on FedEx, the Board of Directors or the Compensation Committee. The vote on this proposal will, therefore, not affect any compensation already paid or awarded to any named executive officer and will not overrule any decisions made by the Board of Directors or the Compensation Committee. Because we highly value the opinions of our stockholders, however, the Board of Directors and the Compensation Committee will consider the results of this advisory vote when making future executive compensation decisions.

Vote Required for Approval

The affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote is required to approve this proposal.

Your Board of Directors recommends that you vote “FOR” this proposal.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors, and the Board approved, that the Compensation Discussion and Analysis be included in this proxy statement and in FedEx’s Annual Report on Form 10-K for the fiscal year ended May 31, 2018.

Compensation Committee Members

PAUL S. WALSH Chairman	MARVIN R. ELLISON	JOHN C. (“CHRIS”) INGLIS	SHIRLEY ANN JACKSON	SUSAN C. SCHWAB

Compensation Discussion and Analysis

In this section we discuss and analyze the compensation of our principal executive and financial officers and our three other most highly compensated executive officers for the fiscal year ended May 31, 2018. For additional information regarding compensation of the named executive officers, see “— Summary Compensation Table” and other compensation-related tables and disclosure below.

32	2018 PROXY STATEMENT

EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

During fiscal 2018, we continued to focus on finding ways to improve efficiency and rationalize capacity, improving on our already high levels of service, and continuing to invest in critical, long-term projects (including the integration of TNT Express) as part of our global strategy to position the company for stronger growth. Although our after-tax financial performance improved during fiscal 2018, adjusted consolidated operating income was below our aggressive target objective under our fiscal 2018 AIC program. Accordingly, and consistent with our pay-for-performance philosophy, the payouts under our AIC program were below target. Maximum payouts were earned in fiscal 2018 by all participants, including the named executive officers, under our long-term incentive compensation (“LTI”) program, which is tied to financial performance over a three-year period (fiscal 2016 through fiscal 2018 for the FY2016–FY2018 LTI plan).

The following table details key compensation highlights of the last five fiscal years.

COMPENSATION HIGHLIGHTS

FY2014	FY2015	FY2016	FY2017	FY2018
►AIC plan paid below target ►FY2012-FY2014 LTI plan paid above target	►AIC plan paid below target ►No FY2013-FY2015 LTI plan payout	►AIC plan paid below target (slightly below target payout for FedEx Express CEO) ►FY2014-FY2016 LTI plan paid at maximum	►AIC plan paid below target ►FY2015-FY2017 LTI plan paid at maximum	►AIC plan paid below target ►FY2016-FY2018 LTI plan paid at maximum

PHILOSOPHY

FedEx is consistently ranked among the world’s most admired and trusted employers and respected brands. Maintaining this reputation and continuing to position FedEx for future success requires high caliber talent to protect and grow the company in support of our mission of producing superior financial returns for our shareowners. We design our executive compensation program to provide a competitive and internally equitable compensation and benefits package that reflects individual and company performance, job complexity, and strategic value of the position while ensuring long-term retention and motivation.

Each of the named executive officers is a longstanding member of our management, and our Chairman of the Board and Chief Executive Officer, Frederick W. Smith, founded the company and pioneered the express transportation industry over 45 years ago. As a result, our named executive officers are especially knowledgeable about our business and our industry and thus particularly valuable to the company and our shareowners.

As with tenure, position and level of responsibility are important factors in the compensation of any FedEx employee, including our named executive officers. There are internal salary ranges for each level, and annual target bonus percentages, long-term bonus amounts, and the number of stock options and restricted shares awarded are all closely tied to management level and responsibilities. For instance, our Chief Financial Officer, General Counsel and Chief Information Officer have the same salary range and annual target bonus percentages and receive the same long-term bonus and the same number of options and restricted shares in the annual grant.

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EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS

Our philosophy is to (i) closely align the compensation paid to our executives with the performance of the company on both a short-term and long-term basis, and (ii) set performance goals that do not promote excessive risk while supporting the company’s core long-term financial goals, which include:

Achieving a 10%+ operating margin;	Increasing earnings per share (“EPS”) by 10% to 15% per year;	Growing profitable revenue;	Improving cash flow; and	Increasing returns, such as return on invested capital.

Our executive compensation is, in large measure, highly variable and linked to the above goals and the performance of the FedEx stock price over time.

2017 Say-on-Pay Advisory Vote Outcome

The Compensation Committee annually considers the results of the most recent advisory vote by shareowners to approve named executive officer compensation. In the 2017 advisory vote, 95.9% of the voted shares supported the compensation of FedEx’s named executive officers, and the Compensation Committee and the Board of Directors interpret this strong level of support as affirmation of the current design, purposes and direction of FedEx’s executive compensation programs. In its ongoing evaluation of FedEx’s executive compensation programs and practices, the Compensation Committee will continue to consider the results from future shareowner advisory votes to approve named executive officer compensation.

At our 2017 annual meeting of stockholders, our say on pay proposal received support from 95.9% of votes cast.

Compensation Objectives and Design-Related Features

We design our executive compensation program to further FedEx’s mission of producing superior financial returns for our shareowners by pursuing the following objectives:

How Pursued
Objective	Generally	Specifically
Retain and attract highly qualified and effective executive officers.	Pay competitively.	Use comparison survey data as a point of reference in evaluating target levels for total direct compensation, which includes both fixed and variable, at-risk components tied to stock price appreciation and short- and long-term financial performance.
Motivate executive officers to contribute to our future success and to build long-term shareowner value and reward them accordingly.	Link a significant part of compensation to FedEx’s financial and stock price performance, especially long-term performance.	Weight executive compensation program in favor of incentive and equity-based compensation elements (rather than base salary), especially long-term incentive cash compensation and equity incentives in the form of stock options and restricted stock.
Further align executive officer and shareowner interests.	Encourage and facilitate long-term shareowner returns and significant ownership of FedEx stock by executives.	Make annual equity-based grants; tie long-term cash compensation to growth in our EPS, which strongly correlates with long-term stock price appreciation; maintain a stock ownership goal for senior officers and encourage each officer to retain shares acquired upon stock option exercises until his or her goal is met.

34	2018 PROXY STATEMENT

EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS

COMMITMENT TO RETAIN AND ATTRACT

FedEx is widely acknowledged as one of the world’s most admired and respected companies, and it is our people — our greatest asset — who have earned FedEx its strong reputation. Because FedEx operates a global enterprise in a highly challenging business environment, we compete for talented management with some of the largest companies in the world — in our industry and in others. Our global recognition and reputation for excellence in management and leadership make our people attractive targets for other companies, and our key employees are aggressively recruited. To prevent loss of our managerial talent, we seek to provide an overall compensation program that is competitive with all types of companies and continues to retain and attract outstanding people to conduct our business. Each element of compensation is intended to fulfill this important obligation.

MARKET REFERENCING

Because retention is imperative and tenure and management level are determinative factors, we use external survey data solely as a market reference point to assess the competitiveness of our compensation programs. The target compensation levels of our named executive officers are not designed to correspond to a specific percentile of compensation in those surveys. Instead, our analysis considers multiple market reference points for the analyzed positions, rather than referring to a specific percentile.

For the fiscal 2018 executive compensation review, we considered survey data published by two major consulting firms engaged by the company: Willis Towers Watson and Aon Hewitt. Each consulting firm provided target compensation data for general industry companies (excluding financial services companies) in its respective database with annual revenues between $25 billion and $100 billion. These companies are listed on Appendix B hereto.

General industry is the appropriate comparison category because our executives are recruited by and from businesses outside of FedEx’s industry peer group. Moreover, our industry peer group does not provide a sufficient number of companies that are of a comparable size to FedEx. Using a robust data sample (111 companies for fiscal 2018) mitigates the impact of outliers, year-over-year volatility of compensation levels and the risk of selection bias, and increases the likelihood of comparing with companies with executive officer positions similar to ours. Because the annual revenues of these companies vary significantly, each consulting firm used regression analysis to allow for the inclusion of data from a large number of both larger and smaller companies. The data results provided by each firm were then averaged to arrive at blended market compensation data for general industry executives.

As part of the fiscal 2018 analysis, we modified the valuation methodology used for long-term incentive components to more closely align with the methodology used for Summary Compensation Table reporting. This change is reflected in the components of total direct compensation (“TDC”) discussed below.

When we evaluate the elements of compensation of our executive officers in light of the referenced survey data, we consider TDC as illustrated below:

ELEMENTS OF TDC

TDC includes AIC at target (i.e., assuming achievement of all objectives) and all long-term components at target. Tax payments on restricted stock awards are included in TDC.

Other elements of compensation of the named executive officers (such as perquisites and retirement benefits) are not included in TDC, consistent with our referenced survey information. Accordingly, these other elements are not referenced against survey data, and decisions as to these other elements do not influence decisions as to the elements of compensation that are included in TDC. These other elements of compensation, however, are reviewed and approved by the Compensation Committee.

While we may reference our target executive compensation levels against the survey group of companies, we do not compare our AIC and LTI financial-performance goals against these companies or any other group of companies. Rather, as discussed below, our AIC and LTI financial-performance goals are based upon our internal business objectives which, when set each year, represent aggressive but achievable goals. Accordingly, the relationship between our financial performance and the financial performance of the survey companies does not affect the relationship between our executive compensation and the executive compensation of that group in a given year.

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EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS

PAY FOR PERFORMANCE

Our executive compensation program is intended not only to retain and attract highly qualified and effective managers, but also to motivate them to substantially contribute to FedEx’s future success for the long-term benefit of shareowners and appropriately reward them for doing so. Accordingly, we believe that there should be a strong relationship between pay and corporate performance (both financial results and stock price), and our executive compensation program reflects this belief. In particular, AIC payments, LTI payments and stock options represent a significant portion of our executive compensation program, as shown by the chart below, and this variable compensation is “at risk” and directly dependent upon the achievement of corporate financial-performance goals and stock price appreciation:

►	Fiscal 2018 AIC payouts for all plan participants, including the named executive officers, were tied to meeting aggressive goals for adjusted consolidated operating income, as well as individual performance objectives as described further below. Adjusted consolidated operating income (which excluded several items that did not reflect core business performance, as described in detail below) fell below the target objective for annual financial performance for fiscal 2018. As a result, the named executive officers received below-target AIC payouts.
►	LTI payouts are tied to meeting pre-established aggregate EPS goals over a three-fiscal-year period. Adjusted EPS growth over the past three years resulted in maximum payouts under the LTI program.
►	The exercise price of stock options granted under our equity incentive plans is equal to the fair market value of our common stock on the date of grant, so the options will yield value to the executive only if the stock price appreciates.

The following chart illustrates for each named executive officer the allocation of fiscal 2018 target TDC between base salary and incentive and equity-oriented compensation elements (the restricted stock value includes the related tax payment):

FISCAL 2018 TARGET TDC COMPONENTS

We believe that long-term performance is the most important measure of our success, as we manage FedEx’s operations and business for the long-term benefit of our shareowners. Accordingly, not only is our executive compensation program weighted towards variable, at-risk pay components, but we also emphasize incentives that are dependent upon long-term corporate performance and stock price appreciation. These long-term incentives include LTI cash compensation and equity awards (stock options and restricted stock), which comprise a significant portion of an executive officer’s total compensation. These incentives are designed to motivate and reward our executive officers for achieving long-term corporate financial-performance goals and maximizing long-term shareowner value.

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The following chart illustrates for each named executive officer the allocation of fiscal 2018 target TDC between short-term components — base salary and AIC — and long-term incentives — LTI, stock options and restricted stock, including the related tax payment:

FISCAL 2018 SHORT-TERM VS. LONG-TERM COMPENSATION

We include target AIC and LTI payouts in TDC, so the actual compensation paid out in a given year may vary widely from target levels because compensation earned under the AIC and LTI programs is variable and commensurate with the level of achievement of financial-performance goals. When we fall short of our business objectives, payments under these variable programs decrease correspondingly. Conversely, when we achieve superior results, we reward our executives accordingly under the terms of these programs. As noted above, the fiscal 2018 AIC plan paid below target while the FY2016-FY2018 LTI plan paid at maximum (150% of target).

ALIGN MANAGEMENT AND SHAREOWNER INTERESTS

We award stock options and restricted stock to create and maintain a long-term economic stake in the company for the officers, thereby aligning their interests with the interests of our shareowners.

In addition, as discussed above, payout under our LTI program is dependent upon achievement of a pre-established aggregate EPS goal for a three-fiscal-year period. EPS was selected as the financial measure for the LTI plan because growth in our EPS strongly correlates to long-term stock price appreciation.

The following graph illustrates the relationship between FedEx’s EPS growth and stock price appreciation (based on the fiscal year-end stock price and adjusted for stock splits) from 1978 to 2018:

*

Fiscal 2016, 2017 and 2018 adjusted EPS of $10.60, $12.02 and $15.47, respectively, are included in the adjusted EPS line. As discussed in detail below, the Board of Directors, upon recommendation of the Compensation Committee, approved certain adjustments to fiscal 2016, 2017 and 2018 EPS for LTI plan purposes in order to ensure that payouts, if any, under the applicable LTI plans more accurately reflect core financial performance. See Appendix C for a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures.

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Stock Ownership Goal for Senior Officers

In order to encourage significant stock ownership by FedEx’s senior management, including the named executive officers, and to further align their interests with the interests of our shareowners, the Board of Directors has adopted a stock ownership goal for senior officers, which is included in FedEx’s Corporate Governance Guidelines. With respect to our executive officers, the goal is that within five years after being appointed to his or her position, each officer own FedEx shares valued at the following multiple of his or her annual base salary:

►	6x for the Chairman of the Board and Chief Executive Officer;
►	5x for the President and Chief Operating Officer; and
►	3x for the other executive officers.

For purposes of meeting this goal, unvested restricted stock is counted, but unexercised stock options are not. Until the ownership goal is met, the officer is encouraged to retain “net profit shares” resulting from the exercise of stock options. Net profit shares are the shares remaining after payment of the option exercise price and taxes owed upon the exercise of options. As of July 30, 2018, each executive officer exceeded the stock ownership goal.

Policy Against Hedging and Pledging Transactions

In addition, we have adopted comprehensive and detailed policies (the FedEx Securities Manual) that regulate trading by our insiders, including the named executive officers and Board members. The Securities Manual includes information regarding quiet periods and explains when transactions in FedEx stock are permitted. The Securities Manual and our Corporate Governance Guidelines also set forth certain types of transactions that are prohibited. Specifically, (1) publicly traded (or exchange-traded) options, such as puts, calls and other derivative securities, (2) short sales, including “sales against the box,” and (3) hedging or monetization transactions designed to limit the financial risk of ownership, including prepaid variable forward contracts, equity swaps, collars, exchange funds and other similar transactions, are prohibited. The Securities Manual and our Corporate Governance Guidelines also prohibit margin accounts and pledges; however, our Lead Independent Director and General Counsel, acting together, may grant an exception to the prohibition against holding FedEx securities in a margin account or pledging FedEx securities on a case-by-case basis to any member of the Board of Directors or the Chairman of the Board and Chief Executive Officer if he or she clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Based upon this criterion, such an exception has been granted with respect to the shares that are disclosed in this proxy statement as having been pledged as security by Frederick W. Smith, FedEx’s Chairman of the Board and Chief Executive Officer, and Frederick Smith Enterprise Company, Inc. (”Enterprise”). See “Stock Ownership — Directors and Executive Officers.” With respect to the shares pledged by Mr. Smith and Enterprise as of July 30, 2018:

►	None of the shares pledged were acquired through a FedEx equity compensation plan.
►	The pledged shares are not used to shift or hedge any economic risk in owning FedEx shares. These shares collateralize loans used to fund outside personal business ventures and prior purchases of FedEx shares. If Mr. Smith had been unable to pledge these shares, he may have been forced to sell the shares in order to obtain the necessary funds.
►	The pledged shares represent 1.4% of FedEx’s outstanding shares as of July 30, 2018, and therefore, do not present any appreciable risk for investors or the company.
►	Mr. Smith is FedEx’s founder and one of the company’s largest shareowners. Mr. Smith has pledged only 19.2% of his total share ownership. The number of shares pledged by Mr. Smith and Enterprise has decreased by 150,000 during the last year and by 1,573,000 over the last six years. Based on the fiscal year-end stock price ($249.12), the value of his pledged shares was approximately $929 million. Excluding the pledged shares, Mr. Smith still substantially exceeds our stock ownership goal.
►	In accordance with our policy, Mr. Smith has established his financial capacity to repay the loan without resorting to the pledged shares. In the unlikely event such a sale were necessary, based on the 30-day average trading volume for FedEx shares as of July 30, 2018, it would take three days for the pledged shares to be sold in the open market. Furthermore, Mr. Smith’s unpledged share ownership is very substantial and would likely be able to prevent any margin call.

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We have an active shareowner engagement program in which we meet regularly with our largest shareowners. During these discussions, none of our largest shareowners have raised any concerns regarding Mr. Smith’s pledged shares.

No other FedEx executive officer or Board member currently holds FedEx securities that are pledged pursuant to a margin account, loan or otherwise.

RESTRICTED STOCK PROGRAM

FedEx’s restricted stock program has been in place for over 25 years and has encouraged FedEx executives to own and retain company stock. Although none of our largest shareowners have raised any concerns to us regarding our restricted stock program, during fiscal 2018 the Compensation Committee again reviewed our restricted stock program and, for all of the following reasons, determined that it continues to be appropriate for FedEx.

By facilitating the ownership of FedEx shares by our executives, we strengthen the alignment of their interests with those of our investors. When granting restricted stock, FedEx first determines the total target value of the award and then approves the delivery of that value in two components: restricted shares and cash payment of taxes due. Therefore, the total target value of the award is the same as it would be if there were no tax payments. In particular, because the amount of the tax payment is included in the calculation of the target value of the restricted stock award, the officers receive fewer shares in each award than they would in the absence of the tax payment: fewer by an amount equal in value to the tax payment.

This methodology prevents the need for an officer to make a disposition of FedEx stock to cover the tax consequences of a restricted stock award and dilute his or her interest in FedEx. Conversely, absent the tax payment, the number of shares received in each award would be larger by an amount equal in value to the forgone tax payment, thereby having a dilutive effect on our shareowners’ equity interest in FedEx. While SEC disclosure rules require that these payments be included with tax reimbursement payments and reported as “other compensation” in the Summary Compensation Table, we do not believe these payments are “tax gross-ups” in the traditional sense, since their value is fully reflected in the number of shares ultimately delivered to recipients. The following chart illustrates this principle, using the target value for the fiscal year 2018 restricted stock awards granted to our Chief Financial Officer and Chief Information Officer (as in previous years, Mr. Smith did not receive a restricted stock award in fiscal 2018):

TARGET VALUE OF RESTRICTED STOCK AWARD

Not only is the value to the officer, as well as the cost to the company, generally the same as it would be otherwise, but this practice uses fewer shares of stock to arrive at the same benefit and has proved extremely successful in retaining executives and enabling them to retain their shares. During fiscal 2014, we broadened our restricted stock program to include certain lower-level officers and high-performing managers and individual contributors. We also make tax payments as part of restricted stock awards to these individuals. In sum, we strongly believe that our restricted stock program is effectively designed and is aligned with the best interests of our shareowners.

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Role of the Compensation Committee, its Compensation Consultant and the Chairman of the Board and Chief Executive Officer

Our Board of Directors is responsible for the compensation of our executive management. The purpose of the Board’s Compensation Committee, which is composed solely of independent directors, is to help discharge this responsibility by, among other things:

►	Reviewing and discussing with management the factors underlying our compensation policies and decisions, including overall compensation objectives;
►	Reviewing and discussing with management the relationship between the company’s compensation policies and practices and the company’s risk management, including the extent to which those policies and practices create risks for the company;
►	Reviewing and approving all company goals and objectives (both financial and non-financial) relevant to the compensation of the Chairman of the Board and Chief Executive Officer;
►	Evaluating, together with the other independent directors, the performance of the Chairman of the Board and Chief Executive Officer in light of these goals and objectives and the quality and effectiveness of his leadership;
►	Recommending to the Board for approval by the independent directors each element of the compensation of the Chairman of the Board and Chief Executive Officer;
►	Reviewing the performance evaluations of all other members of executive management (the Chairman of the Board and Chief Executive Officer and the President and Chief Operating Officer are responsible for the performance evaluations of the non-CEO executive officers who report to them);
►	Reviewing and approving (and, if applicable, recommending to the Board for approval) each element of compensation, as well as the terms and conditions of employment, of these other members of executive management;
►	Granting awards under our equity compensation plans and overseeing the administration of all such plans; and
►	Reviewing the costs and structure of our key employee benefit and fringe-benefit plans and programs.

The Compensation Committee may form and delegate authority to any subcommittee as it deems appropriate or advisable in accordance with the terms of its written charter. To date, however, the Committee has not formed or delegated authority to any subcommittee.

In furtherance of the Compensation Committee’s responsibility, the Committee has engaged Steven Hall & Partners (the “consultant”) to assist the Committee in evaluating FedEx’s executive compensation, including during fiscal 2018. In connection with this engagement, the consultant reports directly and exclusively to the Committee. The consultant participates in Committee meetings, reviews Committee materials and provides advice to the Committee upon its request. For example, the consultant: updates the Committee on trends and issues in executive compensation and comments on the competitiveness and reasonableness of FedEx’s executive compensation program; assists the Committee in the development and review of FedEx’s AIC and LTI programs, including commenting on performance measures and the goal-setting process; and reviews and provides advice to the Committee for its consideration in reviewing compensation-related proxy statement disclosure, including this Compensation Discussion and Analysis, and on any new equity compensation plans or plan amendments proposed for adoption.

Other than services provided to the Compensation Committee, the consultant does not perform any services for FedEx. Additionally, the consultant has robust policies and procedures in place to prevent conflicts of interest; the fees received by the consultant from FedEx in the consultant’s most recently completed fiscal year represented less than 5% of the consultant’s revenues; neither the consultant nor any adviser of the consultant had a business or personal relationship with any member of the Compensation Committee or any executive officer of FedEx during fiscal 2018; and no adviser of the consultant directly owns, or directly owned during fiscal 2018, any FedEx stock. Accordingly, the Compensation Committee has determined the consultant to be independent from the company and that no conflicts of interest exist related to the consultant’s services provided to the Committee. Compensation Committee pre-approval is required for any services to be provided to the company by the Committee’s independent compensation consultant. This ensures that the consultant maintains the highest level of independence from the company, in both appearance and fact.

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The Chairman of the Board and Chief Executive Officer, who attends most meetings of the Compensation Committee by invitation of the Committee’s chairman, assists the Committee in determining the compensation of all other executive officers by, among other things:

►	Approving any annual merit increases to the base salaries of the executive officers who report to him within limits established by the Committee;
►	Approving, as needed, any special base salary adjustments designed to maintain market competitiveness, within limits established by the Committee;
►	Establishing annual individual performance objectives for the executive officers who report to him and evaluating their performance against such objectives (the Committee reviews these performance evaluations); and
►	Making recommendations, from time to time, for special stock option and restricted stock grants (e.g., for motivational or retention purposes) to other executive officers.

The other executive officers do not have a role in determining their own compensation, other than discussing their annual individual performance objectives and results achieved with the Chairman of the Board and Chief Executive Officer or the President and Chief Operating Officer, as applicable.

Compensation Elements and Fiscal 2018 Amounts

BASE SALARY

Our primary objective with respect to the base salary levels of our executive officers is to provide sufficient fixed cash income to retain and attract these highly marketable executives in a competitive market for executive talent. The base salaries of our executive officers are reviewed and adjusted (if appropriate) at least annually to reflect, among other things, economic conditions, TDC for comparable positions from the executive compensation survey data discussed above, the tenure of the officers, and the base salaries of the officers relative to one another, as well as the internal salary ranges for the officer’s level.

Effective in October 2017, Mr. Smith’s annual base salary was increased by 2%, and each other named executive officer’s annual base salary was increased by 3%. Additionally, effective in June 2018, the base salaries of Messrs. Graf, Bronczek and Cunningham were increased by 10%, 5% and 15%, respectively, in connection with our annual executive compensation review. Effective in October 2018, Mr. Smith’s annual base salary will be increased by 2.5% and the annual base salaries of Messrs. Graf, Bronczek, Carter and Cunningham will be increased by 3%. As a result, effective in October 2018, the base salaries of FedEx’s named executive officers will be as follows:

Name	Current Annual Base Salary ($)	New Annual Base Salary ($)
F.W. Smith	1,351,044	1,384,820
A.B. Graf, Jr.	1,085,146	1,117,704
D.J. Bronczek	1,189,667	1,225,356
R.B. Carter	833,712	858,720
D.L. Cunningham, Jr.	837,494	862,620

CASH PAYMENTS UNDER AIC PROGRAM

The primary objective of our AIC program is to motivate our people to achieve our annual financial goals and other business objectives and reward them accordingly. The program generally provides an annual cash bonus opportunity to many of our salaried employees on an enterprise-wide basis, including the named executive officers, at the conclusion of each fiscal year. The payout opportunity is based upon the achievement of financial performance objectives that apply equally to all plan participants, as well as individual performance objectives as described below.

For fiscal 2018, the AIC plan for all plan participants, including the named executive officers, had one company financial-performance measure — adjusted consolidated operating income (this measure excluded certain items that did not reflect the company’s core business performance, as described in detail below). This measure was chosen as

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the financial-performance metric in order to further motivate management to improve the company’s overall financial performance. Participants’ payouts under the fiscal 2018 AIC plan also were based on the achievement of individual performance objectives. The AIC payout amount for Mr. Smith was not based on individual performance objectives, but was subject to adjustment by the independent Board members based on his annual performance evaluation, as described below.

Target AIC payouts are established as a percentage of the executive officer’s base salary actually paid during the fiscal year. Payouts above target levels are based exclusively upon the company’s financial performance. Accordingly, the executive officer receives above-target payouts only if the company exceeds the AIC target objective for annual financial performance.

AIC objectives for company annual financial performance are typically based upon our business plan for the fiscal year, which is reviewed and approved by the Board of Directors and which reflects, among other things, the risks and opportunities identified in connection with our enterprise risk management process. Consistent with our long-term focus and in order to discourage unnecessary and excessive risk-taking, we measure performance against our business plan, rather than a fixed growth rate or an average of growth rates from prior years, to account for short-term economic and competitive conditions and anticipated strategic investments that may have adverse short-term profit implications. We address year-over-year improvement targets through our LTI plans, as discussed below.

When the fiscal 2018 AIC plan was approved by the Board of Directors in June 2017, the adjusted consolidated operating income target objective under the plan was the same as the fiscal 2018 business plan objective for adjusted consolidated operating income (excluding, in each case, fiscal 2018 TNT Express integration expenses (including any restructuring charges at TNT Express) and the mark-to-market retirement plans accounting adjustments (“MTM Adjustment”) (the fiscal 2018 MTM Adjustment includes certain other pension adjustments)). On May 31, 2018, the Board of Directors, upon the recommendation of the Compensation Committee, approved a modification to the target objective under the fiscal 2018 AIC plan so that the target objective was lower than the corresponding business plan objective for adjusted consolidated operating income. This action, among other things, minimized the financial impact of the NotPetya cyberattack for all participants in the plan.

The fiscal 2018 AIC plan also provided a minimum funding level of 50% of the target amount, independent of the company's financial performance. This means that at least 50% of the target AIC funding amount would have been available for payout even if the adjusted consolidated operating income target objective under the plan was not achieved. However, the actual payout for each plan participant, including the non-CEO named executive officers, depended on the achievement level of his or her individual performance objectives. The AIC payout amount for Mr. Smith was not based on individual performance objectives, but was subject to adjustment by the independent Board members based on his annual performance evaluation, as described below.

The fiscal 2018 AIC target payouts for the named executive officers, as a percentage of base salary, were as follows:

Name	Target Payout (as a percentage of base salary)
F.W. Smith	140%
A.B. Graf, Jr.	100%
D.J. Bronczek	120%
R.B. Carter	100%
D.L. Cunningham, Jr.	110%

The maximum fiscal 2018 AIC payout opportunity for each named executive officer was 200% of his target bonus.

Chairman of the Board and Chief Executive Officer

Mr. Smith’s fiscal 2018 AIC payout was based on the achievement of corporate objectives for adjusted consolidated operating income, as described above. Mr. Smith’s minimum AIC payout opportunity was zero, as a result of the independent directors’ ability to adjust his bonus amount downward based on his annual performance evaluation, as described below.

Mr. Smith’s target AIC payout is set as a percentage of his base salary, and his maximum AIC payout is set as a multiple of the target payout. The independent members of the Board of Directors, upon the recommendation of the Compensation Committee, approve these percentages. The actual AIC payout ranges on a sliding scale based upon the performance of the company against our company financial-performance goals.

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In addition, the independent Board members, upon the recommendation of the Compensation Committee, may adjust this amount upward or downward, or may determine that no AIC payout is justified, based on their annual evaluation of Mr. Smith’s performance. When performing this evaluation, the Compensation Committee and the independent Board members consider many factors, including the quality and effectiveness of Mr. Smith’s leadership, the execution of key strategic initiatives and the following corporate performance measures:

►	FedEx’s stock price performance relative to the Standard & Poor’s 500 Composite Index, the Dow Jones Transportation Average, the Dow Jones Industrial Average and competitors;
►	FedEx’s stock price to earnings (P/E) ratio relative to the Standard & Poor’s 500 Composite Index, the Dow Jones Industrial Average and competitors;
►	FedEx’s market capitalization;
►	FedEx’s revenue growth and operating income growth (excluding certain items and the MTM Adjustment) relative to competitors;
►	FedEx’s free cash flow (excluding business acquisitions), return on invested capital (excluding certain items and the MTM Adjustment), and weighted average cost of capital;
►	Analyst coverage and ratings for FedEx’s stock;
►	FedEx’s U.S. and international revenue market share;
►	FedEx’s reputation rankings by various publications and surveys; and
►	FedEx’s achievement of corporate objectives for financial performance under the AIC program.

None of these factors is given any particular weight in determining whether to adjust Mr. Smith’s bonus amount.

Non-CEO Named Executive Officers

The fiscal 2018 AIC payout opportunity for each of Messrs. Graf, Bronczek, Carter and Cunningham was based on the achievement of corporate objectives for adjusted consolidated operating income, as described above. The minimum AIC payout opportunity for each of the non-CEO named executive officers was zero, as a result of Mr. Smith’s ability (with respect to Messrs. Graf, Bronczek and Carter) and Mr. Bronczek's ability (with respect to Mr. Cunningham) to adjust the officer’s bonus amount downward based on his achievement of individual performance objectives, as described below.

The target AIC payout for each non-CEO named executive officer is set as a percentage of the executive’s base salary, and the maximum AIC payout is set as a multiple of the target payout. The actual AIC payout ranges on a sliding scale based upon the performance of the individual and the company against the objectives.

Mr. Smith and Mr. Bronczek may adjust the applicable officer’s bonus amount based on the achievement of individual performance objectives established at the beginning of the fiscal year. Individual performance objectives for the non-CEO named executive officers vary by management level and by operating segment and include (but are not limited to):

►	Provide leadership to support the achievement of financial goals;
►	Guide and support key strategic initiatives;
►	Enhance the FedEx customer experience and meet goals related to internal metrics that measure customer satisfaction and service quality;
►	Recruit and develop executive talent and ensure successors exist for all management positions; and
►	Implement and document good faith efforts designed to ensure inclusion of females and minorities in the pool of qualified applicants for open positions and promotional opportunities, and otherwise promote FedEx’s commitment to diversity, tolerance and inclusion in the workplace.

Individual performance objectives are designed to further the company’s business objectives. Achievement of individual performance objectives is generally within each officer’s control or scope of responsibility, and the objectives are intended to be achieved with an appropriate level of effort and effective leadership by the officer. The achievement level of each non-CEO named executive officer’s individual performance objectives is based on Mr. Smith’s or Mr. Bronczek’s evaluation (as applicable) at the conclusion of the fiscal year, which is reviewed by the Compensation Committee.

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Adjustments to Operating Income for Fiscal 2018 AIC Plan Purposes

FedEx’s fiscal 2018 consolidated operating income was impacted by several items that did not reflect core business performance. In order to ensure that payouts under the AIC plan accurately reflected the company’s core financial performance, the Board of Directors, upon the recommendation of the Compensation Committee, designed the fiscal 2018 AIC plan to exclude, or approved adjustments to exclude, the following items from fiscal 2018 consolidated operating income for purposes of the fiscal 2018 AIC plan:

►	The MTM Adjustment;
►	TNT Express integration expenses;
►	Expenses in connection with certain pending U.S. Customs Border and Protection matters involving FedEx Trade Networks;
►	The cost of accelerated 2018 annual pay increases for certain hourly team members to April 2018 from October 2018, following the passage of the Tax Cuts and Jobs Act of 2017 (the “TCJA”); and
►	Goodwill and other asset impairment charges at FedEx Supply Chain.

Fiscal 2018 AIC Performance and Payouts

As noted above, the adjusted consolidated operating income target objective under the fiscal 2018 AIC program, as adopted in June 2017, was the same as the corresponding fiscal 2018 business plan objective. In May 2018, the Board approved lowering the AIC plan target objective below the corresponding business plan objective for adjusted consolidated operating income, which minimized the effect of the NotPetya cyberattack for all plan participants. Notwithstanding this adjustment, the fiscal 2018 AIC plan target objective for adjusted consolidated operating income was higher than the target objective for adjusted consolidated operating income under the company's fiscal 2017 AIC plan of $5.421 billion.

The following table presents the threshold, target and maximum objectives (if applicable) for adjusted consolidated operating income under our fiscal 2018 AIC program, and our actual adjusted consolidated operating income for fiscal 2018 (in millions):

Company Performance Measure	Threshold	Target	Maximum	Actual
Adjusted Consolidated Operating Income(1)	n/a(2)	$5,811	$6,838	$5,780
(1)	As discussed above, the Board of Directors, upon the recommendation of the Compensation Committee, approved the exclusion of certain items from the adjusted consolidated operating income objectives and actual adjusted consolidated operating income for purposes of the fiscal 2018 AIC plan. See Appendix C for a reconciliation of fiscal 2018 adjusted consolidated operating income to the most directly comparable GAAP measure.
(2)	Under the fiscal 2018 AIC plan, there was no threshold objective for adjusted consolidated operating income because the plan provided a minimum funding level of 50% of the target amount independent of company financial performance. The actual payout for plan participants depended on the achievement of his or her individual performance objectives. The AIC payout amount for the Chairman and Chief Executive Officer was not based on individual performance objectives, but was subject to adjustment by the independent Board members based on his annual performance evaluation, as described above.

Based upon below-target adjusted consolidated operating income performance, and each non-CEO named executive officer’s achievement of individual performance objectives, payouts to the named executive officers under the fiscal 2018 AIC program were as follows (compared to the target payout opportunities):

Name	Target AIC Payout ($)	Actual AIC Payout ($)
F.W. Smith	$1,879,097	$1,656,161
A.B. Graf, Jr.	$976,920	$935,889
D.J. Bronczek	$1,346,419	$1,238,274
R.B. Carter	$825,616	$672,299
D.L. Cunningham, Jr.	$793,302	$744,783

The independent members of the Board of Directors, upon the recommendation of the Compensation Committee, exercised their discretion (as described above) to reduce the amount of Mr. Smith’s fiscal 2018 AIC payout from $1,800,175, the formulaic amount resulting solely from the achievement of company financial performance objectives under the fiscal 2018 AIC program, to $1,656,161. This decision was based upon below-business-plan achievement for fiscal 2018 adjusted consolidated operating income.

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Fiscal 2019 AIC Plan Design

In order to continue motivating management to improve the company’s overall financial performance, the performance measure for all participants in the fiscal 2019 AIC plan is adjusted consolidated operating income. In order to ensure that payouts under the fiscal 2019 AIC plan accurately reflect the company’s core financial performance, the Board of Directors, upon the recommendation of the Compensation Committee, has approved excluding the impact of fiscal 2019 TNT Express integration expenses (including any restructuring charges at TNT Express) from fiscal 2019 consolidated operating income for purposes of the plan. The adjusted consolidated operating income target objective under the fiscal 2019 AIC program is lower than the fiscal 2019 business plan objective for adjusted consolidated operating income (the target and business plan objectives for consolidated operating income exclude fiscal 2019 TNT Express integration expenses).

Adjusted consolidated operating income performance that exceeds the fiscal 2019 business plan objective will result in an above-target payout opportunity, up to the maximum payout amount. The maximum payout opportunity under the plan is 200% of the target amount. The plan also provides for a minimum funding level of 50% of the target amount, independent of the company's financial performance. This means that at least 50% of the target AIC funding amount will be available for payout if the adjusted consolidated operating income target objective under the plan is not achieved. However, the actual payout for plan participants, including the non-CEO named executive officers, depends on the achievement level of their respective individual performance objectives. The AIC payout amount for the Chairman and CEO is not based on individual performance objectives, but may be adjusted by the independent Board members based on their annual evaluation of his performance, as described above.

The fiscal 2019 AIC payout opportunity for each of Messrs. Smith, Graf, Bronczek, Carter and Cunningham will be based on the achievement of corporate objectives for adjusted consolidated operating income, as described above. The minimum payout opportunity under the plan for Mr. Smith will be zero, as a result of the independent directors’ ability to adjust Mr. Smith’s bonus amount downward based on his annual performance evaluation, as described above. The minimum payout opportunity for each non-CEO named executive officer also will be zero, as a result of Mr. Smith’s and Mr. Bronczek's ability to adjust each applicable officer’s payout amount downward based on his achievement of individual performance objectives established at the beginning of the fiscal year. Mr. Smith or Mr. Bronczek, as applicable, will determine the achievement level of the officer’s individual objectives at the conclusion of fiscal 2019.

The fiscal 2019 AIC target payouts for the named executive officers, as a percentage of their respective base salary actually paid during fiscal 2019, are as follows:

Name	Target Payout (as a percentage of base salary)
F.W. Smith	165%
A.B. Graf, Jr.	120%
D.J. Bronczek	140%
R.B. Carter	120%
D.L. Cunningham, Jr.	120%

The maximum fiscal 2019 AIC payout opportunity for each named executive officer will be 200% of his target bonus.

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EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS

CASH PAYMENTS UNDER LTI PROGRAM

The primary objective of our LTI program is to motivate management to contribute to our future success and to build long-term shareowner value and reward them accordingly. The program provides a long-term cash payment opportunity to members of management, including the named executive officers, based upon achievement of aggregate EPS goals for the preceding three-fiscal-year period. The LTI plan design provides for payouts that correspond to specific EPS goals established by the Board of Directors. The EPS goals represent total growth in EPS (over a base year) for the three-year term of the LTI plan. The following chart illustrates the relationship between EPS growth and payout:

LTI PAYOUT OPPORTUNITY
(as a percentage of target)

As illustrated by the above chart, the LTI program provides for:

►	No LTI payment unless the three-year average annual EPS growth rate is at least 5%;
►	Target payouts if the three-year average annual EPS growth rate is 12.5%;
►	Above-target payouts if the growth rate is above 12.5%, up to a maximum amount (equal to 150% of the target payouts) if the growth rate is 15% or higher; and
►	Below-target payouts if the growth rate is below 12.5%, down to a threshold amount (equal to 25% of the target payouts) if the growth rate is 5%.

Mark-to-Market Retirement Plans Accounting and Other Adjustments to EPS for LTI Plan Purposes

The Board of Directors, upon the recommendation of the Compensation Committee, approved the exclusion of certain items from fiscal 2016, fiscal 2017 and fiscal 2018 EPS for purposes of FedEx’s FY2016–FY2018, FY2017–FY2019 and FY2018–FY2020 LTI plans, and for establishing the base-year EPS for the FY2017–FY2019, FY2018–FY2020 and FY2019-FY2021 LTI plans, as applicable. In particular, because the MTM Adjustment is not reflective of core business performance, the Board previously determined that the MTM Adjustment will be excluded from EPS calculations under all LTI plans, beginning with the FY2016–FY2018 LTI plan.

In addition to the MTM Adjustment, fiscal 2016 EPS was adjusted for purposes of the applicable plans to exclude: (i) expenses incurred in connection with the settlement of and certain expected losses relating to independent contractor litigation matters involving FedEx Ground, net of recognized immaterial insurance recovery; (ii) expenses related to the settlement of a U.S. Customs and Border Protection matter involving FedEx Trade Networks, net of recognized immaterial insurance recovery; (iii) expenses associated with the acquisition, financing and integration of TNT Express, net of any tax impact, and TNT Express’s fiscal 2016 financial results; and (iv) the favorable income tax benefit from an internal corporate legal entity restructuring to facilitate the integration of FedEx Express and TNT Express.

Similarly, in addition to the MTM Adjustment, fiscal 2017 EPS was adjusted for purposes of the applicable plans to exclude: (i) fiscal 2017 TNT Express integration expenses (including any restructuring charges at TNT Express); (ii) expenses related to the settlement of and certain expected losses relating to independent contractor litigation matters involving FedEx Ground; and (iii) charges accrued in connection with pending U.S. Customs and Border Protection matters involving FedEx Trade Networks.

Fiscal 2018 EPS was also adjusted for purposes of the applicable plans to exclude, in addition to the MTM Adjustment: (i) fiscal 2018 TNT Express integration expenses (including any restructuring charges at TNT Express); (ii) expenses in connection with certain pending U.S. Customs Border and Protection matters involving FedEx Trade Networks; (iii) the cost of accelerated 2018 annual pay increases for certain hourly team members to April 2018 from October 2018, following the passage of the TCJA; (iv) goodwill and other asset impairment charges at FedEx Supply Chain; and (v) the provisional benefit from the remeasurement of the company’s net U.S. deferred tax liability following the passage of the TCJA.

46	2018 PROXY STATEMENT

EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS

As a result, adjusted fiscal 2016 EPS of $10.60, rather than reported fiscal 2016 EPS of $6.51, is being used for purposes of the FY2016–FY2018 LTI plan (as described in more detail below, adjusted fiscal 2016 EPS of $10.80 is further adjusted to $10.60 for this plan to account for the effect of stock repurchases). Adjusted fiscal 2016 EPS of $10.80 is the base-year EPS for the FY2017–FY2019 LTI plan. Additionally, adjusted fiscal 2017 EPS of $12.02, rather than reported fiscal 2017 EPS of $11.07, is being used for purposes of the FY2016–FY2018 and FY2017–FY2019 LTI plans (as described in more detail below, adjusted fiscal 2017 EPS of $12.09 is further adjusted to $12.02 for these plans to account for the effect of stock repurchases). Adjusted fiscal 2017 EPS of $12.09 is the base-year EPS for the FY2018–FY2020 LTI plan. Finally, adjusted fiscal 2018 EPS of $15.47, rather than reported fiscal 2018 EPS of $16.79, is being used for purposes of the FY2016–FY2018, FY2017–FY2019 and FY2018-FY2020 LTI plans and is the base year EPS for the FY2019-FY2021 LTI plan. The Board of Directors, upon the recommendation of the Compensation Committee, determined that, by excluding these items, payouts, if any, under these plans will more accurately reflect FedEx’s core financial performance in fiscal 2016, fiscal 2017 and fiscal 2018, as applicable. See Appendix C for a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures.

For the same reason, the Board of Directors, upon the recommendation of the Compensation Committee, has also approved the exclusion of TNT Express integration expenses (including any restructuring charges at TNT Express) from fiscal 2019 and 2020 EPS for purposes of the FY2017-FY2019, FY2018-FY2020 and FY2019-FY2021 LTI plans, as applicable.

Stock Repurchase Program-Related Adjustments to EPS for LTI Plan Purposes

During fiscal 2016 and fiscal 2017, the company repurchased 18.2 million shares and 3.0 million shares, respectively, as part of our stock repurchase program. Because the positive impact on EPS resulting from these stock repurchases did not reflect core business performance, the Board of Directors, upon the recommendation of the Compensation Committee, approved the exclusion of the impact of the stock repurchases (net of interest expense on debt issued to fund a portion of the stock repurchase programs) on fiscal 2016 EPS for purposes of the FY2016–FY2018 LTI plan and fiscal 2017 EPS for purposes of the FY2016–FY2018 and FY2017-FY2019 LTI plans.

As a result, adjusted fiscal 2016 EPS of $10.60, rather than adjusted fiscal 2016 EPS of $10.80 (as further discussed above), is being used for purposes of the FY2016–FY2018 LTI plans. Additionally, adjusted fiscal 2017 EPS of $12.02, rather than adjusted fiscal 2017 EPS of $12.09 (as further discussed above), is being used for purposes of the FY2016–FY2018 and FY2017-FY2019 LTI plans. See Appendix C for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures.

During fiscal 2018, the company’s stock repurchases approximately offset dilution arising from the grant of equity awards throughout the year. As a result, no adjustments were made to fiscal 2018 earnings for LTI plan purposes due to stock repurchases.

Fiscal 2018 LTI Performance and Payouts

Typically, the base-year number over which the three-year average annual EPS growth rate goals are measured for an LTI plan is the final full-year EPS of the preceding fiscal year. For the FY2016–FY2018 LTI plan, however, the base-year year number is $8.87, not fiscal 2015 EPS of $3.65. For purposes of establishing the base-year EPS for the FY2016-FY2018 LTI Plan, fiscal 2015 EPS was adjusted to exclude: (i) the net impact of the company’s adoption of mark-to-market accounting for its defined benefit pension and other postretirement plans, including the impact of lowering the expected return on plan assets assumption from 7.75% to 6.5% in the presentation of segment results for all prior periods; (ii) aircraft impairment and related charges; and (iii) a charge to increase the legal reserve associated with the settlement of a legal matter at FedEx Ground to the amount of the settlement. The Board of Directors, upon the recommendation of the Compensation Committee, determined that, by excluding these items, any payouts under the FY2016-FY2018 LTI plan would more accurately reflect FedEx’s core financial performance.

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EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS

The following table presents the aggregate EPS threshold (minimum), target and maximum under our FY2016–FY2018 LTI plan, which was established by the Board of Directors in 2015, and our actual adjusted aggregate EPS under the plan for the three-year period ended May 31, 2018:

Performance Measure	Threshold	Target	Maximum
FY2016–FY2018 Aggregate Adjusted EPS
*	The actual aggregate adjusted EPS consists of $10.60 for fiscal 2016 (which excludes the $0.20 net impact of stock repurchases as discussed above), $12.02 for fiscal 2017 (which excludes the $0.07 net impact of stock repurchases as discussed above) and $15.47 for fiscal 2018. See Appendix C for a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures.

Based upon this above-target performance, we made the following LTI payouts to the named executive officers under the FY2016–FY2018 LTI plan — as illustrated by the following table (compared to the threshold, target and maximum payout opportunities):

Name	Threshold LTI Payout ($)	Target LTI Payout ($)	Maximum LTI Payout ($)	Actual LTI Payout ($)
F.W. Smith	1,000,000	4,000,000	6,000,000	6,000,000
A.B. Graf, Jr.	300,000	1,200,000	1,800,000	1,800,000
D.J. Bronczek(1)	422,917	1,691,667	2,537,500	2,537,500
R.B. Carter	300,000	1,200,000	1,800,000	1,800,000
D.L. Cunningham, Jr.(2)	245,833	983,333	1,475,000	1,475,000
(1)	Mr. Bronczek’s payout opportunities under the FY2016–FY2018 LTI plan were prorated based on the applicable fiscal year during which he served as President and CEO of FedEx Express (fiscal 2016 and 2017) and President and Chief Operating Officer of FedEx (fiscal 2018).
(2)	Mr. Cunningham’s payout opportunities under the FY2016–FY2018 LTI plan were prorated based on the applicable fiscal year during which he served as Executive Vice President and Chief Operating Officer of FedEx Express (fiscal 2016 and 2017) and President and CEO of FedEx Express (fiscal 2018).

LTI Payout Opportunities

The Board of Directors has established LTI plans for the three-fiscal-year periods 2017 through 2019, 2018 through 2020 and 2019 through 2021, providing cash payment opportunities upon the conclusion of fiscal 2019, 2020 and 2021, respectively, if certain EPS goals are achieved with respect to those periods.

Typically, the base-year number over which the three-year average annual EPS growth rate goals are measured for an LTI plan is the final full-year EPS of the preceding fiscal year. However, the base-year EPS amounts over which the three-year average annual EPS growth rate goals will be measured for the FY2017-FY2019, FY2018-FY2020 and FY2019-FY2021 LTI plans are $10.80, $12.09 and $15.47, respectively (as discussed above).

As described above, adjusted fiscal 2017 EPS of $12.02 (which excludes the $0.07 net impact of stock repurchases) is being used for purposes of the FY2017-FY2019 LTI plan. Additionally, adjusted fiscal 2018 EPS of $15.47 is being used for purposes of the FY2017-FY2019 and FY2018-FY2020 LTI plans. The following table presents the aggregate EPS thresholds, targets and maximums under the FY2017-FY2019 and FY2018-FY2020 LTI plans and our progress toward these goals as of May 31, 2018:

Performance Period	Aggregate EPS Threshold	Aggregate EPS Target	Aggregate EPS Maximum
FY2017–FY2019 Actual Aggregate Adjusted EPS as of May 31, 2018*
FY2018–FY2020 Actual Aggregate Adjusted EPS as of May 31, 2018*
*	See Appendix C for a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures.

48	2018 PROXY STATEMENT

EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS

The following table sets forth the potential threshold, target and maximum payouts for the named executive officers under the FY2017–FY2019, FY2018-FY2020 and FY2019-FY2021 LTI plans.

		Potential Future Payouts
Name	Performance Period	Threshold ($)	Target ($)	Maximum ($)
F.W. Smith	FY2017–FY2019	1,150,000	4,600,000	6,900,000
	FY2018–FY2020	1,150,000	4,600,000	6,900,000
	FY2019–FY2021	1,150,000	4,600,000	6,900,000
A.B. Graf, Jr.	FY2017–FY2019	343,750	1,375,000	2,062,500
	FY2018–FY2020	343,750	1,375,000	2,062,500
	FY2019–FY2021	343,750	1,375,000	2,062,500
D.J. Bronczek(1)	FY2017–FY2019	491,667	1,966,667	2,950,000
	FY2018–FY2020	518,750	2,075,000	3,112,500
	FY2019–FY2021	518,750	2,075,000	3,112,500
R.B. Carter	FY2017–FY2019	343,750	1,375,000	2,062,500
	FY2018–FY2020	343,750	1,375,000	2,062,500
	FY2019–FY2021	343,750	1,375,000	2,062,500
D.L. Cunningham, Jr.(2)	FY2017–FY2019	360,417	1,441,667	2,162,500
	FY2018–FY2020	437,500	1,750,000	2,625,000
	FY2019–FY2021	437,500	1,750,000	2,625,000
(1)

Mr. Bronczek’s payout opportunities under the FY2017–FY2019 LTI plan are prorated based on the applicable fiscal years during which he served as President and CEO of FedEx Express (fiscal 2017) and President and Chief Operating Officer of FedEx (fiscal 2018 and 2019).

(2)

Mr. Cunningham’s payout opportunities under the FY2017–FY2019 LTI plan are prorated based on the applicable fiscal years during which he served as Executive Vice President and Chief Operating Officer of FedEx Express (fiscal 2017) and President and CEO of FedEx Express (fiscal 2018 and 2019).

RETENTION AWARDS FOR CHIEF FINANCIAL OFFICER

On July 17, 2017, the Board of Directors, upon the recommendation of the Compensation Committee, approved a performance-based cash award for Mr. Graf. The award has a target value of $574,661 that is tied to the achievement of a fiscal 2020 EPS goal (excluding the MTM Adjustment and TNT Express integration expenses (including any restructuring charges at TNT Express) and subject to any adjustments that may be approved by the Board, upon the recommendation of the Compensation Committee). The cash award will be paid in its entirety if the fiscal 2020 EPS goal is met or exceeded. If fiscal 2020 EPS is less than 80% of the goal, no cash award will be paid. If fiscal 2020 EPS is between 80% and 100% of the goal, the Chairman of the Board will determine the actual award paid (but in no event will it exceed $574,661). To remain eligible for the award, Mr. Graf must remain FedEx’s Chief Financial Officer through the end of fiscal 2020. In the event of death or permanent disability prior to the end of fiscal 2020, payment will be made in accordance with the timing and payout criteria described above. On July 17, 2017, Mr. Graf was also granted a restricted stock award of 1,785 shares with a four-year ratable vesting period.

LONG-TERM EQUITY INCENTIVES — STOCK OPTIONS AND RESTRICTED STOCK

Our primary objective in providing long-term equity incentives to executive officers is to further align their interests with those of our shareowners by facilitating significant ownership of FedEx stock by the officers. This creates a direct link between their compensation and long-term shareowner return.

Amount

Stock options and restricted stock are generally granted to executive officers on an annual basis. As discussed above, an officer’s position and level of responsibility are the primary factors that determine the number of options and shares of restricted stock awarded to the officer in the annual grant. For instance, FedEx’s Chief Financial Officer, General Counsel and Chief Information Officer receive the same number of options and restricted shares in the annual grant.

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EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS

The number of stock options and restricted shares awarded at each management level can vary from year to year. In determining how many options and shares of restricted stock should be awarded at each level, the Compensation Committee may consider:

►

Target TDC levels and referenced survey data — as discussed above, we include the total target value of all equity-based awards (including tax payments for restricted stock awards) in our calculation of target TDC, and in evaluating the fiscal 2018 target TDC levels for our named executive officers, we referred to multiple market reference points for comparable positions in the referenced surveys;

►	The total number of shares then available to be granted; and
►

Potential shareowner dilution. As of July 30, 2018, the total number of shares underlying options and shares of restricted stock outstanding or available for future grant under our equity compensation plans represented 9.7% of the sum of shares outstanding plus the shares underlying options outstanding or available for future grant plus shares of restricted stock available for future grant.

Other factors that the Compensation Committee may consider, especially with respect to special grants outside of the annual-grant framework, include the promotion of an officer or the desire to retain a valued executive or recognize a particular officer’s contributions, like the restricted stock award described above granted to Mr. Graf on July 17, 2017. None of these factors is given any particular weight and the specific factors used may vary among individual executives.

Timing

In selecting dates for awarding equity-based compensation, we do not consider, nor have we ever considered, the price of FedEx’s common stock or the timing of the release of material, non-public information about the company. Stock option and restricted stock awards are generally made to executive officers on an annual basis according to a pre-established schedule.

When the Compensation Committee approves a special grant outside of the annual-grant framework, such grants are made at a regularly scheduled meeting and the grant date of the awards is the approval date or the next business day, if the meeting does not fall on a business day. If the grant is made in connection with the promotion of an individual or the election of an officer, the grant date may be the effective date of the individual’s promotion or the officer’s election, if such effective date is after the approval date.

Pricing

The exercise price of stock options granted under our equity incentive plans is equal to the fair market value of FedEx’s common stock on the date of grant. Under the terms of our equity incentive plans, the fair market value on the grant date is defined as the average of the high and low trading prices of FedEx’s common stock on the New York Stock Exchange (”NYSE”) on that day. We believe this methodology is the most equitable method for determining the exercise price of our stock option awards given the intra-day price volatility often shown by our stock.

Vesting

Stock options and restricted stock granted to executive officers generally vest ratably over four years beginning on the first anniversary of the grant date. This four-year vesting period is intended to further encourage the retention of the executive officers, since unvested stock options are forfeited upon termination of the officer’s employment for any reason other than death or permanent disability and unvested restricted stock is forfeited upon termination of the officer’s employment for any reason other than death, permanent disability or retirement.

Tax Payments for Restricted Stock Awards

As discussed previously, FedEx pays the taxes resulting from a restricted stock award on behalf of the recipient. This prevents the need for the officer to sell a portion of a stock award to pay the corresponding tax obligation and thus encourages and facilitates FedEx stock ownership by our officers, thereby further aligning their interests with those of our shareowners. The total target value of the award is the same as it would be if there were no tax payments.

50	2018 PROXY STATEMENT

EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS

Voting and Dividend Rights on Restricted Stock

Holders of restricted shares are entitled to vote and receive any dividends on such shares. The dividend rights are included in the computation of the value of the restricted stock award for purposes of determining the recipient’s target TDC.

Fiscal 2018 Awards

On June 12, 2017, the named executive officers were granted stock option and restricted stock awards as follows (Mr. Graf also received a restricted stock grant on July 17, 2017, as described above, which is included in the table below):

Name	Number of Stock Options	Number of Shares of Restricted Stock
F.W. Smith	139,080	0
A.B. Graf, Jr.	17,260	4,860
D.J. Bronczek	29,495	4,685
R.B. Carter	17,260	3,075
D.L. Cunningham, Jr.	22,435	3,970

As in previous years, at the request of Mr. Smith and in light of his significant stock ownership, the Compensation Committee did not award him any restricted stock. Instead, his equity awards were in the form of stock options, which will yield value to him only if the stock price increases from the date of grant.

The target value of stock options and restricted stock awarded in fiscal 2018 to each named executive officer remained substantially the same compared to the fiscal 2017 target value. The amount reported for restricted stock awards in the Summary Compensation Table reflects the average of the high and low prices of FedEx common stock on the NYSE on the grant date, which may vary from the stock price assumption used when determining the target grant levels.

PERQUISITES, TAX PAYMENTS AND OTHER ANNUAL COMPENSATION

FedEx’s named executive officers receive certain other annual compensation, including:

►

certain perquisites, such as personal use of corporate aircraft (though officers are required to reimburse FedEx for substantially all of the incremental cost to FedEx of such usage), security services and equipment, tax return preparation and financial counseling services, umbrella insurance, physical examinations, travel privileges on certain airline partners, salary continuation benefits for short-term disability and supplemental long-term disability benefits;

►	group term life insurance and 401(k) company-matching contributions; and
►	tax payments relating to restricted stock awards (as discussed above) and certain business-related use of corporate and commercial aircraft.

We provide this other compensation to enhance the competitiveness of our executive compensation program and to increase the productivity (corporate aircraft travel, professional assistance with tax return preparation and financial planning), safety (security services and equipment) and health (annual physical examinations) of our executives so they can focus on producing superior financial returns for our shareowners. Our tax payments relating to restricted stock awards are a component of the total target value of the restricted stock grant. As a result, the total target value of the award is the same as it would be if there were no tax payments and there is no dilutive effect on our shareowners’ equity interest in FedEx. The Compensation Committee reviews and approves each of these elements of compensation, and all of the independent directors approve each element as it relates to Mr. Smith. The Committee also reviews and approves FedEx’s policies and procedures regarding perquisites and other personal benefits and tax payments, including:

►	FedEx’s written policy setting forth guidelines and procedures regarding personal use of FedEx corporate aircraft; and
►	FedEx’s executive security procedures.

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EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS

FedEx’s executive security procedures, which prescribe the level of personal security to be provided to the Chairman of the Board and Chief Executive Officer and other executive officers, are based on bona fide business-related security concerns and are an integral part of FedEx’s overall risk management and security program. These procedures have been assessed by an independent security consulting firm, and deemed necessary and appropriate for the protection of the officers and their families given the history of direct security threats against FedEx executives and the likelihood of additional threats against the officers. The security services and equipment provided to FedEx executive officers may be viewed as conveying personal benefits to the executives and, as a result, their values must be reported in the Summary Compensation Table.

With respect to Mr. Smith, consistent with FedEx’s executive security procedures, the Board of Directors requires him to use FedEx corporate aircraft for all travel, including personal travel. In addition, FedEx provides certain physical and personal security services for Mr. Smith, including on-site residential security at his primary residence. The Board of Directors believes that Mr. Smith’s personal safety and security are of the utmost importance to FedEx and its shareowners and, therefore, the costs associated with such security are appropriate and necessary business expenses.

POST-EMPLOYMENT COMPENSATION

While none of FedEx’s named executive officers has an employment agreement, they are entitled to receive certain payments and benefits upon termination of employment or a change of control of FedEx, including:

►

Retirement benefits under FedEx’s 401(k) and pension plans, including a tax-qualified, defined contribution 401(k) retirement savings plan called the FedEx Corporation Retirement Savings Plan, a tax-qualified, defined benefit pension plan called the FedEx Corporation Employees’ Pension Plan, and a supplemental non-tax-qualified plan called the FedEx Corporation Retirement Parity Pension Plan — which is designed to provide to the executives the benefits that otherwise would be paid under the tax-qualified pension plan but for certain limits under United States tax laws;

►	Accelerated vesting of restricted stock upon the executive’s retirement (at or after age 60), death or permanent disability or a change of control of FedEx;
►	Accelerated vesting of stock options upon the executive’s death or permanent disability or a change of control of FedEx; and
►

Lump sum cash payments and post-employment insurance coverage under their Management Retention Agreements with FedEx (the “MRAs”) upon a qualifying termination of the executive after a change of control of FedEx. The MRAs, as well as the accelerated vesting of equity awards upon a change of control of FedEx, are intended to secure the executives’ continued services in the event of any threat or occurrence of a change of control, which further aligns their interests with those of our shareowners when evaluating any such potential transaction.

The Compensation Committee approves and recommends Board approval of all plans, agreements and arrangements that provide for these payments and benefits.

Risks Arising from Compensation Policies and Practices

Management has conducted an in-depth risk assessment of FedEx’s compensation policies and practices and concluded they do not create risks that are reasonably likely to have a material adverse effect on the company. The Compensation Committee has reviewed and concurred with management’s conclusion. The risk assessment process included, among other things, a review of (i) all key incentive compensation plans to ensure that they are aligned with our pay-for-performance philosophy and include performance metrics that meet and support corporate goals, and (ii) the overall compensation mix to ensure an appropriate balance between fixed and variable pay components and between short-term and long-term incentives. The objective of the process was to identify any compensation plans and practices that may encourage employees to take unnecessary risks that could threaten the company. No such plans or practices were identified.

52	2018 PROXY STATEMENT

EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the income tax deduction by FedEx for compensation paid to the Chief Executive Officer and the three other highest-paid executive officers (other than the Chief Financial Officer) to $1,000,000 per year. Section 162(m) exempts qualifying performance-based compensation with respect to taxable years beginning on or before December 31, 2017 and payable pursuant to a binding written agreement in effect on November 2, 2017. As a result, performance-based awards that are deductible in fiscal 2018 and performance-based awards outstanding on November 2, 2017 or awarded thereafter pursuant to a binding written agreement can be exempt from the deduction limit if applicable requirements are met.

►	Neither Mr. Smith’s nor Mr. Bronczek’s base salary is designed to meet the requirements of Section 162(m) and, therefore, is subject to the $1,000,000 deductibility limit.
►

FedEx’s equity compensation plans satisfy the requirements of Section 162(m) with respect to stock options, but not with respect to restricted stock awards. Accordingly, compensation recognized by the four highest-paid executive officers (excluding Mr. Graf) in connection with stock options is fully deductible in fiscal 2018, but compensation with respect to restricted stock awards is subject to the $1,000,000 deductibility limit.

►

FedEx’s AIC and LTI plans do not meet all of the conditions for qualification under Section 162(m). Compensation received by the four highest-paid executive officers (excluding Mr. Graf) under each of these plans is subject, therefore, to the $1,000,000 deductibility limit.

We do not require all of our compensation programs to be fully deductible under Section 162(m) because doing so would restrict our discretion and flexibility in designing competitive compensation programs to promote varying corporate goals. We believe that our Board of Directors should be free to make compensation decisions to further and promote the best interests of our shareowners, rather than to qualify for corporate tax deductions. Particularly in light of the repeal of the performance-based compensation exception to Section 162(m), we expect our Compensation Committee and Board of Directors to continue approving compensation that is not deductible for income tax purposes. In fiscal 2018, we incurred approximately $6.25 million of additional tax expense as a result of the Section 162(m) deductibility limit for compensation paid to Mr. Smith and the three other highest-paid executive officers (other than Mr. Graf).

As a result of the TCJA, beginning in fiscal 2019, the 162(m) limitation will apply to the Chief Executive Officer and Chief Financial Officer along with the three other highest paid employees for all qualified performance-based compensation. Their covered employee status also becomes permanent, which means that all future amounts paid or incurred with respect to that individual or beneficiaries would be subject to the $1,000,000 per year limit. Also beginning in fiscal 2019, qualified performance-based compensation will no longer be excluded from the limitation.

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EXECUTIVE COMPENSATION – SUMMARY COMPENSATION TABLE

Summary Compensation Table

In this section, we provide certain tabular and narrative information regarding the compensation of our principal executive and financial officers and our three other most highly compensated executive officers for the fiscal year ended May 31, 2018, and for each of the previous two fiscal years (except as noted).

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
FREDERICK W. SMITH Chairman and Chief Executive Officer (Principal Executive Officer)	2018	1,342,212	0	0	7,134,484	7,656,161	—	532,541	16,665,398
	2017	1,311,688	0	0	6,564,913	7,215,948	—	513,048	15,605,597
	2016	1,279,632	0	0	7,572,908	7,360,950	—	543,543	16,757,033
ALAN B. GRAF, JR. Executive Vice President and Chief Financial Officer (Principal Financial Officer)	2018	976,920	0	1,019,453	885,398	2,735,889	—	894,874	6,512,534
	2017	948,468	0	591,851	814,678	2,531,468	—	630,587	5,517,052
	2016	920,840	0	623,829	914,898	2,409,351	—	600,087	5,469,005
DAVID J. BRONCZEK President and Chief Operating Officer	2018	1,122,016	75,000	971,224	1,513,026	3,775,774	—	789,951	8,246,991
	2017	1,023,280	75,000	763,626	1,058,850	3,176,694	—	702,997	6,800,447
	2016	960,936	0	803,745	1,213,197	3,201,327	—	722,645	6,901,850
ROBERT B. CARTER Executive Vice President, FedEx Information Services and Chief Information Officer	2018	825,616	0	637,463	885,398	2,472,299	816,295	638,434	6,275,505
	2017	801,564	0	591,851	814,678	2,312,023	785,840	592,757	5,898,713
	2016	778,216	0	623,829	914,898	2,277,809	562,045	588,897	5,745,694
DAVID L. CUNNINGHAM, JR.(6) President and Chief Executive Officer, FedEx Express	2018	721,184	62,500	823,001	1,150,864	2,219,783	303,560	695,683	5,976,575

(1)	The amounts reported in this column reflect promotional bonuses received by Mr. Bronczek and Mr. Cunningham that were paid in fiscal 2017 and fiscal 2018.
(2)

The amounts reported in these columns reflect the aggregate grant date fair value of restricted stock and option awards granted to the named executive officer during each year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. These amounts reflect our calculation of the value of these awards on the grant date and do not necessarily correspond to the actual value that may ultimately be realized by the officer.

The fair value of restricted stock awards is equal to the fair market value of FedEx’s common stock (the average of the high and low prices of the stock on the NYSE) on the date of grant multiplied by the number of shares awarded.

For accounting purposes, we use the Black-Scholes option pricing model to calculate the grant date fair value of stock options. Assumptions used in the calculation of the amounts in the “Option Awards” column are included in note 10 to our audited consolidated financial statements for the fiscal year ended May 31, 2018, included in our Annual Report on Form 10-K for fiscal 2018. See the “Grants of Plan-Based Awards During Fiscal 2018” table for information regarding restricted stock and option awards to the named executive officers during fiscal 2018.

54	2018 PROXY STATEMENT

EXECUTIVE COMPENSATION – SUMMARY COMPENSATION TABLE

(3)

Reflects cash payouts, if any, under FedEx’s fiscal 2018, 2017 and 2016 AIC plans and FY16–FY18, FY15–FY17 and FY14–FY16 LTI plans, as follows (for further discussion of the fiscal 2018 AIC plan and the FY16–FY18 LTI plan, see “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2018 Amounts — Cash Payments Under AIC Program” and “— Cash Payments Under LTI Program” above):

Name	Year	AIC Payout ($)	LTI Payout ($)	Total Non-Equity Incentive Plan Compensation ($)
F.W. Smith	2018	1,656,161	6,000,000	7,656,161
	2017	1,215,948	6,000,000	7,215,948
	2016	1,360,950	6,000,000	7,360,950
A.B. Graf, Jr.	2018	935,889	1,800,000	2,735,889
	2017	731,468	1,800,000	2,531,468
	2016	609,351	1,800,000	2,409,351
D.J. Bronczek	2018	1,238,274	2,537,500	3,775,774
	2017	926,694	2,250,000	3,176,694
	2016	951,327	2,250,000	3,201,327
R.B. Carter	2018	672,299	1,800,000	2,472,299
	2017	512,023	1,800,000	2,312,023
	2016	477,809	1,800,000	2,277,809
D.L. Cunningham, Jr.	2018	744,783	1,475,000	2,219,783
(4)

Reflects the actuarial increase in the present value of the named executive officer’s benefits under the Pension Plan and the Parity Plan (as each such term is defined under “— Fiscal 2018 Pension Benefits — Overview of Pension Plans”). The present value of the benefits under the Pension Plan and Parity Plan for Messrs. Smith, Graf and Bronczek decreased as follows: (a) between fiscal 2018 and 2017 — $495,708, $110,555 and $156,754, respectively; (b) between fiscal 2016 and 2017 — $479,543, $116,057 and $165,154, respectively; and (c) between fiscal 2015 and 2016 — $784,178, $97,207 and $167,856, respectively. The amounts in the table and this footnote were determined using assumptions (e.g., for interest rates and mortality rates) consistent with those used in the audited consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended May 31, 2018. See “— Fiscal 2018 Pension Benefits” below.

(5)	Includes:
►	the aggregate incremental cost to FedEx of providing perquisites and other personal benefits;
►	group term life insurance premiums paid by FedEx;
►	company-matching contributions under FedEx’s tax-qualified, defined contribution 401(k) retirement savings plan called the FedEx Corporation Retirement Savings Plan (the “401(k) Plan”); and
►

tax payments relating to restricted stock awards and certain business-related use of corporate and commercial aircraft. FedEx pays the taxes resulting from a restricted stock award on behalf of the recipient to prevent the need for the officer to sell a portion of a stock award to pay the corresponding tax obligation. While SEC disclosure rules require that these payments be included with tax reimbursement payments and reported as “other compensation” in the Summary Compensation Table, we do not believe these payments are “tax gross-ups” in the traditional sense, since their value is fully reflected in the number of shares ultimately delivered to recipients. See “— Compensation Discussion and Analysis — Compensation Objectives and Design-Related Features — Restricted Stock Program” above.

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EXECUTIVE COMPENSATION – SUMMARY COMPENSATION TABLE

The following table shows the amounts included for each such item:

Name	Year	Perquisites and Other Personal Benefits ($)(a)	Life Insurance Premiums ($)	Company Contributions Under 401(k) Plan ($)	Tax Reimbursement Payments ($)(a)	Other ($)	Total ($)
F.W. Smith	2018	521,078	1,807	9,656	0	—	532,541
	2017	500,777	3,060	9,211	0	—	513,048
	2016	531,742	3,060	8,741	0	—	543,543
A.B. Graf, Jr.	2018	108,870	2,740	9,484	773,780	—	894,874
	2017	169,003	3,060	9,300	449,224	—	630,587
	2016	114,058	3,060	9,473	473,496	—	600,087
D.J. Bronczek	2018	37,547	2,740	12,491	737,173	—	789,951
	2017	113,294	3,060	7,040	579,603	—	702,997
	2016	100,321	3,060	9,210	610,054	—	722,645
R.B. Carter	2018	133,527	2,740	9,629	492,538	—	638,434
	2017	127,473	3,060	9,206	453,018	—	592,757
	2016	100,792	3,060	9,307	475,738	—	588,897
D.L. Cunningham, Jr.	2018	53,837	2,740	11,663	627,443	—	695,683
(a)	See the following two tables for additional details regarding the amounts included in each item.
During fiscal 2018, 2017, and 2016, unless otherwise noted below, FedEx provided the following perquisites and other personal benefits to the named executive officers:
►

Personal use of corporate aircraft: FedEx maintains a fleet of corporate aircraft that is used primarily for business travel by FedEx employees. FedEx has a written policy that sets forth guidelines and procedures regarding personal use of FedEx corporate aircraft. The policy requires officers to pay FedEx two times the cost of fuel for personal trips, plus applicable passenger ticket taxes and fees. These payments are intended to approximate the incremental cost to FedEx of personal corporate aircraft usage.

►

Mr. Smith is not required to pay FedEx for any travel on corporate aircraft by his family members or guests when they are accompanying him and he is on business travel. Mr. Smith is required to pay FedEx, however, for any personal travel by him and any personal travel by his family members or guests when they are accompanying him and he is on personal travel or when they are traveling without him.

►

Compensation is included in the table above for personal corporate aircraft travel (which for this purpose includes travel to attend a board or stockholder meeting of an outside company or organization for which the officer serves as a director or trustee) by a named executive officer and his family members and guests to the extent, if any, that the aggregate incremental cost to FedEx of all such travel exceeds the amount the officer paid FedEx for such travel. The incremental cost to FedEx of personal use of corporate aircraft is calculated based on the variable operating cost to FedEx, which includes the cost of fuel, aircraft maintenance, crew travel, landing fees, ramp fees and other smaller variable costs. Because FedEx corporate aircraft are used primarily for business travel, fixed costs that do not change based on usage, such as pilots’ salaries and purchase and lease costs, are excluded from this calculation.

►

In addition, when an aircraft is already flying to a destination for business purposes and the officers or their family members or guests ride along on the aircraft for personal travel, there is no additional variable operating cost to FedEx associated with the additional passengers, and thus no compensation is included in the table above for such personal travel. With the exception of Mr. Smith, the officer is still required to pay FedEx for such personal travel if persons on business travel occupy less than 50% of the total available seats on the aircraft. The amount of such payment is a pro rata portion (based on the total number of passengers) of the fuel cost for the flight, multiplied by two, plus applicable passenger ticket taxes and fees.

►

For tax purposes, income is imputed to each named executive officer for personal travel and “business-related” travel (travel by the officer’s spouse or adult guest who accompanies the officer on a business trip for the primary purpose of assisting the officer with the business purpose of the trip) for the excess, if any, of the Standard Industrial Fare Level (SIFL) value of all such flights during a calendar year over the aggregate fuel payments made by the officer during that calendar year. The Board of Directors and the FedEx executive security procedures require Mr. Smith to use FedEx corporate aircraft for all travel, including personal travel. Accordingly, FedEx reimburses Mr. Smith for taxes relating to any imputed income for his personal travel and the personal travel of his family members and guests when they are accompanying him (no such reimbursement payments have been made during the last three fiscal years). FedEx reimburses the other named executive officers for taxes relating to imputed income for business-related travel.

56	2018 PROXY STATEMENT

EXECUTIVE COMPENSATION – SUMMARY COMPENSATION TABLE

►

Security services and equipment: Pursuant to FedEx’s executive security procedures, the named executive officers are provided security services and equipment. To the extent the services and equipment are provided by third parties (e.g., out-of-town transportation and other security-related expenses and home security system installation, maintenance and monitoring), we have included in the table above the amounts paid by FedEx for such services and equipment. For Mr. Smith, these amounts totaled $146,856, $28,661 and $34,938 for fiscal 2018, 2017, and 2016, respectively. The amount for fiscal 2018 includes costs for replacing outdated systems at Mr. Smith’s primary residence. To the extent the security services are provided by FedEx employees, we have included amounts representing: (a) the number of hours of service provided to the officer by each such employee multiplied by (b) the total hourly compensation cost of the employee (including, among other things, pension and other benefit costs). For Mr. Smith, these amounts totaled $198,304, $240,374 and $262,731 for fiscal 2018, 2017, and 2016, respectively. For additional information regarding executive security services provided to Mr. Smith, see “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2018 Amounts — Perquisites, Tax Payments and Other Annual Compensation” above.

►

Tax return preparation services: FedEx requires officers to have their income tax returns prepared by a qualified third party (other than our independent registered public accounting firm) and pays all reasonable and customary costs for such services.

►	Financial counseling services: FedEx reimburses officers for certain financial counseling services, subject to various caps.
►	Umbrella insurance premiums: FedEx pays umbrella insurance premiums on behalf of officers.
►	Physical examinations: FedEx pays for officers to have comprehensive annual physical examinations.
►

Travel Privileges: FedEx provides certain executive officers and their spouses with travel privileges on certain airline partners. There is a small per-trip ticketing fee incurred by FedEx in connection with these privileges. FedEx reimburses an executive officer for taxes relating to imputed income for business-related travel.

►

Supplemental Disability Benefits: FedEx provides executive officers with salary continuation benefits for short-term disability (100% of base salary for 28 weeks) and supplemental long-term disability benefits. Both benefit programs are self-funded (i.e., no premiums are paid to a third-party insurer) and thus there is no incremental cost to FedEx to provide these benefit programs.

In addition, during fiscal 2018 certain payments were made with respect to Mr. Cunningham’s prior overseas service on behalf of the company.

The following table shows the amounts (the aggregate incremental cost to FedEx) included in the perquisites and other personal benefits column in the table above for each such item:

Name	Year	Personal Use of Corporate Aircraft ($)(a)	Security Services and Equipment ($)	Tax Return Preparation Services ($)	Financial Counseling Services ($)	Umbrella Insurance Premiums ($)	Other ($)(b)	Total ($)
F.W. Smith	2018	77,293	345,160	46,005	50,000	2,620	0	521,078
	2017	134,281	269,035	44,854	50,000	2,607	0	500,777
	2016	135,226	297,669	46,240	50,000	2,607	0	531,742
A.B. Graf, Jr.	2018	62,965	32,744	8,062	2,479	2,620	0	108,870
	2017	133,916	11,441	8,891	12,148	2,607	0	169,003
	2016	76,748	11,242	9,212	14,249	2,607	0	114,058
D.J. Bronczek	2018	20,093	7,446	7,100	0	2,620	288	37,547
	2017	55,114	11,483	14,200	29,578	2,607	312	113,294
	2016	71,754	25,696	0	0	2,607	264	100,321
R.B. Carter	2018	21,803	61,809	9,700	37,355	2,620	240	133,527
	2017	20,221	86,806	3,250	14,445	2,607	144	127,473
	2016	25,836	57,442	2,850	12,033	2,607	24	100,792
D.L. Cunningham, Jr.	2018	0	30,548	1,500	18,596	2,620	573	53,837
(a)

The amounts shown include the following amounts for use of corporate aircraft to attend board or stockholder meetings of outside companies or organizations for which the officers serve as directors for fiscal 2018: Mr. Graf — $53,158 and Mr. Carter — $18,031; for fiscal 2017: Mr. Graf — $101,164 and Mr. Carter — $19,486; and for fiscal 2016: Mr. Graf — $54,835. The entire amount shown for Mr. Carter for fiscal 2016 represents use of corporate aircraft to attend board or stockholder meetings of outside companies or organizations for which he serves as a director.

(b)

For fiscal 2018, 2017, and 2016, includes physical examinations and/or ticketing fees for airline travel privileges; and for fiscal 2018, includes certain payments relating to Mr. Cunningham’s prior overseas service on behalf of the company.

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EXECUTIVE COMPENSATION – SUMMARY COMPENSATION TABLE

The following table shows the tax payments relating to the items listed, which are included in the table:

Name	Year	Restricted Stock ($)	Business- Related Use of Corporate and Commercial Aircraft ($)	Other ($)	Total ($)
F.W. Smith	2018	0	0	—	0
	2017	0	0	—	0
	2016	0	0	—	0
A.B. Graf, Jr.	2018	773,780	0	—	773,780
	2017	449,224	0	—	449,224
	2016	473,496	0	—	473,496
D.J. Bronczek	2018	737,173	0	—	737,173
	2017	579,603	0	—	579,603
	2016	610,054	0	—	610,054
R.B. Carter	2018	483,844	8,694	—	492,538
	2017	449,224	3,794	—	453,018
	2016	473,496	2,242	—	475,738
D.L. Cunningham, Jr.	2018	624,670	2,773	—	627,443
(6)	Mr. Cunningham was not a named executive officer in fiscal 2017 or 2016. Accordingly, the table includes Mr. Cunningham’s compensation only for fiscal 2018.

58	2018 PROXY STATEMENT

EXECUTIVE COMPENSATION – GRANTS OF PLAN-BASED AWARDS DURING FISCAL 2018

Grants of Plan-Based Awards During Fiscal 2018

The following table sets forth information regarding grants of plan-based awards made to the named executive officers during the fiscal year ended May 31, 2018:

Name	Type of Plan/Award	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All-Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(1)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
				Threshold ($)	Target ($)	Maximum ($)
F.W. Smith	Stock Option(3)	06/12/2017	06/11/2017					139,080	207.305	209.12	7,134,484
	FY18 AIC(4)			0	1,879,097	3,758,194
	FY18–FY20 LTI(5)			1,150,000	4,600,000	6,900,000
A.B. Graf, Jr.	Restricted Stock(6)	06/12/2017	06/11/2017				3,075				637,463
	Restricted Stock(6)	07/17/2017	07/16/2017				1,785				381,990
	Stock Option(3)	06/12/2017	06/11/2017					17,260	207.305	209.12	885,398
	FY18 AIC(4)			0	976,920	1,953,840
	FY18–FY20 LTI(5)			343,750	1,375,000	2,062,500
	Retention Award(7)			0	574,661	574,661
D.J. Bronczek	Restricted Stock(6)	06/12/2017	06/11/2017				4,685				971,224
	Stock Option(3)	06/12/2017	06/11/2017					29,495	207.305	209.12	1,513,026
	FY18 AIC(4)			0	1,346,419	2,692,838
	FY18–FY20 LTI(5)			518,750	2,075,000	3,112,500
R.B. Carter	Restricted Stock(6)	06/12/2017	06/11/2017				3,075				637,463
	Stock Option(3)	06/12/2017	06/11/2017					17,260	207.305	209.12	885,398
	FY18 AIC(4)			0	825,616	1,651,232
	FY18–FY20 LTI(5)			343,750	1,375,000	2,062,500
D.L. Cunningham, Jr.	Restricted Stock(6)	06/12/2017	06/11/2017				3,970				823,001
	Stock Option(3)	06/12/2017	06/11/2017					22,435	207.305	209.12	1,150,864
	FY18 AIC(4)			0	793,302	1,586,604
	FY18–FY20 LTI(5)			437,500	1,750,000	2,625,000
(1)	The exercise price of the options is the fair market value of FedEx’s common stock (the average of the high and low prices of the stock on the NYSE) on the grant date.
(2)	Represents the grant date fair value of each equity-based award, computed in accordance with FASB ASC Topic 718. See note 2 to the Summary Compensation Table for information regarding the assumptions used in the calculation of these amounts.
(3)	Stock options granted to the named executive officers generally vest ratably over four years beginning on the first anniversary of the grant date. The options may not be transferred in any manner other than by will or the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee. See “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2018 Amounts — Long-Term Equity Incentives — Stock Options and Restricted Stock” above for further discussion of stock option awards.
(4)	In June 2017, the Board of Directors, upon the recommendation of the Compensation Committee, established this annual performance cash compensation plan, which provided a cash payment opportunity to the named executive officers at the conclusion of fiscal 2018. Payment amounts were based upon the achievement of company financial-performance goals for fiscal 2018 and, for the non-CEO named executive officers, the achievement of individual performance objectives. The AIC payout amount for Mr. Smith was subject to adjustment by the independent Board members. See “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2018 Amounts — Cash Payments Under AIC Program” above for further discussion of this plan, including actual payment amounts.
(5)	The Board of Directors, upon the recommendation of the Compensation Committee, established this long-term performance cash compensation plan in June 2017. The plan provides a long-term cash payment opportunity to the named executive officers at the conclusion of fiscal 2020 if FedEx achieves an aggregate earnings-per-share goal established by the Board with respect to the three-fiscal-year period 2018 through 2020. No amounts can be earned under the plan until 2020 because achievement of the earnings-per-share goal can only be determined following the conclusion of the three-fiscal-year period. The estimated individual future payouts under the plan are set dollar amounts ranging from threshold (minimum) amounts, if the earnings-per-share goal achieved is less than target, up to maximum amounts, if the plan goal is substantially exceeded. There is no assurance that these estimated future payouts will be achieved. See “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2018 Amounts — Cash Payments Under LTI Program” above for further discussion of this plan.

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EXECUTIVE COMPENSATION – GRANTS OF PLAN-BASED AWARDS DURING FISCAL 2018

(6)	Shares of restricted stock awarded to the named executive officers generally vest ratably over four years beginning on the first anniversary of the grant date. Holders of restricted shares are entitled to vote such shares and receive any dividends paid on FedEx common stock. FedEx pays the taxes resulting from a restricted stock award on behalf of the recipient (these tax payments are included in the “All Other Compensation” column in the Summary Compensation Table). See “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2018 Amounts — Long-Term Equity Incentives — Stock Options and Restricted Stock” and "— Retention Awards for Chief Financial Officer" above for further discussion of restricted stock awards.
(7)	In July 2017, the Board of Directors, upon the recommendation of the Compensation Committee, approved a performance-based cash award for Mr. Graf that is tied to the achievement of a fiscal 2020 EPS goal. The award is payable following the completion of the company’s 2020 fiscal year. See “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2018 Amounts — Retention Awards for Chief Financial Officer” above for further discussion of this award.

Outstanding Equity Awards at End of Fiscal 2018

The following table sets forth for each named executive officer certain information about unexercised stock options and unvested shares of restricted stock held at the end of the fiscal year ended May 31, 2018:

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(a)		Market Value of Shares or Units of Stock That Have Not Vested ($)(b)
	Exercisable	Unexercisable(a)
F.W. Smith	271,750	—		56.3100	06/08/2019
	195,500	—		78.1900	06/07/2020
	176,100	—		89.1050	06/06/2021
	198,675	—		85.2550	06/04/2022
	203,780	—		96.8650	06/03/2023
	119,613	39,872	(1)	143.5450	06/09/2024
	66,260	66,260	(2)	180.8200	06/08/2025
	39,052	117,158	(3)	162.8200	06/06/2026
	—	139,080	(4)	207.3050	06/12/2027
A.B. Graf, Jr.	34,580	—		56.3100	06/08/2019
	23,100	—		78.1900	06/07/2020
	21,480	—		89.1050	06/06/2021
	24,235	—		85.2550	06/04/2022
	24,620	—		96.8650	06/03/2023
	14,452	4,818	(5)	143.5450	06/09/2024
	8,005	8,005	(6)	180.8200	06/08/2025
	4,846	14,539	(7)	162.8200	06/06/2026
	—	17,260	(8)	207.3050	06/12/2027
						10,309	(9)	2,568,178
D.J. Bronczek	30,775	—		78.1900	06/07/2020
	28,450	—		89.1050	06/06/2021
	32,100	—		85.2550	06/04/2022
	32,640	—		96.8650	06/03/2023
	19,158	6,387	(10)	143.5450	06/09/2024
	10,615	10,615	(11)	180.8200	06/08/2025
	6,298	18,897	(12)	162.8200	06/06/2026
	—	29,495	(13)	207.3050	06/12/2027
						11,710	(14)	2,917,195

60	2018 PROXY STATEMENT

EXECUTIVE COMPENSATION – OUTSTANDING EQUITY AWARDS AT END OF FISCAL 2018

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(a)		Market Value of Shares or Units of Stock That Have Not Vested ($)(b)
	Exercisable	Unexercisable(a)
R.B. Carter	23,100	—		78.1900	06/07/2020
	21,480	—		89.1050	06/06/2021
	24,235	—		85.2550	06/04/2022
	24,620	—		96.8650	06/03/2023
	14,452	4,818	(15)	143.5450	06/09/2024
	8,005	8,005	(16)	180.8200	06/08/2025
	4,846	14,539	(17)	162.8200	06/06/2026
	—	17,260	(18)	207.3050	06/12/2027
						8,524	(19)	2,123,499
D.L. Cunningham, Jr.	11,150	—		89.1050	06/06/2021
	12,580	—		85.2550	06/04/2022
	12,805	—		96.8650	06/03/2023
	7,518	2,507	(20)	143.5450	06/09/2024
	5,577	5,578	(21)	180.8200	06/08/2025
	3,306	9,919	(22)	162.8200	06/06/2026
	—	22,435	(23)	207.3050	06/12/2027	7,471	(24)	1,861,176
(a)	The following table sets forth the vesting dates of the options and restricted stock included in these columns:
		Date	Number			Date	Number
F.W. Smith	(1)	06/09/2018	39,872	A.B. Graf, Jr.	(5)	06/09/2018	4,818
	(2)	06/08/2018	33,130		(6)	06/08/2018	4,002
		06/08/2019	33,130			06/08/2019	4,003
	(3)	06/06/2018	39,053		(7)	06/06/2018	4,846
		06/06/2019	39,052			06/06/2019	4,846
		06/06/2020	39,053			06/06/2020	4,847
	(4)	06/12/2018	34,770		(8)	06/12/2018	4,315
		06/12/2019	34,770			06/12/2019	4,315
		06/12/2020	34,770			06/12/2020	4,315
		06/12/2021	34,770			06/12/2021	4,315
					(9)	06/06/2018	909
						06/08/2018	862
						06/09/2018	997
						06/12/2018	768
						07/17/2018	446
						06/06/2019	909
						06/08/2019	863
						06/12/2019	769
						07/17/2019	446
						06/06/2020	909
						06/12/2020	769
						07/17/2020	446
						06/12/2021	769
						07/17/2021	447

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EXECUTIVE COMPENSATION – OUTSTANDING EQUITY AWARDS AT END OF FISCAL 2018

		Date	Number			Date	Number
D.J. Bronczek	(10)	06/09/2018	6,387	R.B. Carter	(15)	06/09/2018	4,818
	(11)	06/08/2018	5,307		(16)	06/08/2018	4,002
		06/08/2019	5,308			06/08/2019	4,003
	(12)	06/06/2018	6,299		(17)	06/06/2018	4,846
		06/06/2019	6,299			06/06/2019	4,846
		06/06/2020	6,299			06/06/2020	4,847
	(13)	06/12/2018	7,373		(18)	06/12/2018	4,315
		06/12/2019	7,374			06/12/2019	4,315
		06/12/2020	7,374			06/12/2020	4,315
		06/12/2021	7,374			06/12/2021	4,315
	(14)	06/06/2018	1,173		(19)	06/06/2018	909
		06/08/2018	1,111			06/08/2018	862
		06/09/2018	1,284			06/09/2018	997
		06/12/2018	1,171			06/12/2018	768
		06/06/2019	1,172			06/06/2019	909
		06/08/2019	1,112			06/08/2019	863
		06/12/2019	1,171			06/12/2019	769
		06/06/2020	1,173			06/06/2020	909
		06/12/2020	1,171			06/12/2020	769
		06/12/2021	1,172			06/12/2021	769
D.L. Cunningham, Jr.	(20)	06/09/2018	2,507
	(21)	06/08/2018	2,789
		06/08/2019	2,789
	(22)	06/06/2018	3,306
		06/06/2019	3,306
		06/06/2020	3,307
	(23)	06/12/2018	5,608
		06/12/2019	5,609
		06/12/2020	5,609
		06/12/2021	5,609
	(24)	06/06/2018	628
		06/08/2018	595
		06/09/2018	428
		06/12/2018	992
		06/06/2019	627
		06/08/2019	595
		06/12/2019	993
		06/06/2020	628
		06/12/2020	992
		06/12/2021	993
(b)	Computed by multiplying the closing market price of FedEx’s common stock on May 31, 2018 (which was $249.12) by the number of shares.

62	2018 PROXY STATEMENT

EXECUTIVE COMPENSATION – OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2018

Option Exercises and Stock Vested During Fiscal 2018

The following table sets forth for each named executive officer certain information about stock options that were exercised and restricted stock that vested during the fiscal year ended May 31, 2018:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
F.W. Smith	204,150	33,541,378	0	0
A.B. Graf, Jr.	24,100	3,822,573	4,197	855,536
D.J. Bronczek	47,656	9,452,203	5,410	1,102,797
R.B. Carter	24,100	2,894,330	4,197	855,536
D.L. Cunningham, Jr.	16,166	2,106,752	2,263	461,467
(1)	If the shares were sold immediately upon exercise, the value realized on exercise of the option is the difference between the actual sales price and the exercise price of the option. Otherwise, the value realized is the difference between the fair market value of FedEx’s common stock (the average of the high and low prices of the stock on the New York Stock Exchange) on the date of exercise and the exercise price of the option.
(2)	Represents the fair market value of the shares on the vesting date.

Fiscal 2018 Pension Benefits

The following table sets forth for each named executive officer the present value of accumulated benefits at May 31, 2018, under FedEx’s defined benefit pension plans. For information regarding benefits triggered by retirement under our stock option and restricted stock plans, see “— Potential Payments Upon Termination or Change of Control” below.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Fiscal 2018 ($)
F.W. Smith	FedEx Corporation Employees’ Pension Plan	46	1,134,202	108,591	(2)
	FedEx Corporation Retirement Parity Pension Plan	46	25,044,117	0
A.B. Graf, Jr.	FedEx Corporation Employees’ Pension Plan	38	1,724,424	0
	FedEx Corporation Retirement Parity Pension Plan	38	13,680,769	0
D.J. Bronczek	FedEx Corporation Employees’ Pension Plan	42	1,874,216	0
	FedEx Corporation Retirement Parity Pension Plan	42	17,649,432	0
R.B. Carter	FedEx Corporation Employees’ Pension Plan	25	1,266,405	0
	FedEx Corporation Retirement Parity Pension Plan	25	7,588,120	0
D.L. Cunningham, Jr.	FedEx Corporation Employees’ Pension Plan	36	1,646,130	0
	FedEx Corporation Retirement Parity Pension Plan	36	4,343,478	0
(1)

These amounts were determined using assumptions (e.g., for interest rates and mortality rates) consistent with those used in the audited consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended May 31, 2018. The benefits are expressed as lump sum amounts, even though the benefits using the traditional pension benefit formula under the Pension Plan (as defined below) are generally not payable as a lump sum distribution (only $5,000 or less may be distributed as a lump sum under the traditional pension benefit formula under the Pension Plan). The benefits using the Portable Pension Account formula under the Pension Plan may be paid as a lump sum.

The present value of the Pension Plan traditional pension benefit is equal to the single life annuity payable at the normal retirement date (age 60), or June 1, 2018, if the officer is past normal retirement age, converted based on an interest rate of 4.269% and the RP2014 mortality table with the MP2016 generational mortality improvement scale (as adjusted for purposes of the Pension Plan and Parity Plan (as defined below)) discounted to May 31, 2018, using an interest rate of 4.269%. The present value of the Parity Plan traditional pension benefit is equal to the single life annuity payable at the normal retirement age, or June 1, 2018, if the officer is past normal retirement age, converted based on an interest rate of 3% for lump sums paid through May 31, 2019, 3.5% for lump sums paid between June 1, 2019 and May 31, 2020, and 4% for lump sums paid on and after June 1, 2020, and the 1994 Group Annuity Reserving Table and discounted to May 31, 2018, using an interest rate of 4.269%. The present value of the Portable Pension Account (discussed below) is equal to the officer’s account balance at May 31, 2018, projected to the normal retirement date, if applicable, based on an interest rate of 4% (compounded quarterly) and discounted to May 31, 2018, using an interest rate of 4.269%.

(2)	In accordance with the terms of the Pension Plan, Mr. Smith was required to commence receiving his Pension Plan benefits during fiscal 2016.

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EXECUTIVE COMPENSATION – FISCAL 2018 PENSION BENEFITS

Overview of Pension Plans

FedEx maintains a tax-qualified, defined benefit pension plan called the FedEx Corporation Employees’ Pension Plan (the “Pension Plan”). For fiscal 2018, the maximum compensation limit under a tax-qualified pension plan was $270,000. The Internal Revenue Code also limits the maximum annual benefits that may be accrued under a tax-qualified, defined benefit pension plan. In order to provide 100% of the benefits that would otherwise be denied certain management-level participants in the Pension Plan due to these limitations, FedEx also maintains a supplemental, non-tax-qualified plan called the FedEx Corporation Retirement Parity Pension Plan (the “Parity Plan”). Benefits under the Parity Plan are general, unsecured obligations of FedEx.

Effective May 31, 2003, FedEx amended the Pension Plan and the Parity Plan to add a cash balance feature, which is called the Portable Pension Account. Eligible employees as of May 31, 2003 had the option to make a one-time election to accrue future pension benefits under either the cash balance formula or the traditional pension benefit formula. In either case, employees retained all benefits previously accrued under the traditional pension benefit formula and continued to receive the benefit of future compensation increases on benefits accrued as of May 31, 2003. Eligible employees hired after May 31, 2003 accrue benefits exclusively under the Portable Pension Account.

Beginning June 1, 2008, eligible employees who participate in the Pension Plan and the Parity Plan, including the named executive officers, accrue all future pension benefits under the Portable Pension Account. In addition, benefits previously accrued under the Pension Plan and the Parity Plan using the traditional pension benefit formula were capped as of May 31, 2008, and those benefits will be payable beginning at retirement. Effective June 1, 2008, each participant in the Pension Plan and the Parity Plan who was age 40 or older on that date and who has an accrued traditional pension benefit will receive a transition compensation credit, as described in more detail below. Employees who elected in 2003 to accrue future benefits under the Portable Pension Account will continue to accrue benefits under that formula.

The named executive officers also participate in the 401(k) Plan. The annual matching company contribution under the 401(k) Plan is a maximum of 3.5% of eligible earnings.

In order to provide 100% of the benefits that would otherwise be limited due to certain limitations imposed by United States tax laws, Parity Plan participants, including the named executive officers, receive additional Portable Pension Account compensation credits equal to 3.5% of any eligible earnings above the maximum compensation limit for tax-qualified plans.

Normal retirement age for the majority of participants, including the named executive officers, under the Pension Plan and the Parity Plan is age 60. However, for benefits accrued after January 31, 2016, the normal retirement age is age 62. The traditional pension benefit under the Pension Plan for a participant who retires between the ages of 55 and 60 will be reduced by 3% for each year the participant receives his or her benefit prior to age 60.

Traditional Pension Benefit

Under the traditional pension benefit formula, the Pension Plan and the Parity Plan provide 2% of the average of the five calendar years (three calendar years for the Parity Plan) of highest earnings during employment multiplied by years of credited service for benefit accrual up to 25 years. Eligible compensation for the traditional pension benefit under the Pension Plan and the Parity Plan for the named executive officers includes salary and annual incentive compensation.

A named executive officer’s capped accrued traditional pension benefit was calculated using his years of credited service as of either May 31, 2003 or May 31, 2008, depending on whether he chose to accrue future benefits under the cash balance formula or the traditional pension benefit formula in 2003, and his eligible earnings history as of May 31, 2008.

64	2018 PROXY STATEMENT

EXECUTIVE COMPENSATION – FISCAL 2018 PENSION BENEFITS

Portable Pension Account

The benefit under the Portable Pension Account is expressed as a notional cash balance account. For each plan year in which a participant is credited with a year of service, compensation credits are added based on the participant’s age and years of service as of the end of the prior plan year and the participant’s eligible compensation for the prior calendar year based on the following table:

Age + Service on May 31	Compensation Credit
Less than 55	5%
55 – 64	6%
65 – 74	7%
75 or over	8%

On May 31, 2017, the sum of age plus years of service for the named executive officers was as follows: Mr. Smith — 117; Mr. Graf — 100; Mr. Bronczek — 103; Mr. Carter — 81; and Mr. Cunningham — 90. Eligible compensation under the Portable Pension Account feature for the named executive officers includes salary and annual incentive compensation. Messrs. Smith, Graf and Bronczek elected the Portable Pension Account feature on June 1, 2003. Messrs. Carter and Cunningham began accruing benefits under the Portable Pension Account on June 1, 2008.

Transition compensation credits are an additional compensation credit percentage to be granted to participants in the Pension Plan and the Parity Plan who were age 40 or older on June 1, 2008, and who have an accrued benefit under the traditional pension benefit formula. For each plan year in which an eligible participant is credited with a year of service, transition compensation credits will be added based on the participant’s age and years of service as of the end of the prior plan year and the participant’s eligible compensation for the prior calendar year based on the following table:

Age + Service on May 31	Transition Compensation Credit*
Less than 55	2%
55 – 64	3%
65 – 74	4%
75 or over	5%
*	For years of credited service over 25, transition compensation credits are 2% per year.

An eligible participant will receive transition compensation credits for five years (through May 31, 2013) or until he or she has 25 years of credited service, whichever is longer. For participants with 25 or more years of service, transition compensation credits are 2% per year and ceased as of May 31, 2013. An eligible participant’s first transition compensation credit was added to his or her Portable Pension Account as of May 31, 2009.

Interest credits are added to a participant’s Portable Pension Account benefit as of the end of each fiscal quarter (August 31, November 30, February 28 and May 31) after a participant accrues his or her first compensation credit. The May 31 interest credit is added prior to the May 31 compensation credit or transition compensation credit (or additional compensation credit under the Parity Plan). Interest credits are based on the Portable Pension Account notional balance and a quarterly interest-crediting factor, which is equal to the greater of (a) 1/4 of the one-year Treasury constant maturities rate for April of the preceding plan year plus 0.25% and (b) 1% (1/4 of 4%). Interest credits will continue to be added until the last day of the month before plan benefits are distributed. The quarterly interest-crediting factor for each of the plan years ended May 31, 2017 and 2018 was 1%.

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EXECUTIVE COMPENSATION – FISCAL 2018 PENSION BENEFITS

Lump-Sum Distribution

Upon a participant’s retirement, the vested traditional pension benefit under the Pension Plan is payable as a monthly annuity. Upon a participant’s retirement or other termination of employment, an amount equal to the vested Portable Pension Account notional balance under the Pension Plan is payable to the participant in the form of a lump-sum payment or an annuity.

All Parity Plan benefits are paid as a single lump-sum distribution as follows:

►	For the portion of the benefit accrued under the Portable Pension Account formula, the lump-sum benefit will be paid six months following the date of the participant’s termination of employment; and
►	For the portion of the benefit accrued under the traditional pension benefit formula, the lump-sum benefit will be paid the later of the date the participant turns age 55 or six months following the date of the participant’s termination of employment.

Potential Payments Upon Termination or Change of Control

This section provides information regarding payments and benefits to the named executive officers that would be triggered by termination of the officer’s employment (including resignation, or voluntary termination; severance, or involuntary termination; and retirement) or a change of control of FedEx.

Each of the named executive officers is an at-will employee and, as such, does not have an employment contract. In addition, if the officer’s employment terminates for any reason other than retirement, death or permanent disability, any unvested stock options are automatically terminated and any unvested shares of restricted stock are automatically forfeited. Accordingly, there are no payments or benefits that are triggered by any termination event (including resignation and severance) other than retirement, death or permanent disability, or in connection with a change of control of FedEx.

Benefits Triggered by Retirement, Death or Permanent Disability — Stock Option and Restricted Stock Plans

RETIREMENT

When an employee retires:

►	if retirement occurs at or after age 60, all restrictions applicable to the restricted shares held by the employee lapse on the date of retirement;
►	if retirement occurs at or after age 55, but before age 60, the restrictions applicable to restricted shares held by the employee continue until the earlier of the specified expiration of the restriction period, the employee’s permanent disability or the employee’s death; and
►	all of the employee’s unvested stock options terminate.

For information regarding retirement benefits under our pension plans, see “— Fiscal 2018 Pension Benefits” above.

DEATH OR PERMANENT DISABILITY

When an employee dies or becomes permanently disabled:

►	all restrictions applicable to the restricted shares held by the employee immediately lapse; and
►	all of the employee’s unvested stock options immediately vest.

The following table quantifies for each named executive officer the value of his unvested restricted shares and stock options, the vesting of which would be accelerated upon death or permanent disability (assuming the officer died or became permanently disabled on May 31, 2018):

66	2018 PROXY STATEMENT

EXECUTIVE COMPENSATION – POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Benefits Triggered by Death or Permanent Disability

Name	Value of Unvested Restricted Shares ($)(1)	Value of Unvested Stock Options ($)(2)	Total ($)
F.W. Smith	0	24,661,410	24,661,410
A.B. Graf, Jr.	2,568,178	3,031,844	5,600,022
D.J. Bronczek	2,917,195	4,263,457	7,180,652
R.B. Carter	2,123,499	3,031,844	5,155,343
D.L. Cunningham, Jr.	1,861,176	2,439,783	4,300,959
(1)	Computed by multiplying the closing market price per share of FedEx’s common stock on May 31, 2018 (which was $249.12) by the number of unvested shares of restricted stock held by the officer as of May 31, 2018.
(2)	Represents the difference between the closing market price per share of FedEx’s common stock on May 31, 2018 (which was $249.12) and the exercise price of each unvested option held by the officer as of May 31, 2018.

In addition, FedEx provides each named executive officer with:

►	$1,500,000 of group term life insurance coverage;
►	$500,000 of business travel accident insurance coverage for death or certain injuries suffered as a result of an accident while traveling on company business; and
►	A supplemental long-term disability program, with a monthly benefit equal to 60% of the officer’s basic monthly earnings (provided the officer continues to meet the definition of disability, these benefits generally continue until age 65).

Benefits Triggered by Change of Control or Termination after Change of Control — Stock Option and Restricted Stock Plans and Management Retention Agreements

STOCK OPTION AND RESTRICTED STOCK PLANS

Our 2010 Omnibus Stock Incentive Plan provides that, in the event of a change of control (as defined in the plan), each holder of an unexpired option has the right to exercise such option without regard to the date such option would first be exercisable. The plan also provides that, in the event of a change of control (as defined in the plan), depending on the change of control event, either (i) the restricted shares will be canceled and FedEx shall make a cash payment to each holder in an amount equal to the product of the highest price per share received by the holders of FedEx’s common stock in connection with the change of control multiplied by the number of restricted shares held or (ii) the restrictions applicable to any such shares will immediately lapse.

Under FedEx’s 2010 Omnibus Stock Incentive Plan, our Compensation Committee may exercise its discretion to provide for a treatment different than described above with respect to any particular stock option or restricted stock award, as set forth in the related award agreement. To date, such discretion has not been exercised.

The following table quantifies for each named executive officer the value of his unvested restricted shares and stock options, the vesting of which would be accelerated upon a change of control (assuming that the change of control occurred on May 31, 2018, and that the highest price per share received by FedEx’s stockholders in connection with the change of control was the closing market price on May 31, 2018, which was $249.12):

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EXECUTIVE COMPENSATION – POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Benefits Triggered by Change of Control(1)

Name	Value of Unvested Restricted Shares ($)(2)	Value of Unvested Stock Options ($)(3)	Total ($)
F.W. Smith	0	24,661,410	24,661,410
A.B. Graf, Jr.	2,568,178	3,031,844	5,600,022
D.J. Bronczek	2,917,195	4,263,457	7,180,652
R.B. Carter	2,123,499	3,031,844	5,155,343
D.L. Cunningham, Jr.	1,861,176	2,439,783	4,300,959
(1)	As discussed below, the officer is also entitled under his MRA (as defined below) to a two-year employment agreement upon a change of control and certain guaranteed compensation and benefits during the term of the two-year employment period.
(2)	Computed by multiplying the closing market price per share of FedEx’s common stock on May 31, 2018 (which was $249.12) by the number of unvested shares of restricted stock held by the officer as of May 31, 2018.
(3)	Represents the difference between the closing market price per share of FedEx’s common stock on May 31, 2018 (which was $249.12) and the exercise price of each unvested option (if the exercise price of the option was less than such market price) held by the officer as of May 31, 2018.

MANAGEMENT RETENTION AGREEMENTS

FedEx has entered into Management Retention Agreements (“MRAs”) with each of its executive officers, including the named executive officers. The purpose of the MRAs is to secure the executives’ continued services in the event of any threat or occurrence of a change of control (as defined in the MRAs; such term has the same meaning as used in FedEx’s equity compensation plans). The terms and conditions of the MRAs with the named executive officers are summarized below.

Term

Each MRA renews annually for consecutive one-year terms, unless FedEx gives at least thirty days’, but not more than ninety days’, prior notice that the agreement will not be extended. The non-extension notice may not be given at any time when the Board of Directors has knowledge that any person has taken steps reasonably calculated to effect a change of control of FedEx.

Employment Period

Upon a change of control, the MRA immediately establishes a two-year employment agreement with the executive officer. During the employment period, the officer’s position (including status, offices, titles and reporting relationships), authority, duties and responsibilities may not be materially diminished.

Compensation

During the two-year employment period, the executive officer receives base salary (no less than his or her highest base salary over the twelve-month period prior to the change of control) and is guaranteed the same annual incentive compensation opportunities as in effect during the 90-day period immediately prior to the change of control. The executive officer also receives incentive (including long-term performance bonus) and retirement plan benefits, expense reimbursement, fringe benefits, office and staff support, welfare plan benefits and vacation benefits. These benefits must be no less than the benefits the officer had during the 90-day period immediately prior to the change of control.

Termination

The MRA terminates immediately upon the executive officer’s death, voluntary termination or retirement. FedEx may terminate the MRA for disability, as determined in accordance with the procedures under FedEx’s long-term disability benefits plan. Once disability is established, he or she receives 180 days’ prior notice of termination. During the employment period, FedEx also may terminate the officer’s employment for “cause” (which includes any act of dishonesty by the officer intended to result in substantial personal enrichment, the conviction of the officer of a felony and certain material violations by the officer of his or her obligations under the MRA).

68	2018 PROXY STATEMENT

EXECUTIVE COMPENSATION – POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Benefits for Qualifying Termination

A “qualifying termination” is a termination of the executive’s employment by FedEx other than for cause, disability or death or by the officer for “good reason” (principally relating to a material diminution in the officer’s authority, duties or responsibilities or a material failure by FedEx to compensate the officer as provided in the MRA).

In the event of a qualifying termination, the executive officer will receive a lump sum cash payment equal to two times his or her base salary (the highest annual rate in effect during the twelve-month period prior to the date of termination) plus two times target annual incentive compensation. The payments will be made to the officer on the date that is six months after his or her date of termination (or, if earlier than the end of such six-month period, within 30 days following the date of the executive’s death). In addition, the executive officer will receive 18 months of continued coverage of medical, dental and vision benefits.

An executive officer’s benefits under the MRA will be reduced to the largest amount that would result in none of the MRA payments being subject to any excise tax. If the Internal Revenue Service otherwise determines that any MRA benefits are subject to excise taxes, the executive officer is required to repay FedEx the minimum amount necessary so that no excise taxes are payable.

In exchange for these benefits, the executive officer has agreed that, for the one-year period following his or her termination, he or she will not own, manage, operate, control or be employed by any enterprise that competes with FedEx or any of its affiliates.

The following table quantifies for each named executive officer the payments and benefits under his MRA triggered by a qualifying termination of the officer immediately following a change of control (assuming that the change of control and qualifying termination occurred on May 31, 2018, and that the highest price per share received by FedEx’s stockholders in connection with the change of control was the closing market price of FedEx’s common stock on May 31, 2018, which was $249.12):

Payments and Benefits Triggered by Qualifying Termination after Change of Control

Name	Lump Sum Cash Payment — 2x Base Salary and 2x Target Annual Bonus ($)	Health Benefits ($)	Total ($)
F.W. Smith	6,460,282	67,039	6,527,321
A.B. Graf, Jr.	3,926,832	47,778	3,974,610
D.J. Bronczek	4,958,870	45,546	5,004,416
R.B. Carter	3,318,656	38,438	3,357,094
D.L. Cunningham, Jr.	3,043,116	34,679	3,077,795

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EXECUTIVE COMPENSATION – CEO PAY RATIO

CEO Pay Ratio

In accordance with Item 402(u) of Regulation S-K (the “pay ratio rule”), we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. This ratio is a reasonable estimate calculated in a manner consistent with the pay ratio rule and is based on our employee and payroll records and the methodology described below. The pay ratio rule allows companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions reflecting their unique employee populations when calculating the ratio. Our reported ratio may not be comparable to those reported by other companies due to differences in industry, business models, scope of international operations and scale, as well as the different estimates, assumptions and methodologies applied by other companies in calculating their ratios.

Considered Population

We determined our median employee as of March 1, 2018, which is within the last three months of our fiscal year as required by the pay ratio rule. As of that date, we employed approximately 422,888 employees worldwide (other than our CEO), including full-time, part-time, seasonal and temporary employees. As permitted by the pay ratio rule, in determining our median employee, we excluded approximately 3.7% of our total employee population or approximately 15,471 employees outside of the U.S. from the following countries and territories: Argentina (310); Aruba (13); Austria (314); Bahamas (25); Bahrain (123); Barbados (37); Bermuda (25); Botswana (21); British Virgin Islands (6); Bulgaria (171); Cayman Islands (16); Colombia (241); Costa Rica (49); Curacao (14); Cyprus (78); Czech Republic (574); Denmark (487); Dominican Republic (84); Egypt (114); Estonia (63); Fiji (38); Finland (218); French West Indies (7); Greece (248); Grenada (6); Guadeloupe (8); Guam (14); Guatemala (42); Hungary (330); Indonesia (648); Ireland (288); Israel (185); Jamaica (50); Jordan (16); Kenya (38); Kuwait (145); Latvia (76); Lithuania (115); Luxembourg (53); Macau (10); Malawi (31); Namibia (44); New Zealand (253); Norway (171); Panama (90); Peru (25); Philippines (746); Portugal (369); Puerto Rico (462); Romania (422); Russia (663); Saint Kitts and Nevis (9); Saint Lucia (8); Saint Martin (10); Saint Vincent and the Grenadines (6); Slovakia (183); Slovenia (104); South Africa (1,100); South Korea (1,144); Swaziland (10); Sweden (707); Switzerland (1,035); Trinidad and Tobago (46); Turks and Caicos Islands (7); Turkey (805); Ukraine (148); United Arab Emirates (870); United States Virgin Islands (17); Uruguay (34); Venezuela (61); Vietnam (461); and Zambia (130). As a result, an aggregate employee population of approximately 407,417 was considered (the “considered population”) in determining our median employee.

The considered population does not include approximately 229 individuals who became FedEx employees after March 1, 2018, as a result of our acquisition of P2P Mailing Limited. These employees are excluded from the considered population in accordance with an exemption under the pay ratio rule for acquisitions completed in the relevant fiscal year.

Identifying our Median Employee

We selected annual taxable wages as the consistently applied compensation measure used to identify our median employee, which is a permissible approach even though this definition is defined differently across jurisdictions. For employees outside the U.S., we applied a reasonable estimate to determine taxable wages by consistently adjusting each non-U.S. employee’s annual pay rate upward to include additional elements of taxable compensation. From the considered population, we used statistical sampling to collect additional data for a group of employees (the “median population”) who were paid within a range of 5% above or below what we estimated to be our median taxable wage amount. We reviewed recent historical taxable wage data of the median population and selected employees within the median population with consistent taxable wages over the past three years. We calculated fiscal 2018 total compensation for each of the selected employees using the methodology for calculating our CEO’s fiscal 2018 total compensation as set forth in the Summary Compensation Table. We then identified an employee from this group, who is reasonably representative of our workforce and whose wage is a reasonable estimate of the median wage at our organization as the median employee.

Based upon the estimates, assumptions, and methodology described above, the fiscal 2018 annual total compensation of our CEO was $16,676,709 (including $11,311 in employer-provided health benefits not included in the Summary Compensation Table), the fiscal 2018 annual total compensation of our median employee was $50,017 (including $12,399 in employer-provided health benefits), and the ratio of these amounts was 333:1.

70	2018 PROXY STATEMENT

Audit Matters

PROPOSAL 3

Ratification of the Appointment of the Independent
Registered Public Accounting Firm

Vote Required For Ratification

The Audit Committee is responsible for selecting FedEx’s independent registered public accounting firm. Accordingly, stockholder approval is not required to appoint Ernst & Young as FedEx’s independent registered public accounting firm for fiscal year 2019. The Board of Directors believes, however, that submitting the appointment of Ernst & Young to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of the independent registered public accounting firm.

The ratification of the appointment of Ernst & Young as FedEx’s independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

Your Board of Directors recommends that you vote “FOR” this proposal.

Appointment of Independent Registered Public Accounting Firm

Ernst & Young LLP audited FedEx’s annual financial statements for the fiscal year ended May 31, 2018, and FedEx’s internal control over financial reporting as of May 31, 2018. The Audit Committee has appointed Ernst & Young to be FedEx’s independent registered public accounting firm for the fiscal year ending May 31, 2019.

Ernst & Young has been FedEx’s external auditor continuously since 2002. The members of the Audit Committee and the Board of Directors believe that the continued retention of Ernst & Young to serve as FedEx’s independent registered public accounting firm is in the best interests of the company and our stockholders.

The stockholders are asked to ratify this appointment at the annual meeting. Representatives of Ernst & Young will be present at the meeting to respond to appropriate questions and to make a statement if they so desire.

Policies Regarding Independent Auditor

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm, including the audit fee negotiations associated with the retention of the firm. Additionally, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of any new lead engagement partner. To help ensure the independence of the independent registered public accounting firm, the Audit Committee has adopted two policies: the Policy on Engagement of Independent Auditor; and the Policy on Hiring Certain Employees and Partners of the Independent Auditor.

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AUDIT MATTERS – POLICIES REGARDING INDEPENDENT AUDITOR

Pursuant to the Policy on Engagement of Independent Auditor, the Audit Committee preapproves all audit services and non-audit services to be provided to FedEx by its independent registered public accounting firm. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is reported at the next Audit Committee meeting.

The Audit Committee may preapprove for up to one year in advance the provision of particular types of permissible routine and recurring audit-related, tax and other non-audit services, in each case described in reasonable detail and subject to a specific annual monetary limit also approved by the Audit Committee. The Audit Committee must be informed about each such service that is actually provided. In cases where a service is not covered by one of those approvals, the service must be specifically preapproved by the Audit Committee no earlier than one year prior to the commencement of the service.

Each audit or non-audit service that is approved by the Audit Committee (excluding tax services performed in the ordinary course of FedEx’s business and excluding other services for which the aggregate fees are expected to be less than $50,000) will be reflected in a written engagement letter or writing specifying the services to be performed and the cost of such services, which will be signed by either a member of the Audit Committee or by an officer of FedEx authorized by the Audit Committee to sign on behalf of FedEx.

The Audit Committee will not approve any prohibited non-audit service or any non-audit service that individually or in the aggregate may impair, in the Audit Committee’s opinion, the independence of the independent registered public accounting firm.

In addition, the policy provides that FedEx’s independent registered public accounting firm may not provide any services, including financial counseling and tax services, to any FedEx officer, Audit Committee member or FedEx managing director (or its equivalent) in the Finance department or to any immediate family member of any such person. The Policy on Engagement of Independent Auditor is available in the Governance & Citizenship section under “Policies and Guidelines” of the Investor Relations page of our website at http://investors.fedex.com.

Pursuant to the Policy on Hiring Certain Employees and Partners of the Independent Auditor, FedEx will not hire a person who is concurrently a partner or other professional employee of the independent registered public accounting firm or, in certain cases, an immediate family member of such a person. Additionally, FedEx will not hire a former partner or professional employee of the independent registered public accounting firm in an accounting role or a financial reporting oversight role if he or she remains in a position to influence the independent registered public accounting firm’s operations or policies, has capital balances in the independent registered public accounting firm or maintains certain other financial arrangements with the independent registered public accounting firm. FedEx will not hire a former member of the independent registered public accounting firm’s audit engagement team (with certain exceptions) in a financial reporting oversight role without waiting for a required “cooling-off” period to elapse.

FedEx’s Executive Vice President and Chief Financial Officer must preapprove any hire who was employed during the preceding three years by the independent registered public accounting firm, and report at least annually all such hires to the Audit Committee.

Report of the Audit Committee of the Board of Directors

The Audit Committee assists the Board of Directors in its oversight of FedEx’s financial reporting process. The Audit Committee’s responsibilities are more fully described in its charter, which is available on the Investor Relations page of the FedEx website at http://investors.fedex.com in the Governance & Citizenship section under “Committee Charters.”

Management has the primary responsibility for the financial statements and the financial reporting process, including internal control over financial reporting. FedEx’s independent registered public accounting firm is responsible for performing an audit of FedEx’s consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with United States generally accepted accounting principles. The independent registered public accounting firm also is responsible for performing an audit of and expressing an opinion on the effectiveness of FedEx’s internal control over financial reporting.

72	2018 PROXY STATEMENT

AUDIT MATTERS – REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements for the fiscal year ended May 31, 2018, including a discussion of, among other things:

►	the acceptability and quality of the accounting principles;
►	the reasonableness of significant accounting judgments and critical accounting policies and estimates;
►	the clarity of disclosures in the financial statements; and
►

the adequacy and effectiveness of FedEx’s financial reporting procedures, disclosure controls and procedures and internal control over financial reporting, including management’s assessment and report on internal control over financial reporting.

The Audit Committee also reviewed with the Chief Executive Officer and Chief Financial Officer of FedEx their respective certifications with respect to FedEx’s Annual Report on Form 10-K for the fiscal year ended May 31, 2018.

The Audit Committee reviewed and discussed with the independent registered public accounting firm the audited consolidated financial statements for the fiscal year ended May 31, 2018, the firm’s judgments as to the acceptability and quality of FedEx’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”), including those matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees. The Audit Committee also reviewed and discussed with the independent registered public accounting firm its audit of the effectiveness of FedEx’s internal control over financial reporting.

In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm the firm’s independence.

The Audit Committee discussed with FedEx’s senior internal audit executive and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the senior internal audit executive and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of FedEx’s internal controls and the overall quality of FedEx’s financial reporting.

In reliance on the reviews and discussions referred to above, and the receipt of unqualified opinions from Ernst & Young LLP dated July 16, 2018, with respect to the consolidated financial statements of FedEx as of and for the fiscal year ended May 31, 2018, and with respect to the effectiveness of FedEx’s internal control over financial reporting, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in FedEx’s Annual Report on Form 10-K for the fiscal year ended May 31, 2018, for filing with the Securities and Exchange Commission.

Audit Committee Members

JOHN A. EDWARDSON Chairman	KIMBERLY A. JABAL	SHIRLEY ANN JACKSON	R. BRAD MARTIN	JOSHUA COOPER RAMO

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AUDIT MATTERS – AUDIT AND NON-AUDIT FEES

Audit and Non-Audit Fees

The following table sets forth fees for services Ernst & Young LLP provided to FedEx during fiscal 2018 and 2017, which were preapproved by FedEx’s Audit Committee in accordance with the Policy on Engagement of Independent Auditor (discussed above):

	2018	2017
Audit fees	$30,464,000	$31,267,000
Audit-related fees	986,000	713,000
Tax fees	1,909,000	1,835,000
All other fees	64,000	129,000
Total	$33,423,000	$33,944,000
►	Audit Fees. Represents fees for professional services provided for the audit of FedEx’s annual financial statements, the audit of FedEx’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, the review of FedEx’s quarterly financial statements, audit services provided in connection with other statutory or regulatory filings, and consents and comfort letters in connection with registered securities offerings and registration statements.
►	Audit-Related Fees. Represents fees for assurance and other services related to the audit of FedEx’s financial statements. The fees for fiscal 2018 and fiscal 2017 were for benefit plan audits and international accounting and reporting compliance.
►	Tax Fees. Represents fees for professional services provided primarily for domestic and international tax compliance and advice and expatriate/global mobility compliance services. Tax compliance and preparation fees totaled $567,000 and $482,000 in fiscal 2018 and 2017, respectively.
►	All Other Fees. Represents fees for products and services provided to FedEx not otherwise included in the categories above. The fees for fiscal 2018 were for online technical resources and employee benefit plan compliance reviews. The fees for fiscal 2017 were for online technical resources, employee benefit plan compliance reviews, and acquisition integration-planning advisory services.

FedEx’s Audit Committee has determined that the provision of non-audit services by Ernst & Young is compatible with maintaining Ernst & Young’s independence.

74	2018 PROXY STATEMENT

Equity Compensation Plans

Equity Compensation Plans Approved by Stockholders

Stockholders approved FedEx’s 1999 and 2002 Stock Incentive Plans, as amended, FedEx’s Incentive Stock Plan, as amended, and FedEx’s 2010 Omnibus Stock Incentive Plan, as amended. Although options were still outstanding under the 1999 and 2002 plans and the Incentive Stock Plan as of May 31, 2018, no shares are available under these plans for future grants.

Equity Compensation Plans Not Approved by Stockholders

In connection with its acquisition of Caliber System, Inc. in January 1998, FedEx assumed Caliber’s officers’ deferred compensation plan. This plan was approved by Caliber’s board of directors, but not by Caliber’s or FedEx’s stockholders. Following FedEx’s acquisition of Caliber, Caliber stock units under the plan were converted to FedEx common stock equivalent units. In addition, the employer’s 50% matching contribution on compensation deferred under the plan was made in FedEx common stock equivalent units. Subject to the provisions of the plan, distributions to participants with respect to their stock units may be paid in shares of FedEx common stock on a one-for-one basis. Effective January 1, 2003, no further deferrals or employer matching contributions will be made under the plan. Participants may continue to acquire FedEx common stock equivalent units under the plan, however, pursuant to dividend equivalent rights.

Summary Table

The following table sets forth certain information as of May 31, 2018, with respect to compensation plans under which shares of FedEx common stock may be issued.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity compensation plans approved by stockholders	12,984,917	(1)	$147.98	15,788,034	(2)
Equity compensation plans not approved by stockholders	1,207	(3)	N/A	—
Total	12,986,124		$147.98	15,788,034	(2)
(1)	Represents shares of common stock issuable upon exercise of outstanding options granted under FedEx’s stock option plans. This number does not include 1,360 shares of common stock issuable under a retirement plan assumed by FedEx for former non-employee directors of Caliber System, Inc.
(2)	Shares available for equity grants under FedEx’s 2010 Omnibus Stock Incentive Plan, as amended (no more than 1,839,909 of the shares available under the 2010 Omnibus Stock Incentive Plan may be used for full-value awards).
(3)	Represents shares of FedEx common stock issuable pursuant to the officers’ deferred compensation plan assumed by FedEx in the Caliber acquisition as described under “— Equity Compensation Plans Not Approved by Stockholders” above.

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Stock Ownership

Directors and Executive Officers

The following table sets forth the amount of FedEx’s common stock beneficially owned by each director, each named executive officer included in the Summary Compensation Table and all directors and executive officers as a group, as of July 30, 2018. Unless otherwise indicated, beneficial ownership is direct and the person shown has sole voting and investment power.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares		Number of Option Shares(1)		Percent of Class(2)
Frederick W. Smith	19,451,983	(3)	1,417,555		7.85%
James L. Barksdale	49,200		42,970		*
John A. Edwardson	28,400		42,970		*
Marvin R. Ellison	1,753		13,140		*
Susan Patricia Griffith	—		—	(4)	*
John C. (“Chris”) Inglis	4,015		5,995		*
Kimberly A. Jabal	2,100		3,015		*
Shirley Ann Jackson	8,361		3,015		*
R. Brad Martin	56,500	(5)	27,530		*
Joshua Cooper Ramo	4,360		23,170		*
Susan C. Schwab	3,364		42,970		*
David P. Steiner	18,994		21,560		*
Paul S. Walsh	10,000		38,570		*
David J. Bronczek	53,008	(6)	185,402		*
Robert B. Carter	42,793	(7)	138,719		*
David L. Cunningham, Jr.	28,580	(8)	67,146		*
Alan B. Graf, Jr.	206,194	(9)	173,299		*
All directors and executive officers as a group (22 persons)	20,127,092	(10)	2,562,518		8.50%
*	Less than 1% of FedEx’s outstanding common stock.
(1)	Reflects the number of shares that can be acquired at July 30, 2018, or within 60 days thereafter through the exercise of stock options. These shares are excluded from the column headed “Number of Shares,” but included in the ownership percentages reported in the column headed “Percent of Class.”
(2)	Based on 264,439,179 shares outstanding on July 30, 2018.
(3)	Includes 14,741,566 shares owned by Mr. Smith (as of July 30, 2018, 3,625,000 of such shares have been pledged as security by Mr. Smith), 4,141,280 shares owned by Frederick Smith Enterprise Company, Inc. (“Enterprise”), a family holding company (as of July 30, 2018, 105,000 of such shares have been pledged as security by Enterprise), 565,967 shares held through grantor retained annuity trusts and 736 shares owned by Mr. Smith’s spouse. Regions Bank, Memphis, Tennessee, as trustee of a trust of which Mr. Smith is the lifetime beneficiary, holds 55% of Enterprise’s outstanding stock, and Mr. Smith owns 45% directly. Includes 2,434 shares held in FedEx’s retirement savings plan. Mr. Smith’s business address is 942 South Shady Grove Road, Memphis, Tennessee 38120.
(4)	Ms. Griffith received a stock option award of 1,343 shares upon joining the Board of Directors in March 2018 that will vest on March 12, 2019.
(5)	Includes 7,250 shares owned by R. Brad Martin Family Foundation and 2,100 shares owned by Mr. Martin’s spouse.
(6)	Includes 707 shares held in FedEx’s retirement savings plan.
(7)	Includes 1,245 shares owned by Mr. Carter’s spouse.
(8)	Includes 196 shares held in FedEx’s retirement savings plan.
(9)	Includes 40,000 shares owned by family trusts and 454 shares held in FedEx’s retirement savings plan.
(10)	Includes 4,809 shares held in FedEx’s retirement savings plan and 21 stock units held in a deferred compensation plan. The stock units are payable in shares of FedEx common stock on a one-for-one basis.

76	2018 PROXY STATEMENT

STOCK OWNERSHIP – SIGNIFICANT STOCKHOLDERS

Significant Stockholders

The following table lists certain persons known by FedEx to own beneficially more than five percent of FedEx’s outstanding shares of common stock as of March 31, 2018.

	Amount and Nature of Beneficial Ownership		Percent of Class
The Vanguard Group, Inc.	19,045,859	(1)	7.14%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
PRIMECAP Management Company	15,212,552	(2)	5.70%
177 East Colorado Boulevard, 11th Floor
Pasadena, California 91105
BlackRock, Inc.	15,038,095	(3)	5.64%
55 East 52nd Street
New York, New York 10055
(1)	The Vanguard Group, Inc., a registered investment advisor, had sole voting power over 352,526 shares, sole investment power over 18,646,218 shares and shared investment power over 399,641 shares.
(2)	PRIMECAP Management Company, a registered investment advisor, had sole voting power over 1,793,304 shares and sole investment power over all 15,212,552 shares.
(3)	BlackRock, Inc. is the parent holding company of certain institutional investment managers, which collectively had sole voting power over 12,682,922 shares and sole investment power over all 15,038,095 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of FedEx and persons who own more than ten percent of FedEx’s common stock to file with the SEC initial reports of beneficial ownership (Form 3) and reports of subsequent changes in their beneficial ownership (Form 4 or Form 5) of FedEx’s common stock. Such directors, officers and greater-than-ten-percent stockholders are required to furnish FedEx with copies of the Section 16(a) reports they file. The SEC has established specific due dates for these reports, and FedEx is required to disclose in this proxy statement any late filings or failures to file.

Based solely upon a review of the copies of the Section 16(a) reports (and any amendments thereto) furnished to FedEx and written representations from FedEx’s directors and reporting officers that no additional reports were required, FedEx believes that its directors and reporting officers complied with all such filing requirements for the fiscal year ended May 31, 2018.

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Stockholder Proposals

PROPOSAL 4

Lobbying Activity and Expenditure Report

FedEx is not responsible for the content of this stockholder proposal or supporting statement.

FedEx has been notified that the International Brotherhood of Teamsters General Fund, 25 Louisiana Avenue, N.W., Washington, D.C. 20001, the beneficial owner of 176 shares of FedEx common stock, and Clean Yield Asset Management, P.O. Box 874, 16 Beaver Meadow Road, Norwich, Vermont 05055, as representative of John S. Patterson and Fiona M. Patterson, the beneficial owners of 200 shares of FedEx common stock, intend to present the following proposal for consideration at the annual meeting:

“Whereas, we believe full disclosure of FedEx’s direct and indirect lobbying activities and expenditures is required to assess whether FedEx’s lobbying is consistent with its expressed goals and in the best interests of stockholders.

Resolved, the stockholders of FedEx request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.
2.	Payments by FedEx used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
3.	FedEx’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.
4.	Description of management’s and the Board’s decision making process and oversight for making payments described in section 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which FedEx is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Nominating & Governance Committee and posted on FedEx’s website.

Supporting Statement: As stockholders, we encourage transparency and accountability in FedEx’s use of corporate funds to influence legislation and regulation. FedEx spent $111,488,521 from 2010 – 2017 on federal lobbying. These figures do not include state lobbying expenditures, where FedEx also lobbies but disclosure is uneven or absent. For example, FedEx spent over $2.1 million lobbying in California from 2010 – 2017. FedEx’s lobbying on tax reform (“FedEx Leading Charge for Overhaul of Tax Code, Report Says,” Commercial Appeal, June 17, 2017) has drawn media attention, as has its lobbying on transportation infrastructure (“US Shippers, Truckers Flex Lobbying Muscle,” Journal of Commerce, January 17, 2017).

FedEx sits on the board of the Chamber of Commerce, which has spent more than $1.4 billion on lobbying since 1998, and also belongs to the Business Roundtable, which is lobbying against the right of shareholders to file resolutions. FedEx does not disclose its memberships in, or payments to trade associations, or the amounts used for lobbying. Absent a system of accountability, company assets could be used for objectives contrary to FedEx’s long-term interests.

Additionally, FedEx does not disclose its membership in tax-exempt organizations that write and endorse model legislation, such as, its membership in the American Legislative Exchange Council (ALEC). FedEx’s ALEC membership has drawn press scrutiny (“70k Demand UPS and FedEx Leave ALEC, Stop Funding Climate Denial and Animal Cruelty,” Sustainable Brands, Dec. 16, 2015), while over 100 companies, including: 3M, Deere, McDonald’s, Medtronic, Pepsi and Sprint have publicly left ALEC.”

78	2018 PROXY STATEMENT

STOCKHOLDER PROPOSALS – PROPOSAL 4 – LOBBYING ACTIVITY AND EXPENDITURE REPORT

Board of Directors’ Statement in Opposition

The Board of Directors and its Nominating & Governance Committee have considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our stockholders.

The Board believes it is in the best interests of our stockholders for FedEx to be an effective participant in the political process. We are subject to extensive regulation at the federal and state levels and are involved in a number of legislative initiatives across a broad spectrum of policy areas that can have an immediate and dramatic effect on our business and operations. We ethically and constructively promote legislative and regulatory actions that further the business objectives of FedEx and attempt to protect FedEx from unreasonable, unnecessary or burdensome legislative or regulatory actions at all levels of government.

As more fully described in our policy regarding political contributions (which is available in the Governance & Citizenship section of the Investor Relations page of our website at http://investors.fedex.com), we actively participate in the political process and maintain memberships with a variety of trade associations with the ultimate goal of promoting and protecting the economic future of FedEx and our stockholders and employees. An important part of participating effectively in the political process is making prudent political contributions and focused lobbying expenditures — but only where permitted by applicable law. FedEx’s political contributions and expenditures are made to further the best interests of the company and our stockholders and employees, and are made without regard to the personal political preferences of individual FedEx Board members, officers and employees.

Participation as a member of various trade associations comes with the understanding that we may not always agree with all of the positions of the organizations or other members. We believe the associations, however, take positions and address issues in a collective industry manner and often advance positions consistent with company interests that will help us provide strong financial returns and enhance long-term stockholder value.

We have practices in place to ensure the appropriate disclosure and oversight of our lobbying and political activities. Political contributions of all types are subject to extensive governmental regulation and public disclosure requirements, and FedEx is fully committed to complying with all applicable campaign finance laws. For example, under U.S. federal law, FedEx cannot directly support candidates for federal office, so we do not. While some states allow corporate contributions to state and local candidates or ballot issue campaigns, it is our policy not to make such contributions.

FedEx also does not make corporate contributions to groups organized under section 501(c)(4) or section 527 of the Internal Revenue Code, other than membership dues, event sponsorships, and contributions to the organizational committees of the Democratic and Republican national party conventions and the annual conferences of the Democratic and Republican Governors Associations. None of these expenditures are used to directly support any election-related activity or ballot initiatives at the federal, state or local level. These limited corporate expenditures are approved by the Corporate Vice President of Government Affairs, in consultation with appropriate members of FedEx senior management.

FedEx is already subject to extensive federal, state and local lobbying registration and public disclosure requirements. For example, FedEx files quarterly reports with the United States House of Representatives and Senate that disclose a list of our lobbying activities, and these reports are publicly available at http://lobbyingdisclosure.house.gov/.

In addition, we have in place effective reporting and compliance procedures designed to ensure that our political contributions are made in accordance with applicable law, and we closely monitor the appropriateness and effectiveness of the political activities undertaken by the most significant trade associations in which we are a member. For example, we have policies that govern FedEx employee involvement in trade associations and accounting procedures that allow us to record and monitor these expenditures.

Our independent Nominating & Governance Committee assists the Board of Directors in oversight of FedEx’s political activities. The Committee reviews and discusses with FedEx’s Executive Vice President, General Counsel and Secretary, at least annually, the company’s political activities, including political spending and lobbying activities and expenditures. The Committee also periodically reviews and discusses with management our policy on political contributions, and approves any changes to this policy.

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STOCKHOLDER PROPOSALS – PROPOSAL 4 – LOBBYING ACTIVITY AND EXPENDITURE REPORT

As a result of these policies and mandatory public disclosure requirements, the Board has concluded that ample public information exists regarding FedEx’s political contributions and lobbying expenditures to alleviate the concerns cited in this proposal.

FedEx also provides an opportunity for its employees to participate in the political process by joining FedEx’s non-partisan political action committee (“FedExPAC”). FedExPAC allows our employees to pool their financial resources to support federal, state and local candidates, campaigns and committees. The political contributions made by FedExPAC are funded entirely by the voluntary contributions of our employees. No corporate funds are used. Appropriate members of FedEx senior management decide which candidates, campaigns and committees FedExPAC will support based on a nonpartisan effort to advance and protect the best interests of the company and our stockholders and employees. All contributions are made without regard to the personal political preferences of individual FedEx Board members, officers and employees.

Moreover, FedExPAC’s activities are subject to comprehensive regulation by federal, state and local governments, including detailed disclosure requirements, which include monthly reports with the Federal Election Commission. These reports are publicly available at www.fec.gov and include an itemization of FedExPAC’s receipts and disbursements, including any political contributions, over a certain amount.

The Board believes the expanded disclosure requested in this proposal could place FedEx at a competitive disadvantage by revealing our strategies and priorities. Because parties with interests adverse to FedEx also participate in the political process to their business advantage, any unilateral expanded disclosure, above what is required by law and equally applicable to all similar parties engaged in public debate, could benefit those parties while harming the interests of FedEx and our stockholders. The Board believes any reporting requirements that go beyond those required under existing law should be applicable to all participants in the process, rather than FedEx alone (as the proponents request).

In short, we believe this proposal is duplicative and unnecessary, as a comprehensive system of reporting and accountability for political contributions and lobbying expenditures already exists. If adopted, the proposal would apply only to FedEx and to no other company and would cause FedEx to incur undue cost and administrative burden, as well as competitive harm, without commensurate benefit to our stockholders. Accordingly, we recommend that you vote against this proposal.

Vote Required for Approval

If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

Your Board of Directors recommends that you vote “AGAINST” this proposal.

80	2018 PROXY STATEMENT

STOCKHOLDER PROPOSALS – PROPOSAL 5 – SHAREHOLDER RIGHT TO ACT BY WRITTEN CONSENT

PROPOSAL 5

Shareholder Right to Act by Written Consent

FedEx is not responsible for the content of this stockholder proposal or supporting statement.

FedEx has been notified that Myra K. Young, 9295 Yorkship Court, Elk Grove, California 95758, the beneficial owner of 50 shares of FedEx common stock, intends to present the following proposal for consideration at the annual meeting:

“Proposal 5 – Right to Act by Written Consent
Resolved, Shareholders of FedEx Corporation (FDX) request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

Supporting Statement: Shareholder rights to act by written consent and to call a special meeting are two complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. This is important because there could be 15-months between annual meetings and emergencies can happen.

A shareholder right to act by written consent is one method to equalize our restricted provisions for shareholders to call a special meeting. For instance it takes 20% of shareholders at our company to call a special meeting when many companies allow 10% of shareholders to do so.

This proposal topic won majority shareholder support at 13 major companies in a single year. This included 67% support at both Allstate and Sprint. It won 51% support at the 2010 FDX AGM. Last year the topic won majority votes at Western Union, Ryder System, and BorgWarner Inc. Last year the topic also won votes higher than 44% at Cognizant, EMCOR Group, eBay, Gilead Sciences, Nasdaq, Capital One Financial, and AT&T.

We believe it is time for this good governance reform. Hundreds of major companies enable shareholders to act by written consent, including 64% of the S&P 500.

Increase Shareholder Value
Vote for Right to Act by Written Consent – Proposal 5”

Board of Directors’ Statement in Opposition

The Board of Directors and its Nominating & Governance Committee have considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our stockholders.

Our stockholders already have the ability to act outside of the annual meeting cycle. FedEx’s existing corporate governance practices provide meaningful, year-round opportunities for stockholders to bring matters to the attention of the company, our Board of Directors and other stockholders. Subject to the terms of our Bylaws, holders of 20% or more of the company’s common stock may call a special meeting, which allows for stockholder action between annual meetings in an orderly and equitable manner. The Board continues to believe a 20% ownership threshold for the right of stockholders to call a special meeting is a reasonable and appropriate balance between enhancing stockholder rights and protecting against the risk that a small minority of stockholders could initiate actions that are not in the best interests of all our stockholders.

Additionally, we have an active shareowner engagement program in which we meet regularly with our largest shareowners to discuss our business strategy, operations, sustainability and social responsibility programs, and corporate governance, as well as other topics of interest to them. Our stockholders also have the ability to communicate directly with any director (including our Lead Independent Director), any Board committee or the full Board. Our stockholder engagement efforts allow us to better understand our stockholders’ priorities, perspectives and concerns, and enable the company to effectively address issues that matter most to our stockholders.

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STOCKHOLDER PROPOSALS – PROPOSAL 5 – SHAREHOLDER RIGHT TO ACT BY WRITTEN CONSENT

Our Board believes these avenues strike an appropriate balance between providing stockholders with a meaningful opportunity for action and protecting against a small minority of stockholders advancing their own special interests.

Requiring that stockholder action be taken at a meeting provides a more open, transparent and democratic way for our stockholders to exercise their rights. FedEx’s Certificate of Incorporation provides that stockholder action must be effected at a duly called annual or special meeting and may not be effected by written consent. This provision is appropriate for a public company the size of FedEx because the communications and processes associated with a stockholder meeting are transparent, orderly and equitable and offer important protections and advantages that are absent from the written consent process, including:

►	All stockholders have an opportunity to discuss concerns with other stockholders and with the Board and management and to participate in the stockholder vote;
►	Meetings are held at a time, date and venue announced publicly in advance, and all stockholders receive prior notice of the meeting and are invited to attend and make their views known; and
►	Accurate and complete information about the proposed stockholder action is widely distributed in the proxy statement before the meeting, which promotes a well-informed discussion on the merits of the proposed action, and the Board is able to analyze and provide a recommendation with respect to actions proposed to be taken.

Stockholder action by written consent has the potential for abuse and disenfranchisement of stockholders, and could result in unnecessary expenses for the company. This proposal would enable a group of majority stockholders, including short-term or special interest stockholders, to take action — even significant action, such as electing new directors or agreeing to sell the company — without any fiduciary duties to, or input or a vote from, the other stockholders. This action could become effective without your knowledge and consent and without providing you with an opportunity to raise any objection or present your views.

Permitting stockholder action by written consent could also create substantial confusion and disruption in a widely held public company. Multiple groups of stockholders would be able to solicit written consents at any time and as frequently as they choose on a range of issues, some of which may be quite significant and may raise duplicative or conflicting viewpoints. This could lead to a chaotic state of corporate affairs and would impose significant administrative and financial burdens on the company while providing little or no corresponding benefit to stockholders.

In short, the Board believes that it is not in the best interests of FedEx and its stockholders to allow a group of majority stockholders to dictate decisions of the company without a meeting, as it could effectively disenfranchise minority stockholders and not allow for a full discussion of all views, and could result in substantial confusion for our stockholders.

Our corporate governance policies, including the right of stockholders to call a special meeting, ensure that the Board of Directors is held accountable and provide stockholders with access to the Board. The Board believes that FedEx’s highly effective corporate governance policies obviate any need for a group of stockholders to act by written consent. As discussed above, holders of 20% or more of the company’s common stock may request a special meeting, and we maintain additional avenues for stockholder communication and input. Importantly, the Board is accountable to our stockholders through the shareholder rights that are embedded in our governing documents. For example:

►	Our Bylaws provide stockholders a meaningful proxy access right;
►	All directors are elected annually;
►

Our Bylaws require that we use a majority-voting standard in uncontested director elections and include a resignation requirement for directors who fail to receive the required majority vote. The Bylaws also prohibit the Board from changing back to a plurality-voting standard without the approval of our stockholders;

►	All supermajority stockholder voting requirements in our Certificate of Incorporation and Bylaws have been eliminated; and
►	Our Bylaws require stockholder approval for any future “poison pill” prior to or within twelve months after adoption of the poison pill.

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STOCKHOLDER PROPOSALS – PROPOSAL 5 – SHAREHOLDER RIGHT TO ACT BY WRITTEN CONSENT

In addition, our stockholders currently have the right to:

►	Communicate directly with any director (including our Lead Independent Director), any Board committee or the full Board;
►	Propose director nominees to the Nominating & Governance Committee;
►	Submit proposals like this one for inclusion in FedEx’s proxy statement, subject to the rules and regulations of the Securities and Exchange Commission; and
►	Submit other proposals, including nominations of other director candidates, directly at an annual meeting, subject to our Bylaws.

We believe that our existing corporate governance policies provide the appropriate balance between ensuring Board accountability to stockholders and enabling the Board to effectively oversee FedEx’s business and affairs for the long-term benefit of stockholders. In addition, these policies provide our stockholders with meaningful access to Board members.

For these reasons, this proposal is unnecessary and not in the best interests of our stockholders. Accordingly, we recommend that you vote against this proposal.

Vote Required for Approval

If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

Your Board of Directors recommends that you vote “AGAINST” this proposal.

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STOCKHOLDER PROPOSALS – PROPOSAL 6 – SHAREHOLDER APPROVAL OF BYLAW CHANGES

PROPOSAL 6

Shareholder Approval of Bylaw Changes

FedEx is not responsible for the content of this stockholder proposal or supporting statement.

FedEx has been notified that John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, the beneficial owner of 50 shares of FedEx common stock, intends to present the following proposal for consideration at the annual meeting:

“Proposal 6 – Shareholder Approval of Bylaw Changes

Shareholders request that the Board of Directors take the steps necessary to include text in the company bylaws that states that each bylaw amendment that is adopted by the Board of Directors shall not become effective until approved by shareholders.

Adoption of this proposal is timely since many companies highlight their shareholder engagement efforts in their annual meeting proxies. This included FedEx. A shareholder vote is one way to engage with shareholders that can be measured objectively.

It is important to address this low hanging fruit to improve the corporate governance of FedEx especially when there is higher hanging fruit that needs addressing. For instance 5 FedEx directors each had 15 to 47 years long-tenure. Long-tenure can impair the independence of a director no matter how well qualified. And independence is an all-important qualification for a Director. And these long-tenured directors controlled 40% of the FedEx Audit Committee and Executive Pay Committee.

Directors Susan Schwab and Shirley Jackson were also potentially overextended with 4 directorships at 4 companies each. Plus these 2 directors had extra director duties at FedEx. Marvin Ellison, with 4-years to accumulate FedEx shares as a director, was reported as owning no stock. And Mr. Ellison was assigned to 2 of the most most important FedEx board committees.

Please vote to enhance management engagement with shareholders:
Shareholder Approval of Bylaw Changes”

Board of Directors’ Statement in Opposition

The Board of Directors and its Nominating & Governance Committee have considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our stockholders.

FedEx’s strong and independent Board of Directors effectively oversees our management and provides vigorous oversight of FedEx’s business and affairs. The Board of Directors is composed of independent, active and effective directors. Over the past three years, we have added highly qualified, independent directors to the Board in John C. (“Chris”) Inglis, a Visiting Professor of Cyber Studies at the U.S. Naval Academy and former Deputy Director of the National Security Agency, and Susan Patricia Griffith, the President and Chief Executive Officer of The Progressive Corporation. Twelve out of our current thirteen directors meet the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission and the Board’s standards for determining director independence. Mr. Smith is the only director who is also a member of executive management.

The Board’s ability to amend the Bylaws without stockholder approval enables it to promote the best interests of FedEx and our stockholders. Under Delaware law, a Delaware corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the board of directors. We believe that almost all large, publicly traded corporations incorporated in Delaware grant the right to amend bylaws to their directors, and FedEx has provided its Board this power. In considering and implementing amendments to the Bylaws, the Board, however, must act in a manner consistent with its fiduciary duties of care and loyalty owed to the company and our stockholders.

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STOCKHOLDER PROPOSALS – PROPOSAL 6 – SHAREHOLDER APPROVAL OF BYLAW CHANGES

The flexibility provided by the Board’s ability to unilaterally amend the Bylaws is crucial. Without it, the Board would have to wait until the next annual meeting of stockholders, or convene a special stockholders’ meeting, to make an amendment to the Bylaws effective. As a result, it may be impracticable, if not impossible, to obtain stockholder approval for a necessary amendment to the Bylaws within the time frame necessary to serve the best interests of FedEx and our stockholders.

Our corporate governance policies ensure that the Board of Directors is held accountable, and Delaware law provides our stockholders with the unfettered ability to amend our Bylaws. The Board is accountable to FedEx’s stockholders through the shareholder rights that are embedded in our governing documents. For example:

►	Our Bylaws provide stockholders a meaningful proxy access right;
►	All directors are elected annually;
►	Our Bylaws require that we use a majority-voting standard in uncontested director elections and include a resignation requirement for directors who fail to receive the required majority vote. The Bylaws also prohibit the Board from changing back to a plurality-voting standard without the approval of our stockholders;
►	All supermajority stockholder voting requirements in our Certificate of Incorporation and Bylaws have been eliminated;
►	Our Bylaws require stockholder approval for any future “poison pill” prior to or within twelve months after adoption of the poison pill; and
►	Stockholders are allowed to call a special stockholders’ meeting, subject to the conditions set forth in our Bylaws.

Additionally, under Delaware law FedEx stockholders have the power to adopt, amend and repeal the company’s Bylaws, which may not be limited by the Board.

We believe that our existing corporate governance policies provide the appropriate balance between ensuring Board accountability to stockholders and enabling the Board to effectively oversee FedEx’s business and affairs for the long-term benefit of stockholders.

Requiring stockholder approval of all Bylaw amendments would impose an unnecessary administrative burden and expense on FedEx. FedEx is a widely held public company. As a result, preparing for and conducting a special stockholders’ meeting in the event one was required, including the distribution of a proxy statement, would impose a significant administrative burden and expense on the company with limited, if any, benefit to our stockholders.

For these reasons, this proposal is unnecessary and not in the best interests of our stockholders. Accordingly, we recommend that you vote against this proposal.

Vote Required for Approval

If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

Your Board of Directors recommends that you vote “AGAINST” this proposal.

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Information About the Annual Meeting

WHY AM I RECEIVING THESE PROXY MATERIALS?

We have made these materials available to you or delivered paper copies to you by mail because you are a FedEx stockholder of record as of July 30, 2018, and FedEx’s Board of Directors is soliciting your proxy to vote your shares at the 2018 annual meeting of stockholders. This proxy statement includes information that we are required to provide to you under SEC rules and is designed to assist you in voting your shares.

WHAT IS A PROXY?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By submitting your proxy (either by voting electronically on the Internet or by telephone or by signing and returning a proxy card), you authorize Mark R. Allen, FedEx’s Executive Vice President, General Counsel and Secretary, and Alan B. Graf, Jr., FedEx’s Executive Vice President and Chief Financial Officer, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

WHAT IS INCLUDED IN THE PROXY MATERIALS?

The proxy materials for our 2018 annual meeting of stockholders include the Notice of Annual Meeting of Stockholders (the “Annual Meeting Notice”); this proxy statement (the “Proxy Statement”); and FedEx’s Annual Report to Stockholders for the year ended May 31, 2018 (the “Annual Report”). If you receive a paper copy of the proxy materials, a proxy card or voting instruction form and pre-paid return envelope are also included. The Annual Meeting Notice (which is included in the Proxy Statement), Proxy Statement and Annual Report are being made available on the Investor Relations page of the FedEx website at http://investors.fedex.com and are being mailed, along with the accompanying proxy card or voting instruction form, to applicable stockholders beginning on or about August 13, 2018.

WHY DID I RECEIVE A NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

This year, we are furnishing proxy materials to our stockholders primarily through notice-and-access delivery pursuant to SEC rules. As a result, beginning August 13, 2018, we are mailing to many of our stockholders a Notice Regarding the Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access the proxy materials on the Internet. Stockholders who have affirmatively requested electronic delivery of our proxy materials will receive instructions via email regarding how to access these materials electronically. All other stockholders, including stockholders who have previously requested to receive a paper copy of the materials, will receive a full paper set of the proxy materials by mail. Using the notice-and-access method of proxy delivery expedites receipt of proxy materials by our stockholders, reduces the cost of producing and mailing the full set of proxy materials and helps us contribute to sustainable practices.

If you receive a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access the proxy materials and vote on the Internet. If you received a notice by mail and would like to receive paper copies of our proxy materials in the mail, you may follow the instructions in the notice for making this request.

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INFORMATION ABOUT THE ANNUAL MEETING

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

The record date for the meeting is July 30, 2018. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is FedEx common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 264,439,179 shares of FedEx common stock outstanding.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER? AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?

If your shares are registered in your name with FedEx’s transfer agent, Computershare Trust Company, N.A., you are the “stockholder of record” (or “registered stockholder”) of those shares, and the Notice of Internet Availability or proxy materials have been provided directly to you by FedEx.

If your shares are held by a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, the Notice of Internet Availability or proxy materials (including a voting instruction form) are being forwarded to you by your bank, brokerage firm or other nominee (the “bank or broker”). As the beneficial owner, you have the right to direct your bank or broker how to vote your shares by following the instructions on the Notice of Internet Availability or voting instruction form for voting on the Internet or by telephone (if made available by your bank or broker with respect to any shares you hold in street name), or by completing and returning the voting instruction form, and the bank or broker is required to vote your shares in accordance with your instructions.

If you do not give voting instructions, your broker will nevertheless be entitled to vote your shares in its discretion on the ratification of the appointment of the independent registered public accounting firm (Proposal 3). Absent your instructions, the broker will not be permitted, however, to vote your shares on the election of directors (Proposal 1), the advisory vote to approve named executive officer compensation (Proposal 2), or the adoption of the three stockholder proposals (Proposals 4 through 6), and your shares will be considered “broker non-votes” on those proposals. See “How will broker non-votes be treated?” below.

As the beneficial owner of shares, you are invited to attend the annual meeting. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a legal proxy, executed in your favor, from your bank or broker. You also must register in advance in order to attend the meeting. For more information, please see “Do I have to register in advance to attend the meeting?” and “Who can attend the meeting?” on page 89.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OF INTERNET AVAILABILITY, PROXY CARD OR VOTING INSTRUCTION FORM?

If you receive more than one Notice of Internet Availability, proxy card or voting instruction form that means your shares are registered differently and are held in more than one account. To ensure that all your shares are voted, please vote each account over the Internet or by telephone (if made available by the bank or broker with respect to any shares you hold in street name), or sign and return by mail all proxy cards and voting instruction forms.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or represented by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

WHAT IF A QUORUM IS NOT PRESENT AT THE MEETING?

If a quorum is not present at the meeting, the holders of a majority of the shares entitled to vote at the meeting who are present, in person or represented by proxy, or the chairman of the meeting, may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

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INFORMATION ABOUT THE ANNUAL MEETING

HOW CAN STOCKHOLDERS HELP FEDEX REDUCE MAILING COSTS?

If you vote on the Internet, you may elect to have next year’s proxy materials delivered to you electronically. We strongly encourage you to enroll in electronic delivery. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents and help us contribute to sustainable practices.

HOW DO I VOTE?

You may vote on the Internet or by telephone

If you are a registered stockholder, you may vote on the Internet or by telephone by following the instructions included on the Notice of Internet Availability or proxy card. If you vote on the Internet or by telephone, you do not have to mail in a proxy card. If you are the beneficial owner of shares held in street name, you still may be able to vote your shares electronically on the Internet or by telephone. The availability of Internet and telephone voting will depend on the voting process of your bank or broker. We recommend that you follow the instructions set forth on the Notice of Internet Availability or voting instruction form provided to you.

You may vote by mail

If you properly complete, sign and date a proxy card or voting instruction form provided to you and return it in the envelope provided, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.

All stockholders of record can vote by written proxy card. If you are a stockholder of record and receive the Notice of Internet Availability, you may request a written proxy card by following the instructions included on the notice. If you are a beneficial owner, you may request a voting instruction form from your bank or broker.

You may vote in person at the meeting

If you are a registered stockholder and attend the meeting, you may deliver a completed proxy card in person. Additionally, we will pass out ballots to registered stockholders who wish to vote in person at the meeting. If you are a beneficial owner of shares held in street name who wishes to vote at the meeting, you will need to obtain a legal proxy from your bank or broker, bring it with you to the meeting, and hand it in with a signed ballot that will be provided to you at the meeting. Beneficial owners will not be able to vote their shares at the meeting without a legal proxy.

To attend the annual meeting in person, regardless of how you choose to vote, you must register in advance to obtain an admission ticket. For more information on registering to attend the annual meeting and obtaining an admission ticket, please see “Do I have to register in advance to attend the meeting?” and “Who can attend the meeting?” on page 89.

HOW DO I VOTE MY SHARES HELD IN A FEDEX EMPLOYEE STOCK PURCHASE PLAN OR BENEFIT PLAN?

If you own shares of FedEx common stock through a FedEx or subsidiary employee stock purchase plan or benefit plan (a “FedEx benefit plan holder”), you can direct the record holder or the plan trustee to vote the shares held in your account in accordance with your instructions by completing any proxy card or voting instruction card you receive in the mail and returning it in the envelope provided or by registering your instructions via the Internet or telephone as directed on the Notice of Internet Availability or proxy card you receive. If you register your voting instructions by telephone or on the Internet, you do not have to mail in the proxy card. If you wish to attend the meeting in person, however, you will need to register in advance to obtain an admission ticket. For more information on how to register to attend the annual meeting and obtain an admission ticket, please see “Do I have to register in advance to attend the meeting?” and “Who can attend the meeting?” below. In order to instruct a record holder or plan trustee on the voting of shares held in your account, your instructions must be received by Wednesday, September 19, 2018. If your voting instructions are not received by that date, each plan trustee will vote your shares in the same proportion as the plan shares for which voting instructions have been received.

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INFORMATION ABOUT THE ANNUAL MEETING

DO I HAVE TO REGISTER IN ADVANCE TO ATTEND THE MEETING?

The meeting will be held in the auditorium at the FedEx Express World Headquarters, 3670 Hacks Cross Road, Building G, Memphis, Tennessee 38125, on Monday, September 24, 2018, at 8:00 a.m. local time. If you plan to attend the meeting in person, you must be a stockholder as of July 30, 2018, the record date. In addition, you must register by 11:59 p.m. Eastern time on Thursday, September 20, 2018 to attend the meeting in person. See the following question “Who can attend the meeting?” for details on how to register in advance.

WHO CAN ATTEND THE MEETING?

Only stockholders eligible to vote or their authorized representatives are entitled to attend the meeting. If you plan to attend the meeting in person, you must be a holder of FedEx shares as of the record date and register in advance in order to obtain an admission ticket. The procedure for obtaining an admission ticket depends on whether you are a stockholder of record (or a FedEx benefit plan holder who receives a Notice of Internet Availability or proxy card) or a beneficial owner of shares held in street name. In order to be admitted to the meeting, you must present both an admission ticket and a valid government-issued photo identification, such as a driver’s license or a passport.

If you are a stockholder of record (or a FedEx benefit plan holder who receives a Notice of Internet Availability or proxy card with a 15-digit control number) you may register to attend the meeting by accessing www.investorvote.com/FEDX. On this website, stockholders of record (and applicable FedEx benefit plan holders) will find instructions to register and print out the admission ticket when they vote their shares. If you do not have access to or do not vote on the Internet, you may register by contacting FedEx Investor Relations at 1-901-818-7200 or ir@fedex.com. You will need the 15-digit control number included on your Notice of Internet Availability or proxy card to register.

If your shares are held in street name and you receive a Notice of Internet Availability or voting instruction form from Broadridge, you may register to attend the meeting by accessing www.ProxyVote.com/register. On this website, these street-name holders will find instructions to register and print out the admission ticket. If you do not have access to the Internet, you may register by calling FedEx Investor Relations at 1-901-818-7200. You will need the 16-digit control number included on your voting instruction form to register. Street-name holders who do not receive their proxy materials from Broadridge (and FedEx benefit plan holders who receive a Notice of Internet Availability or voting instruction card without a control number) may register to attend the meeting by contacting FedEx Investor Relations at 1-901-818-7200 or ir@fedex.com. These other street-name holders and FedEx benefit plan holders will be required to provide proof of ownership, such as a brokerage account statement, which clearly shows your ownership of FedEx common stock as of the record date. Please note that you will not be able to vote your shares at the meeting without a legal proxy.

If you wish to attend the meeting in person, you must register by 11:59 p.m. Eastern time on Thursday, September 20, 2018, in order to obtain an admission ticket.

If you have any questions regarding admission to the meeting or the registration process, please contact FedEx Investor Relations at 1-901-818-7200 or ir@fedex.com.

Security measures will be in place at the meeting to help ensure the safety of attendees. Metal detectors similar to those used in airports will be located at the entrance to the meeting room, and briefcases, handbags and packages will be inspected. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the meeting. Anyone who refuses to comply with these requirements will not be admitted.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

Yes, if you are a registered stockholder you may revoke your proxy and change your vote prior to the completion of voting at the meeting by:

►

a later-dated vote on the Internet or by telephone or submitting a valid, later-dated proxy card in a timely manner (the latest-dated, properly completed proxy that you submit in a timely manner, whether on the Internet, by telephone or by mail, will count as your vote); or

►	giving written notice of such revocation to the Secretary of FedEx prior to or at the meeting or by voting in person at the meeting.

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INFORMATION ABOUT THE ANNUAL MEETING

Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the meeting.

If your shares are held in street name, you should contact your bank or broker and follow its procedures for changing your voting instructions. You also may vote in person at the meeting if you obtain a legal proxy from your bank or broker.

WILL MY VOTE BE KEPT CONFIDENTIAL?

Yes, your vote will be kept confidential and not disclosed to FedEx unless:

►	required by law;
►	you expressly request disclosure on your proxy; or
►	there is a proxy contest.

WHO WILL COUNT THE VOTES?

FedEx’s transfer agent, Computershare Trust Company, N.A., will tabulate and certify the votes. A representative of the transfer agent will serve as the inspector of election.

WHAT IF I AM A REGISTERED STOCKHOLDER AND DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED ON MY PROXY CARD?

If you sign and properly submit a proxy card but do not indicate any voting instructions, your shares will be voted:

►	FOR the election of each of the twelve nominees named in this proxy statement to the Board of Directors;
►	FOR the advisory proposal to approve named executive officer compensation;
►	FOR the ratification of the appointment of Ernst & Young LLP as FedEx’s independent registered public accounting firm; and
►	AGAINST each of the stockholder proposals.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE MEETING?

We know of no other business to be conducted at the meeting. FedEx’s Bylaws require stockholders to give advance notice of any proposal intended to be presented at the meeting. The deadline for this notice has passed and we did not receive any such notice. If any other matter properly comes before the stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

WHAT HAPPENS IF A DIRECTOR NOMINEE DOES NOT RECEIVE THE REQUIRED MAJORITY VOTE?

Each nominee is a current director who is standing for reelection. Accordingly, each nominee has tendered an irrevocable resignation from the Board of Directors that will take effect if the nominee does not receive the required majority vote and the Board accepts the resignation. If the Board accepts the resignation, the nominee will no longer serve on the Board of Directors, and if the Board rejects the resignation, the nominee will continue to serve until his or her successor has been duly elected and qualified or until his or her earlier disqualification, death, resignation or removal. See “Process for Selecting Directors — Nomination Process — Majority-Voting Standard for Director Elections” above.

WHAT HAPPENS IF A DIRECTOR NOMINEE IS UNABLE TO STAND FOR ELECTION?

If a director nominee named in this proxy statement is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders may vote your shares for the substitute nominee.

WHAT HAPPENS IF A STOCKHOLDER PROPOSAL IS APPROVED?

Approval of a stockholder proposal would merely serve as a recommendation to the Board to take the necessary steps to implement such proposal.

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INFORMATION ABOUT THE ANNUAL MEETING

WHAT IS THE EFFECT OF A STOCKHOLDER NOT CASTING A VOTE?

If you are a registered stockholder and you do not vote electronically on the Internet or by telephone or sign and return your proxy card, no votes will be cast on your behalf on any of the items of business at the meeting.

If you hold your shares in street name and you do not instruct your bank or broker how to vote your shares, your broker may vote your shares in its discretion on the ratification of the appointment of the independent registered public accounting firm, but will not be allowed to vote your shares on any of the other proposals. See ”How will broker non-votes be treated” below.

HOW WILL ABSTENTIONS BE TREATED?

Abstentions will have no effect on the election of directors (Proposal 1). For each of the other proposals (Proposals 2 through 6), abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against the proposal.

HOW WILL BROKER NON-VOTES BE TREATED?

If your shares are held in street name, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank or broker by the deadline provided in the materials you receive from your bank or broker.

If you hold your shares in street name and you do not instruct your broker how to vote your shares, your broker may vote your shares in its discretion on the ratification of the appointment of the independent registered public accounting firm (Proposal 3). Your shares will be treated as broker non-votes on all the other proposals, including the election of directors (Proposal 1).

Broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote. Thus, absent voting instructions from you, your broker may not vote your shares on the election of directors (Proposal 1), the advisory vote to approve named executive officer compensation (Proposal 2) or the adoption of the three stockholder proposals (Proposals 4 through 6). A broker non-vote with respect to these proposals will not affect their outcome.

WILL THE MEETING BE WEBCAST?

Yes, you are invited to visit the News & Events section of the Investor Relations page of our website(http://investors.fedex.com) at 8:00 a.m. Central time on September 24, 2018, to access the live webcast of the meeting. An archived copy of the webcast will be available on our website for at least one month. The information on FedEx’s website, however, is not incorporated by reference in, and does not form part of, this proxy statement.

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Additional Information

General Information

The principal executive offices of FedEx Corporation are located at 942 South Shady Grove Road, Memphis, Tennessee 38120.

FedEx’s Annual Report to Stockholders for the fiscal year ended May 31, 2018, which includes FedEx’s fiscal 2018 audited consolidated financial statements, accompanies this proxy statement. Although the Annual Report is being distributed with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement. In addition, the information on any website referenced in this proxy statement, including www.fedex.com, http://investors.fedex.com and http://csr.fedex.com, is not deemed to be part of or incorporated by reference into this proxy statement.

Proxy Solicitation

FedEx will bear all costs of this proxy solicitation. In addition to soliciting proxies by this distribution, our directors, officers and regular employees may solicit proxies personally or by mail, telephone, facsimile or other electronic means, for which solicitation they will not receive any additional compensation. FedEx will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request. FedEx has retained Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902, to assist in the solicitation of proxies for a fee of $12,500 plus reimbursement of certain disbursements and expenses.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery will receive only one copy of the Notice of Internet Availability or proxy materials, unless contrary instructions have been received from one or more of these stockholders. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding and receive full sets of the proxy materials will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Internet Availability or multiple sets of proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Notice of Internet Availability or the proxy materials for your household, please contact our transfer agent at Computershare Trust Company, N.A. (for overnight mail delivery: 462 South 4th Street, Suite 1600, Louisville, Kentucky 40202; for regular mail delivery: P.O. Box 505000, Louisville, Kentucky 40233-5000; by telephone: in the U.S. or Canada, 1-800-446-2617; outside the U.S. or Canada, 1-781-575-2723).

If you participate in householding and wish to receive a separate copy of the Notice of Internet Availability or the proxy materials, or if you do not wish to participate in householding and prefer to receive separate copies of future Notices of Internet Availability or sets of proxy materials, please contact Computershare as indicated above. A separate copy of the Notice of Internet Availability or the proxy materials will be delivered promptly upon request.

Beneficial owners of shares held in street name can request information about householding from their banks, brokerage firms or other holders of record.

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Stockholder Proposals and Director Nominations for 2019 Annual Meeting

Stockholder Proposals for 2019 Annual Meeting

Stockholder proposals (other than director nominations) intended to be presented at FedEx’s 2019 annual meeting must be received by FedEx no later than April 15, 2019, to be eligible for inclusion in FedEx’s proxy statement and form of proxy for next year’s meeting. Proposals should be addressed to FedEx Corporation, Attention: Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph or in the proxy access director nominations section below), but is instead sought to be presented directly at the 2019 annual meeting, including director nominations, FedEx’s Bylaws require stockholders to give advance notice of such proposals. The required notice, which must include the information and documents set forth in the Bylaws, must be given no more than 120 days and no less than 90 days in advance of the anniversary date of the immediately preceding annual meeting. Accordingly, with respect to our 2019 annual meeting of stockholders, our Bylaws require notice to be provided to the Corporate Secretary at the address listed above, as early as May 27, 2019, but no later than June 26, 2019.

Proxy Access Director Nominations

Our proxy access bylaw permits up to 20 stockholders owning 3% or more of FedEx’s outstanding voting stock continuously for at least three years to nominate and include in FedEx’s proxy materials director nominees constituting up to two individuals or 20% of the Board, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

FedEx’s Bylaws require stockholders to give advance notice of any proxy access director nomination. The required notice, which must include the information and documents set forth in the Bylaws, must be given no more than 150 days and no less than 120 days prior to the anniversary of the date that FedEx mailed its proxy statement for the prior year’s annual meeting of stockholders. Accordingly, with respect to our 2019 annual meeting of stockholders, our Bylaws require notice to be provided to the Corporate Secretary at the address listed above, as early as March 16, 2019, but no later than April 15, 2019.

Additional Information

Our Bylaws are available under “Policies and Guidelines” in the Governance & Citizenship section of the Investor Relations page of our website at http://investors.fedex.com. Except as otherwise provided by law, the chairman of the meeting will declare out of order and disregard any nomination or other business proposed to be brought before the meeting by a stockholder that is not made in accordance with our Bylaws.

By order of the Board of Directors,

MARK R. ALLEN
Executive Vice President,
General Counsel and Secretary

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Appendix A
Companies in Director Compensation Comparison Survey Group

3M Company	The Dow Chemical Company	Nestlé S.A.
AbbVie Inc.	Energy Transfer Equity, L.P.	NIKE, Inc.
Accenture plc	Exelon Corporation	Novartis AG
Aetna Inc.	F. Hoffman-La Roche Ltd	Oracle Corporation
Alimentation Couche Tard Inc.	Facebook Inc.	PepsiCo, Inc.
Allstate Corp.	FRP Holdings, Inc.	Pfizer Inc.
Alphabet Inc.	General Dynamics Corporation	Philip Morris International Inc.
Altria Group, Inc.	George Weston Limited	Phillips 66
American Airlines Group Inc.	Gilead Sciences Inc.	The Procter & Gamble Company
American Express Co.	The Goldman Sachs Group, Inc.	Prudential Financial, Inc.
American International Group, Inc.	Great-West Lifeco Inc.	Rio Tinto plc
Anheuser-Busch InBev SA/NV	HCA Healthcare, Inc.	Rite Aid Corporation
Anthem, Inc.	Hewlett Packard Enterprise Co	Royal Bank of Canada
Archer-Daniels-Midland Company	The Home Depot, Inc.	Schlumberger Limited
Avnet, Inc.	Honeywell International Inc.	Sprint Corporation
Bank of America Corp.	HP Inc.	Sysco Corporation
Best Buy Co., Inc.	HSBC Holdings plc	Target Corporation
BHP Billiton Limited	Humana Inc.	Tech Data Corporation
The Boeing Company	Intel Corporation	Time Warner Inc.
Brookfield Asset Management Inc.	International Business	The TJX Companies, Inc.
BT Group plc	Machines Corporation	T-Mobile US, Inc.
Bunge Limited	Johnson & Johnson	The Travelers Companies, Inc.
Caterpillar Inc.	Johnson Controls International plc	Twenty-First Century Fox, Inc.
Centene Corp.	JPMorgan Chase & Co.	Tyson Foods, Inc.
Charter Communications, Inc.	Kraft Heinz Co.	Unilever N.V.
CHS Inc.	Lockheed Martin Corporation	United Continental Holdings, Inc.
Chubb Ltd	Lowe’s Companies, Inc.	United Parcel Service, Inc.
CIGNA Corp.	LyondellBasell Industries N.V.	United Technologies Corporation
Cisco Systems, Inc.	Macy’s, Inc.	Valero Energy Corporation
Citigroup Inc.	Marathon Petroleum Corporation	Vodafone Group Public
The Coca-Cola Company	Medtronic plc	Limited Company
Comcast Corporation	Merck & Co., Inc.	The Walt Disney Company
Compass Group PLC	MetLife, Inc.	Wells Fargo & Company
Deere & Company	Microsoft Corporation	World Fuel Services Corporation
Delta Air Lines, Inc.	Mondelez International, Inc.
Morgan Stanley

WWW.FEDEX.COM	A-1

Appendix B

Companies in Executive Compensation Comparison Survey Group

3M Company	General Dynamics Corporation	Phillips 66
Accenture plc	Gilead Sciences, Inc.	Pilot Travel Centers LLC
Albertsons Companies, Inc.	GlaxoSmithKline plc	Publix Super Markets, Inc.
Altria Group, Inc.	HCA Healthcare, Inc.	QUALCOMM Incorporated
América Móvil, S.A.B. de C.V.	Hitachi, Ltd.	Rio Tinto plc
Archer-Daniels-Midland Company	Honeywell International Inc.	Rite Aid Corporation
AVANGRID, Inc.	HP Inc.	Saint-Gobain Weber S.A.
Avnet, Inc.	INEOS Group Holdings S.A.	Samsung Electronics Co., Ltd.
Banco Santander, S.A.	Intel Corporation	Sanofi
Bayer AG	Inter IKEA Systems B.V.	Schlumberger Limited
Bechtel Corporation	International Business	Sears Holdings Corporation
Best Buy Co., Inc.	Machines Corporation	Seven & i Holdings Co., Ltd.
Bridgestone Corporation	Johnson & Johnson	SGS Société Générale
Bunge Limited	Kaiser Permanente	de Surveillance SA
C&S Wholesale Grocers, Inc.	Koch Industries, Inc.	Siemens AG
Caterpillar Inc.	LafargeHolcim Ltd.	Sony Corporation
Centrica plc	Lenovo Group	Sprint Corporation
CHS Inc.	LG Electronics Inc.	Sysco Corporation
Cisco Systems, Inc.	LM Ericsson Telephone Company	Talisman Energy Inc.
CNH Industrial N.V.	Lockheed Martin Corporation	Target Corporation
Comcast Corporation	L’Oréal S.A.	Tesoro Corporation
Compass Group PLC	Lowe’s Companies, Inc.	The Boeing Company
ConocoPhillips	LyondellBasell Industries N.V.	The Coca-Cola Company
Continental AG	Macy’s, Inc.	The Dow Chemical Company
Deere & Company	Marathon Petroleum Corporation	The Home Depot, Inc.
Delhaize Group	Mars, Incorporated	The TJX Companies, Inc.
Dell Inc.	McDonald’s Corporation	The Walt Disney Company
Delta Air Lines, Inc.	Medtronic Public Limited Company	thyssenkrupp AG
Deutsche Post AG	Merck & Co., Inc.	Time Warner Inc.
Dignity Health and	Microsoft Corporation	T-Mobile US, Inc.
Subordinate Corporations	Mondelez International, Inc.	Tyson Foods, Inc.
E. I. du Pont de Nemours	Monroe Energy, LLC	Unilever United States, Inc.
and Company	NIKE, Inc.	United Parcel Service, Inc.
Energy Transfer Partners, L.P.	Nissan Motor Co., Ltd.	United Technologies Corporation
Ernst & Young LLP	Novartis AG	Valero Energy Corporation
Exelon Corporation	Panasonic Corporation	Westinghouse Electric
F. Hoffman-La Roche Ltd.	PepsiCo, Inc.	Company LLC
Fujitsu Limited	Pfizer Inc.	ZF Friedrichshafen AG
Galderma S.A.	Philip Morris International Inc.

B-1	2018 PROXY STATEMENT

Appendix C

Reconciliations of Non-GAAP Measures

We report our financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

Our non-GAAP measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

See our earnings releases, which are available in the News & Events section of the Investor Relations page of our website at http://investors.fedex.com, for additional details regarding the reconciliation of GAAP and non-GAAP financial measures below.

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APPENDIX C RECONCILIATIONS OF NON-GAAP MEASURES – FISCAL 2018 RECONCILIATIONS

Fiscal 2018 Reconciliations for Fiscal 2018 AIC Plan and FY2016–FY2018 and Active LTI Plans

As described in “Executive Compensation — Compensation Discussion and Analysis,” the Board of Directors, upon the recommendation of the Compensation Committee, designed or later adjusted the fiscal 2018 AIC plan and the FY2016–FY2018, FY2017–FY2019, FY2018–FY2020 and FY2019–FY2021 LTI plans to exclude from fiscal 2018 earnings the following items (as applicable to each plan), in order to ensure that payouts under the plans more accurately reflect core financial performance in fiscal 2018: (i) the annual mark-to-market (“MTM”) retirement plans accounting and other pension adjustments; (ii) fiscal 2018 TNT Express integration expenses (including any restructuring charges at TNT Express); (iii) expenses in connection with certain pending U.S. Customs Border and Protection matters involving FedEx Trade Networks; (iv) the cost of accelerated 2018 annual pay increases for certain hourly team members to April 2018 from October 2018, following the passage of the Tax Cuts and Jobs Act of 2017 (the “TCJA”); (v) goodwill and other asset impairment charges at FedEx Supply Chain; and (vi) the provisional benefit from the remeasurement of the company’s net U.S. deferred tax liability following the passage of the TCJA. The table below presents a reconciliation of our presented fiscal 2018 non-GAAP measures to the most directly comparable GAAP measures.

FISCAL 2018

	FedEx Corporation
Dollars in millions, except EPS	Operating Income	Income Taxes(1)(2)	Net Income(2)(3)	Diluted Earnings Per Share
GAAP measure	$4,870	$(219)	$4,572	$16.79
FedEx Supply Chain goodwill and other asset impairment charges(4)	380	1	379	1.39
TNT Express integration expenses(5)	477	105	372	1.36
FedEx Trade Networks legal matters	8	2	6	0.02
MTM retirement plans accounting and other pension adjustments(6)	(10)	(1)	(9)	(0.03)
Net U.S. deferred tax liability remeasurement	—	1,150	(1,150)	(4.22)
Accelerated 2018 annual pay increases	55	11	44	0.16
Non-GAAP measure for FY16–FY18, FY17–FY19, FY18–FY20 and FY19–FY21 LTI plans and fiscal 2018 AIC plan(7)	$5,780	$1,050	$4,213	$15.47
(1)	Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction and give consideration to the effects of the TCJA on the fiscal 2018 rates.
(2)	Does not sum to total due to rounding.
(3)	Effect of “Total other (expense) income” on net income amount not shown.
(4)	Goodwill impairment charges are not deductible for income tax purposes.
(5)	These expenses, including restructuring charges at TNT Express, were recognized at FedEx Corporate and FedEx Express.
(6)	MTM retirement plans accounting adjustments reflect the year-end adjustment to the valuation of the company’s defined benefit pension and other postretirement plans. MTM retirement plans accounting and other pension adjustments include the one-time $210 million charge recognized in the fourth quarter of fiscal 2018 related to the previously announced transfer of approximately $6 billion of FedEx Corporation’s tax-qualified U.S. domestic pension plan obligations to Metropolitan Life Insurance Company.
(7)	Fiscal 2018 adjusted EPS of $15.47 is used for purposes of calculating actual aggregate EPS under the FY16–FY18, FY17–FY19 and FY18–FY20 LTI plans and is the base-year EPS for the FY19–FY21 LTI plan. Adjusted consolidated operating income of $5,780 is used for purposes of the fiscal 2018 AIC plan.

C-2	2018 PROXY STATEMENT

APPENDIX C RECONCILIATIONS OF NON-GAAP MEASURES – FISCAL 2017 RECONCILIATIONS

Fiscal 2017 Reconciliations for FY2016–FY2018, FY2017–FY2019 and FY2018–FY2020 LTI Plans

As described in “Executive Compensation — Compensation Discussion and Analysis,” the Board of Directors, upon the recommendation of the Compensation Committee, designed or later adjusted the FY2016–FY2018, FY2017–FY2019 and FY2018–FY2020 LTI plans to exclude from fiscal 2017 earnings the following items, in order to ensure that payouts under the plans more accurately reflect core financial performance in fiscal 2017: (i) the annual mark-to-market (“MTM”) retirement plans accounting adjustments; (ii) TNT Express integration expenses (including any restructuring charges at TNT Express); (iii) expenses related to the settlement of and certain expected losses relating to independent contractor litigation matters involving FedEx Ground; and (iv) charges accrued in connection with pending U.S. Customs and Border Protection matters involving FedEx Trade Networks. Additionally, the Board approved adjustments to the FY16–FY18 and FY17–FY19 LTI plans to exclude the impact in fiscal 2017 of stock repurchase activity (net of interest expense on debt issued to fund a portion of the applicable stock repurchase program). The table below presents a reconciliation of our presented fiscal 2017 non-GAAP measures to the most directly comparable GAAP measures.

FISCAL 2017

	FedEx Corporation
Dollars in millions, except EPS	Operating Income	Income Taxes(1)	Net Income(2)(3)	Diluted Earnings Per Share(3)
GAAP measure	$5,037	$1,582	$2,997	$11.07
MTM retirement plans accounting adjustments(4)	(24)	(18)	(6)	(0.02)
TNT Express integration expenses(5)	327	82	245	0.91
FedEx Trade Networks legal matters	39	15	24	0.09
FedEx Ground legal matters	22	9	13	0.05
Non-GAAP measure for FY18–FY20 LTI plan(6)	$5,401	$1,670	$3,273	$12.09
EPS impact of stock repurchases	—	—	—	(0.40)
Interest expense(7)	—	52	89	0.33
Non-GAAP measure for FY16–FY18 LTI and FY17–FY19 LTI plans(8)	$5,401	$1,722	$3,361	$12.02
(1)	Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.
(2)	Effect of “Total other (expense) income” on net income amount not shown.
(3)	Does not sum to total due to rounding.
(4)	MTM retirement plans accounting adjustments reflect the year-end adjustment to the valuation of the company’s defined benefit pension and other postretirement plans.
(5)	These expenses, including restructuring charges at TNT Express, were recognized at FedEx Corporate and FedEx Express.
(6)	Fiscal 2017 adjusted EPS of $12.09 is the base-year EPS for the FY18–FY20 LTI plan.
(7)	Represents the income tax and net income impact of $141 million of interest expense on debt issued to fund a portion of the applicable stock repurchase program.
(8)	Fiscal 2017 adjusted EPS of $12.02 (adjusted to reflect the stock repurchase impact) is used for purposes of calculating actual aggregate EPS under the FY16–FY18 and FY17–FY19 LTI plans.

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APPENDIX C RECONCILIATIONS OF NON-GAAP MEASURES – FISCAL 2016 RECONCILIATIONS

Fiscal 2016 Reconciliations for FY2016–FY2018 and FY2017–FY2019 LTI Plans

As described in “Executive Compensation — Compensation Discussion and Analysis,” the Board of Directors, upon the recommendation of the Compensation Committee, designed or later adjusted the FY2016–FY2018 and FY2017–FY2019 LTI plans to exclude from fiscal 2016 earnings the following items (as applicable to each plan), in order to ensure that payouts under the plans more accurately reflect core financial performance in fiscal 2016: (i) the annual MTM retirement plans accounting adjustments; (ii) expenses in connection with the settlement of and certain expected losses relating to independent contractor litigation matters involving FedEx Ground, net of recognized immaterial insurance recovery; (iii) expenses related to the settlement of a U.S. Customs and Border Protection matter involving FedEx Trade Networks, net of recognized immaterial insurance recovery; (iv) expenses associated with the acquisition, financing and integration of TNT Express, net of any tax impact, and TNT Express’s fiscal 2016 financial results; (v) the favorable tax impact from an internal corporate legal entity restructuring to facilitate the integration of FedEx Express and TNT Express; and (vi) the EPS impact of stock repurchase activity (net of interest expense on debt issued to fund a portion of the applicable stock repurchase program). The table below presents a reconciliation of our presented fiscal 2016 non-GAAP measures to the most directly comparable GAAP measures.

FISCAL 2016

	FedEx Corporation
Dollars in millions, except EPS	Operating Income(1)	Income Taxes(1)(2)	Net Income(3)	Diluted Earnings Per Share
GAAP measure	$3,077	$920	$1,820	$6.51
MTM retirement plans accounting adjustments(4)	1,498	552	946	3.39
TNT expenses and financial results(5)	115	6	125	0.45
Tax impact — legal entity restructuring for TNT integration	—	76	(76)	(0.27)
FedEx Ground legal matters(6)	256	97	158	0.57
FedEx Trade Networks legal matter(6)	69	26	43	0.15
Non-GAAP measure for FY17–FY19 LTI plan(7)	$5,014	$1,678	$3,016	$10.80
EPS impact of stock repurchases	—	—	—	(0.32)
Interest expense(8)	—	19	32	0.12
Non-GAAP measure for FY16–FY18 LTI plan(9)	$5,014	$1,697	$3,048	$10.60
(1)	Does not sum to total due to rounding.
(2)	Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.
(3)	Effect of “Total other (expense) income” on net income amount not shown.
(4)	MTM retirement plans accounting adjustments reflect the year-end adjustment to the valuation of the company’s defined benefit pension and other postretirement plans.
(5)	TNT Express’s financial results are immaterial from the time of acquisition (May 25, 2016).
(6)	Net of recognized immaterial insurance recovery.
(7)	Fiscal 2016 adjusted EPS of $10.80 is the base-year EPS for the FY17–FY19 LTI plan.
(8)	Represents the income tax and net income impact of $51 million of interest expense on debt issued to fund a portion of the applicable stock repurchase program.
(9)	Fiscal 2016 adjusted EPS of $10.60 (adjusted to reflect the stock repurchase impact) is used for purposes of calculating actual aggregate EPS under the FY16–FY18 LTI plan.

C-4	2018 PROXY STATEMENT

APPENDIX C RECONCILIATIONS OF NON-GAAP MEASURES – FISCAL 2015 RECONCILIATIONS

Fiscal 2015 Reconciliations for FY2016–FY2018 LTI Plan

As described in “Executive Compensation — Compensation Discussion and Analysis,” the Board of Directors, upon the recommendation of the Compensation Committee, designed or later adjusted the FY2016–FY2018 LTI plan to exclude from fiscal 2015 earnings the following items, in order to ensure that payouts under the plan more accurately reflect core financial performance in fiscal 2015: (i) the net impact of the company’s adoption of MTM accounting for its defined benefit pension and other postretirement plans, including the impact of lowering the expected return on plan assets (“EROA”) assumption from 7.75% to 6.5% in the presentation of segment results for all prior periods; (ii) aircraft impairment and related charges; and (iii) a charge to increase the legal reserve associated with the settlement of a legal matter at FedEx Ground to the amount of the settlement. The table below presents a reconciliation of our presented fiscal 2015 non-GAAP measures to the most directly comparable GAAP measures.

FISCAL 2015

	FedEx Corporation
Dollars in millions, except EPS	Operating Income	Income Taxes(1)(2)	Net Income(3)	Diluted Earnings Per Share
GAAP measure	$1,867	$577	$1,050	$3.65
Segment reporting change(4)	(266)	(98)	(168)	(0.58)
MTM retirement plans accounting adjustments(5)	2,190	808	1,382	4.81
Aircraft impairment and related charges	276	101	175	0.61
FedEx Ground legal matter	197	64	133	0.46
Non-GAAP measure	$4,264	$1,451	$2,572	$8.95
Segment elimination of pension amortization expense and recast of EROA, net	(36)	(13)	(23)	(0.08)
Non-GAAP measure for FY16–FY18 LTI plan(6)	$4,228	$1,438	$2,549	$8.87
(1)	Does not sum to total due to rounding.
(2)	Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.
(3)	Effect of “Total other (expense) income” on net income amount not shown.
(4)	Represents the adjustment in “Corporate, other and eliminations” resulting from the change in recognizing EROA for our defined benefit pension and other postretirement plans at the segment level associated with the adoption of MTM accounting.
(5)	MTM retirement plans accounting adjustments reflect the year-end adjustment to the valuation of the company’s defined benefit pension and other postretirement plans.
(6)	Fiscal 2015 adjusted EPS of $8.87 is the base-year EPS for the FY16–FY18 LTI plan.

WWW.FEDEX.COM	C-5

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m. Eastern time on September 23, 2018.
Vote by Internet
●	Go to www.investorvote.com/FEDX
●	Or scan the QR code with your smartphone
●	Follow the steps outlined on the secure website

Vote by telephone
●	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch-tone telephone
●	Follow the instructions provided by the recorded message

Annual Meeting Proxy Card/Sign and Date on Reverse Side

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	The Board of Directors recommends a vote FOR each of the listed nominees and FOR Proposals 2 and 3.
1.	Election of Directors:
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - John A. Edwardson				02 - Marvin R. Ellison				03 - Susan Patricia Griffith
	04 - John C. (“Chris”) Inglis				05 - Kimberly A. Jabal				06 - Shirley Ann Jackson
	07 - R. Brad Martin				08 - Joshua Cooper Ramo				09 - Susan C. Schwab
	10 - Frederick W. Smith				11 - David P. Steiner				12 - Paul S. Walsh
		For	Against	Abstain			For	Against	Abstain
2.	Advisory vote to approve named executive officer compensation.				3.	Ratification of independent registered public accounting firm.
B	The Board of Directors recommends a vote AGAINST Proposals 4 through 6.
		For	Against	Abstain			For	Against	Abstain
4.	Stockholder proposal regarding lobbying activity and expenditure report.				5.	Stockholder proposal regarding shareholder right to act by written consent.
6.	Stockholder proposal regarding shareholder approval of bylaw changes.

FedEx Corporation

Annual Meeting of Stockholders
Monday, September 24, 2018
8:00 a.m. local time
FedEx Express World Headquarters
Auditorium
3670 Hacks Cross Road, Building G, Memphis, TN 38125

Important information if you plan to attend the annual meeting in person

If you plan to attend the annual meeting in person, you must register in advance. The registration deadline is 11:59 p.m. Eastern time on Thursday, September 20, 2018. You may register by accessing www.investorvote.com/FEDX and following the instructions to register for the meeting and print out an admission ticket when you vote. If you do not have access to or do not vote on the Internet, you may register by contacting FedEx Investor Relations at 1-901-818-7200 or ir@fedex.com. You will need the 15-digit control number included on the reverse side of this proxy card to register.

In order to be admitted to the meeting, you must present both an admission ticket, which you will obtain when you register in advance, and a valid government-issued photo identification, such as a driver’s license or a passport.

Security measures will be in place at the meeting to help ensure the safety of attendees. Metal detectors similar to those used in airports will be located at the entrance to the meeting room, and briefcases, handbags and packages will be inspected. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the meeting. Anyone who refuses to comply with these requirements will not be admitted.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy Solicited on Behalf of the Board of Directors of FedEx Corporation for the Annual Meeting of Stockholders, September 24, 2018

The undersigned hereby constitutes and appoints Mark R. Allen and Alan B. Graf, Jr., and each of them, his or her true and lawful agents and proxies, each with full power of substitution, to represent the undersigned and to vote all of the shares of FedEx Corporation common stock of the undersigned at the Annual Meeting of Stockholders of FedEx to be held in the auditorium at the FedEx Express World Headquarters, 3670 Hacks Cross Road, Building G, Memphis, Tennessee 38125, on Monday, September 24, 2018, at 8:00 a.m. local time, and at any postponements or adjournments thereof, on Proposals 1 through 6 as specified on the reverse side hereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to stand for election) and on such other matters as may properly come before said meeting. This card also constitutes voting instructions for any shares held for the undersigned in the FedEx Corporation employee stock purchase plan or in a benefit plan of FedEx Corporation or its subsidiaries. If you wish to instruct a record holder or plan trustee on the voting of shares held in your account, your instructions must be received by September 19, 2018. If no direction is given, the plan trustee will vote the shares held in your account in the same proportion as votes received from other plan participants.

This proxy, when properly signed, dated and returned, will be voted as specified by you. If no direction is made, this proxy will be voted (and voting instructions given) FOR each of the director nominees, FOR Proposals 2 and 3, and AGAINST Proposals 4 through 6. The Board of Directors recommends that you vote FOR each of the director nominees, FOR Proposals 2 and 3, and AGAINST Proposals 4 through 6. In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the meeting or any postponements or adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Messrs. Allen and Graf cannot vote your shares unless you sign, date and return this card or vote on the Internet or by telephone.

If you vote by the Internet or telephone, please DO NOT mail back this proxy card. If you wish to attend the annual meeting in person, however, you will need to register in advance and bring the admission ticket with you that you will receive when you register.

NOTE: If you vote on the Internet, you may elect to have next year’s proxy statement and annual report to stockholders delivered to you electronically. We strongly encourage you to enroll in electronic delivery. It is a cost-effective way for us to send you proxy materials and annual reports.

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Mark this box if you would like your name to be disclosed with your vote and comments, if any.

D	Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below.
The signer hereby revokes all proxies previously given by the signer to vote at said meeting or at any postponements or adjournments thereof.
NOTE: Please sign exactly as name appears on this card. Joint owners should each sign. When signing as attorney, officer, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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